Exhibit 99.8

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.:	02-88564
	)		02-88568
	)		02-88570
Debtors.	)		02-88572
	)		02-88573
)
)

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF DEBTORS
CHARTWELL DIVERSIFIED SERVICES, INC., CHARTWELL CARE GIVERS, INC.,
AND CHARTWELL COMMUNITY SERVICES, INC. DATED MARCH 26, 2004

Pursuant to section 1121 of the Bankruptcy Code, Chartwell Diversified Services, Inc., a Delaware corporation, Chartwell Care Givers, Inc., a Delaware corporation, and Chartwell Community Services, Inc., a Texas corporation, (collectively, the “Debtors”), propose this Joint Plan of Reorganization:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

A.                                   Specific Definitions.  A capitalized term used but not defined in this Plan that is also used in the Bankruptcy Code shall have the meaning ascribed to that term in the Bankruptcy Code.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.                                       “Additional Amount “ means the amount, up to a maximum of $550,000, by which the total of the cash, notes and/or securities (but excluding the proceeds of any causes of action which belong to Med) provided to unsecured creditors under Med’s bankruptcy plan and the TLC Debtors’ bankruptcy plan(s) exceeds $1.8 million.

2.                                       “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(l) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtors and the Estates under 28 U.S.C. § 1930.

3.                                       “Administrative Claims Fund “ means a fund established by the Reorganized Debtors, Med, Trestle, and Resource Pharmacy on the Effective Date for the purpose of making distributions to: (a) holders of Allowed Administrative Claims required to be made pursuant to section II.A of the Plan; (b) holders of Allowed Administrative Claims in the bankruptcy cases of Med, Trestle, and Resource Pharmacy; and (c) the Allowed Claims of Sun Capital.  To the extent that funds remain in the Administrative Claims Fund after payment of the Allowed Administrative Claims of Med, CDSI, CCG, and CCS, and the Allowed Claims of Sun Capital, such funds shall be transferred to the Med Creditors’ Trust (as defined in the Med Plan) to be used to pay Allowed Claims against Med in Class 10A as provided in the Med Plan.  The sources of funds in the Administrative Claims Fund shall be transfers pursuant to the Resource Pharmacy Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened by the Debtors or Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

4.                                       “AIG” means American Home Assurance Company, National Union Fire

Insurance Company of Pittsburg, P.A., Insurance Company of the State of Pennsylvania, American International Specialty Lines Insurance Company, and other entities related to American International Group, Inc.

5.                                       “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

6.                                       “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtors pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B, V.E.8, and V.I of the Plan; or (c) which has otherwise been allowed by a Final Order.

7.                                       “Allowed Convenience Class Claim” means all or that portion of a Convenience Class Claim which is an Allowed Claim.

8.             “Allowed Personal Injury Claim” means all or that portion of a Personal Injury Claim which is an Allowed Claim.

9.             “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

10.                                 “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

11.                                 “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

12.                                 “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

13.                                 “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

14.                                 “Bank” means Private Investment Bank Limited.

15.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

16.                                 “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

17.                                 “Cases” means, collectively, the chapter 11 cases under the Code commenced by the Debtors on the Petition Date.

18.                                 “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

19.                                 “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

20.                                 “CCG Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class B-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CCG Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

21.                                 “CCG Creditors’ Trust Agreement” means that certain “CCG Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “1.”

22.                                 “CCG Creditors’ Trust Trustee” shall mean the Trustee of the CCG Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

23.                                 “CCG Insider Avoidance Actions” means any and all causes of action brought under sections 544 through 551, inclusive, of the Code, which may be asserted against any Insiders (as defined in section 101(31) of the Code) or Affiliates (as defined in section 101(2) of the Code) of CCG.

24.                                 “CCG Note” means the promissory note in the amount of $1.8 million to be issued by the Reorganized Debtors as of the Effective Date which is made payable to the CCG Creditors’ Trust solely for the benefit of Creditors in Class B-4 holding Allowed Unsecured Claims against CCG.  The CCG Note, the CDSI Note, and the CCS Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.  The CCG Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two- year amortization.  The CCG Note shall become due one year following the Effective Date.  The principal amount of the CCG Note will be increased by the Additional Amount, which Additional Amount shall be due and payable one year from the Effective Date (the Additional Amount shall not affect the calculation of quarterly payments otherwise due on the CCG Note).

25.                                 “CCG Recovery Rights” means any and all causes of action held by CCG and its Estate to subordinate Claims under section 510 of the Code, and causes of action held by

CCG and its Estate brought under sections 544 through 551, inclusive, of the Code, except for the CCG Insider Avoidance Actions.

26.                                 “CCS” means Chartwell Community Services, Inc., a Texas corporation.

27.                                 “CCS Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class C-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CCS Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

28.                                 “CCS Creditors’ Trust Agreement “ means that certain “CCS Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

29.                                 “CCS Creditors’ Trust Trustee” shall mean the Trustee of the CCS Creditors’ Trust consisting of one (1) Entity to be designated by the Debtors on or before the Effective Date.

30.                                 “CCS Note” means the promissory note in the amount of $350,000 to be issued by the Reorganized Debtors as of the Effective Date, which is made payable to the CCS Creditors’ Trust solely for the benefit of Creditors in Class C-4 holding Allowed Unsecured Claims against CCS.  The CCS Note, the CDSI Note, and the CCG Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter- Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.  The CCS Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CCS Note shall become due one year following the Effective Date.

31.                                 “CDSA” means CDS Acquisition, Inc., a Delaware corporation.

32.                                 “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

33.                                 “CDSI Creditors’ Trust” means that trust established in accordance with section V.E hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class A-4 in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the CDSI Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

34.                                 “CDSI Creditors’ Trust Agreement “ means that certain “CDSI Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “2”

35.                                 “CDSI Creditors’ Trust Trustee” shall mean the Trustee of the CDSI Creditors’ Trust consisting of one (1) Entity to be designated by the Debtors on or before the Effective Date.

36.                                 “CDSI Note” means the promissory note in the amount of $250,000 to be issued by the Reorganized Debtors as of the Effective Date, which is made payable to the CDSI Creditors’ Trust solely for the benefit of Creditors in Class A-4 holding Allowed Unsecured Claims against CDSI.  The CDSI Note, the CCG Note, and the CCS Note, jointly, shall be secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter- Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15 million.  The CDSI Note shall be payable in equal quarterly payments with simple interest at a rate of 6% per annum, and payable pursuant to a two-year amortization.  The CDSI Note shall become due one year following the Effective Date.

37.                                 “CHT” means Chartwell Home Therapies, L.P., a Massachusetts limited partnership.

38.                                 “CHT Administrative Claims” means the Administrative Claims of CHT asserted against the Debtors pursuant to that certain Proceeds Distribution Agreement dated June 6, 2003.

39.                                 “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated,

unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

40.                                 “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

41.                                 “CMS” means the Division of Financial Management, Centers for Medicare and Medicaid Services, United States Department of Health and Human Services.

42.                                 “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

43.                                 “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in CCG’s Case, as it may be constituted from time to time.

44.                                 “Confirmation Date” means the date of entry of the Confirmation Order.

45.                                 “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

46.                                 “Convenience Class Claim” means any Unsecured Claim that is asserted against the Debtors in an amount that is less than $100, or any Unsecured Claim the holder of which has agreed to accept $100 or less in full satisfaction of such Claim.

47.                                 “Court” means the United States Bankruptcy Court for the Eastern District of New York.

48.                                 “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

49.                                 “Creditors’ Trusts” means, collectively, the CDSI Creditors’ Trust, the CCG Creditors’ Trust, and the CCS Creditors’ Trust.

50.                                 “Creditors’ Trust Agreements” means, collectively, the CDSI Creditors’ Trust Agreement, the CCG Creditors’ Trust Agreement, and the CCS Creditors’ Trust Agreement.

51.                                 “Creditors’ Trust Trustees” means, collectively, the CDSI Creditors’ Trust Trustee, the CCG Creditors’ Trust Trustee, and the CCS Creditors’ Trust Trustee.

52.                                 “Debtors” means, collectively, CDSI, CCG, and CCS, whether as debtor or as debtor-in-possession.

53.                                 “Disclosure Statement” means the “Disclosure Statement Regarding the First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

54.                                 “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

55.                                 “Effective Date” means the later of: (a) the eleventh (11th) day after the Confirmation Date if it is a Business Day, or if it is not a Business Day, the first Business Day thereafter; and (b) the first Business Day on which the Confirmation Order becomes a Final Order.  This Plan will not become effective with respect to CCG and CDSI, and no distributions to holders of Allowed Claims against CCG or CDSI will be made, unless and until the conditions described in Article IX of this Plan occurs.

56.                                 “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

57.                                 “Estate” or “Estates” means the estate(s) created by section 541(a) of the Code upon the Petition Date.

58.                                 “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

59.                                 “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

60.                                 “Insurance Policy” means any insurance policy held by the Debtors.

61.                                 “Interest” means: (a) the common or preferred stock or any ownership rights in the common or preferred stock of any Debtor; and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of any Debtor.

62.                                 “Interest Holder” means the holder of an Interest.

63.                                 “Inter-Trust Creditor Agreement” means that certain “Inter-Trust Creditor Agreement,” a true and correct copy of which is attached hereto as Exhibit “6.”

64.                                 “Litigation Trust” means that trust established in accordance with section V.F hereof, and which, after the Effective Date, will hold and prosecute certain claims for the benefit of the Bank in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

65.                                 “Litigation Trust Agreement” means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “4.”

66.                                 “Litigation Trust Claims” means: (a) any claims and causes of action of the Debtors against the Insiders (as defined in section 101(31) of the Code) of Med; (b) the CCG Insider Avoidance Actions; (c) the Other Recovery Rights; and (d) the Transferred Claims.

67.                                 “Litigation Trust Trustee” shall mean the Trustee of the Litigation Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

68.                                 “Med Plan” means the “First Amended Plan of Liquidation of Debtor Diversified, Inc. Dated March 26, 2004” filed in Med’s bankruptcy case which is pending in this Court.

69.                                 “Med” means Med Diversified, Inc., a Nevada corporation.

70.                                 “NCFE Entities” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, NPF Capital, TegCo Investments LLC, TEGRx, Inc., Home Medical of America, Nations Healthcare, Inc., Infusion Management Systems, Lance Poulsen, Rebecca Parrett, Hal Pote, Don Ayers, JP Morgan Chase, and Bank One, and any of their affiliates, subsidiaries, shareholders, officers, and directors.

71.                                 “NCFE Released Parties” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

72.                                 “Net Recoveries” means the Cash actually received by the CCG Creditors’ Trust on account of the CCG Recovery Rights, less the costs of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such CCG Recovery Rights.

73.                                 “New CDSI Common Stock” means all shares of common stock, par $0.001 per share, of CDSI on or after the Effective Date, which may be issued in accordance with section V.B of the Plan.

74.                                 “Other Recovery Rights” means any and all causes of action to subordinate Claims under section 510 of the Code, and causes of action brought under sections 544 through 551, inclusive, of the Code, except for the CCG Recovery Rights.

75.                                 “Personal Injury Claims” means any Claim for death or personal injury, including all related Claims for damages, consequential damages, punitive damages, and attorneys’ fees and costs.

76.                                 “Petition Date” means November 27, 2002.

77.                                 “Plan” means this “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

78.                                 “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim, which, if allowed, would be entitled to priority under section 507(a) of the Code.

79.                                 “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

80.                                 “Professionals” means those Entities (a) employed in the Cases under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtors or the Estates.

81.                                 “Related Debtors” means, collectively, the Debtors, Med, Trestle, and Resource Pharmacy.

82.                                 “Reorganized Debtors” means, collectively, CDSI, CCG, and CCS, on and after the Effective Date.

83.                                 “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

84.                                 “Resource Plan” means the “First Amended Plan of Liquidation of Resource Pharmacy, Inc. Dated March 26, 2004” filed in Resource Pharmacy’s bankruptcy case which is pending in this Court.

85.                                 “Secured Claim” means a Claim secured by a lien on any property of any of the Estates, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

86.                                 “Subordinated Claim” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the subordination of a Claim is inappropriate, such Claim shall be treated as an Unsecured Claim in Class A-4, B-4, or C-4, as applicable.

87.                                 “Sun Capital” means Sun Capital Health Care, Inc.

88.                                 “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

89.                                 “TLC Debtors” means Tender Loving Care Health Care Services, Inc., a Delaware corporation; T.L.C. Home Health Care, Inc., a Florida corporation; Albert Gallatin Home Care, Inc., a Delaware corporation; Staff Builders, Inc., a New York corporation; Staff Builders International, Inc., a New York corporation; Careco, Inc., a Massachusetts corporation; Tender Loving Care Home Care Services, Inc., a New York corporation; T.L.C. Midwest, Inc., a Delaware corporation; U.S. Ethicare Corp., a Delaware corporation; T.L.C. Medicare Services of Dade, Inc., a Florida corporation; T.L.C. Medicare Services of Broward, Inc., a Florida corporation; U.S. Ethicare Chautauqua Corp., a New York corporation; Ethicare Certified Services, Inc., a New York corporation; U.S. Ethicare Erie Corp., a New York corporation; U.S. Ethicare Niagara Corp., a New York corporation; S.B.H.F., Inc., a New York corporation; Staff Builders Services, Inc., a New York corporation; Staff Builders Home Health Care, Inc., a Delaware corporation; St. Lucie Home Health Agency, Inc., a Florida corporation; and A Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

90.                                 “Transferred Claims” means those claims and causes of action that are transferred to the Litigation Trust pursuant to the terms of the Trestle Plan, the Resource Plan, and the Med Plan.

91.                                 “Trestle” means Trestle Corporation, a Delaware corporation.

92.                                 “Trestle Plan” means the “First Amended Plan of Liquidation of Trestle Corporation Dated March 26, 2004” filed in Trestle’s bankruptcy case which is pending in this Court.

93.                                 “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan and the Creditors’ Trust Agreements which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property that have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property. 94. “Unsecured Claim” means a Claim that is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.                                     Interpretation, Rules of Construction, and Computation of Time

1.                                       Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.                                       Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.                                       The words “herein, “ “hereof, “ “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.                                       Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

5.                                       Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.                                       Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.                                       Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.                                       The rules of construction set forth in section 102 of the Code shall apply to the Plan.

9.                                       In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.                                 All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.                                 The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

12.                                 Unless otherwise specified in the Plan, whenever a distribution of property must be made, or an act required on a particular date, the distribution or act shall occur on such date, or as soon as practicable thereafter.

ARTICLE II

PAYMENT OF ADMINISTRATIVE EXPENSES

AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.                                   Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable, will pay to each Creditor holding an Allowed Administrative Claim (other than the CHT Administrative Claims), unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors (other than the CHT Administrative Claims) shall be paid in full and performed by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtors’ Cash and the Administrative Claims Fund.

The CHT Administrative Claims, in which the Bank holds a first priority security interest, shall be deemed satisfied through the treatment of the Bank’s Claims and the NCFE Released Parties’ Claims (which have been assigned to the Bank) under the Plan, and the CHT Administrative Claims shall be canceled as of the Effective Date.

B.                                     Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtors and the Reorganized Debtors shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estates, the Administrative Claims Funds, the Reorganized Debtors, the Creditors’ Trusts, the Litigation Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors or the Reorganized Debtors, as administrators of the Administrative Claims Fund, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Confirmation Date shall be asserted against the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust, as applicable, and shall not be dealt with under this Plan.

C.                                     Allowed Tax Claims.  Unless the holder of such a Claim agrees otherwise, the Reorganized Debtors shall pay each holder of an Allowed Tax Claim against the Estates deferred Cash payments of a value, as of the Effective Date, equal to such Allowed Tax Claim.  The Reorganized Debtors shall pay interest on Allowed Tax Claims at the rate set forth in 26 U.S.C. § 6621 existing on the Confirmation Date (estimated to be 4.6% per annum).  Such deferred Cash payments shall fully amortize each Allowed Tax Claim, with interest, over a period not to exceed six (6) years from the date of assessment of such Allowed Tax Claim.  Interest shall begin to accrue on the outstanding amount of each such Claim as of the Effective Date and shall continue until each such Claim is paid in full.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

A.                                   Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtors and with respect to all property of the Debtors and the Estates, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtors, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Unless specifically designated as an obligation of a particular Debtor or a particular Reorganized Debtor, obligations created under this Plan shall be joint and several obligations of all of the Reorganized Debtors.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

B.                                     Classification.  Allowed Claims and Interests are divided into the following Classes.  Claims against CDSI and Interests in CDSI are included in Classes labeled beginning with the letter “A”; Claims against CCG and Interests in CCG are included in Classes labeled beginning with the letter “B”; and Claims against CCS and Interests in CCS are included in Classes labeled beginning with the letter “C”.

CDSI Claims and Interests

1.                           Class A-1.1 Claims (Secured Claims of the Bank).  Class A-1.1 consists of the Allowed Secured Claims of the Bank against CDSI.

2.                           Class A-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class A-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CDSI.

3.                           Class A-1.3 Claims (Secured Claims of AIG).  Class A-1.3 consists of the Allowed Secured Claims of AIG against CDSI.

4.                           Class A-1.4 Claims (Secured Claims of Sun Capital).  Class A-1.4 consists of the Allowed Secured Claims of Sun Capital against CDSI.

5.                           Class A-1.5 Claims (Other Secured Claims).  Class A-1.5 consists of all Secured Claims against CDSI other than Claims in Classes A-1.1 through A-1.4.  Each holder of an Allowed Secured Claim against CDSI shall be deemed to be a separate sub-class of Class A-1.5.

6.                           Class A-2 Claims (Priority Claims).  Class A-2 consists of all Allowed Priority Claims against CDSI.  Class A-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

7.                           Class A-3 Claims (Unsecured Personal Injury Claims).  Class A-3 consists of all Allowed Personal Injury Claims against CDSI.

8.                           Class A-4 Claims (Other Unsecured Claims).  Class A-4 consists of all Allowed Claims against CDSI (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Personal Injury Claims, (d) Convenience Class Claims, and (e) Claims included within any other Class designated in the Plan.  Class A-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CDSI for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

9.                           Class A-5 Claims (Unsecured Convenience Class Claims).  Class A-5 consists of all Allowed Convenience Class Claims against CDSI.

10.                     Class A-6 Claims (Subordinated Claims).  Class A-6 consists of all Allowed Subordinated Claims against CDSI.

11.                     Class A-7 Claims (Inter-Debtor Claims).  Class A-7 consists of all Allowed Claims of any Related Debtor (other than CDSI) against CDSI.

12.                     Class A-8 Interests.  Class 8 consists of all Interests in CDSI.

CCG Claims and Interests

13.                     Class B-1.1 Claims (Secured Claims of the Bank).  Class B-1.1 consists of the Allowed Secured Claims of the Bank against CCG.

14.                     Class B-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class B-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CCG.

15.                     Class B-1.3 Claims (Secured Claims of CMS).  Class B-1.3 consists of the Allowed Secured Claims of CMS against CCG.

16.                     Class B-1.4 Claims (Secured Claims of Sun Capital).  Class B-1.4 consists of the Allowed Secured Claims of Sun Capital against CDSI.

17.                     Class B-1.5 Claims (Other Secured Claims).  Class B-1.5 consists of all Secured Claims against CCG other than Claims in Classes B-1.1 through B-1.4.  Each holder of an Allowed Secured Claim against CCG shall be deemed to be a separate sub-class of Class B-1.5.

18.                     Class B-2 Claims (Priority Claims).  Class B-2 consists of all Allowed Priority Claims against CCG.  Class B-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

19.                     Class B-3 Claims (Unsecured Personal Injury Claims).  Class B-3 consists of all Allowed Personal Injury Claims against CCG.

20.                                 Class B-4 Claims (Other Unsecured Claims).  Class B-4 consists of all Allowed Claims against CCG (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Personal Injury Claims, (d) Convenience Class Claims, and (e) Claims included within any other Class designated in the Plan.  Class B-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CCG for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

21.                                 Class B-5 Claims (Unsecured Convenience Class Claims).  Class B-5 consists of all Allowed Convenience Class Claims against CCG.

22.                                 Class B-6 Claims (Subordinated Claims).  Class B-6 consists of all Allowed Subordinated Claims against CCG.

23.                                 Class B-7 Claims (Inter-Debtor Claims).  Class B-7 consists of all Allowed Claims of any Related Debtor (other than CCG) against CCG.

24.                                 Class B-8 Interests.  Class 8 consists of all Interests in CCG.

CCS Claims and Interests

25.                                 Class C-1.1 Claims (Secured Claims of the Bank).  Class C-1.1 consists of the Allowed Secured Claims of the Bank against CCS.

26.                                 Class C-1.2 Claims (Secured Claims of the NCFE Released Parties).  Class C-1.2 consists of the Allowed Secured Claims of the NCFE Released Parties against CCS.

27.                                 Class C-1.3 Claims (Secured Claims of Carrollton-Farmers Branch Independent School District).  Class C-1.3 consists of the Allowed Secured Claims of Carrollton-Farmers Branch Independent School District against CCS.

28.                                 Class C-1.4 Claims (Secured Claims of Weingarten Realty Investors).  Class C-1.4 consists of the Allowed Secured Claims of Weingarten Realty Investors against CCS.

29.                                 Class C-1.5 Claims (Secured Claims of Low/Fifty Construction).  Class C-1.5 consists of the Allowed Secured Claims of Low/Fifty Construction against CCS.

30.                                 Class C-1.6 Claims (Secured Claims of Sun Capital).  Class C-1.6 consists of the Allowed Secured Claims of Sun Capital against CDSI.

31.                                 Class C-1.7 Claims (Other Secured Claims).  Class C-1.7 consists of all Secured Claims against CCS other than Claims in Classes C-1.1 through C-1.6.  Each holder of an Allowed Secured Claim against CCS shall be deemed to be a separate sub-class of Class C-1.7.

32.                                 Class C-2 Claims (Priority Claims).  Class C-2 consists of all Allowed Priority Claims against CCS.  Class B-2 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

33.                                 Class C-3 Claims (Unsecured Personal Injury Claims).  Class C-3 consists of all Allowed Personal Injury Claims against CCS.

34.                                 Class C-4 Claims (Other Unsecured Claims).  Class C-4 consists of all Allowed Claims against CCS (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims, (c) Personal Injury Claims, (d) Convenience Class Claims, and (e) Claims included within any other Class designated in the Plan.  Class C-4 shall be deemed to include those Creditor(s) holding an alleged Secured Claim against CCS for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

35.                                 Class C-5 Claims (Unsecured Convenience Class Claims).  Class C-5 consists of all Allowed Convenience Class Claims against CCS.

36.                                 Class C-6 Claims (Subordinated Claims).  Class C-6 consists of all Allowed Subordinated Claims against CCS.

37.                                 Class C-7 Claims (Inter-Debtor Claims).  Class C-7 consists of all Allowed Claims of any Related Debtor (other than CCS) against CCS.

38.                                 Class C-8 Interests.  Class 8 consists of all Interests in CCS.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Treatment of CSDI Claims and Interests

A.                                   Class A-1.1 Claims of the Bank

Class A-1.1 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan, then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan).

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

B.                                     Class A-1.2 Claims of the NCFE Related Parties

Class A-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, if the Med Plan is confirmed providing that CDSA will receive 100% of the stock in CDSI on the effective date of the Med Plan (pursuant to which the Bank will receive stock and securities representing substantially all of the value of CDSA on the effective date of the Med Plan), then on the Effective Date, all existing stock of CDSI shall be deemed canceled, except for any shares of common stock owned by Med.  Accordingly, the

Bank will indirectly receive the benefit of the preserved CDSI common stock through its claims against Med and treatment under the Med Plan.

In addition to the treatment provided above, the Bank will receive any net proceeds obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.  The Bank also will indirectly receive the value of the existing common stock of CCG and CCS that is owned by CDSI, which will be preserved under the Plan.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class A-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

C.                                     Class A-1.3 Claims of AIG

Class A-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.3 by one of the following treatments: (x) the surrender to the holder of the

Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

D.                                    Class A-1.4 Claims of Sun Capital

Class A-1.4 is unimpaired.  To the extent that the Allowed Class A-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class A-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

E.                                      Class A-1.5 Claims of Other Secured Creditors

Class A-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class A-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class A-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class A-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class A-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class A-4.

F.                                      Class A-2 Priority Claims

Class A-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class A-2 the principal amount of such Allowed Claim, without interest.

G.                                     Class A-3 Unsecured Personal Injury Claims

Class A-3 is impaired.  Holders of Claims in Class A-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class A-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

H.            Class A-4 Other Unsecured Claims

Class A-4 is impaired.  The holders of Allowed Claims in Class A-4 shall receive periodic payments from the CDSI Creditors’ Trust, as and when determined by the CDSI Creditors’ Trust Trustee in accordance with and as provided by the CDSI Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class A-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class A-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class A-4 by the CDSI Creditors’ Trust.

The payments to be made to the CDSI Creditors’ Trust by the Reorganized Debtors pursuant to the CDSI Note shall be the sole source of distributions to holders of Allowed Claims in Class A-4.

Any Claims of the Bank or the NCFE Released Parties in Class A-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes A-1.1 and A-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class A-4 Claims.

I.                                         Class A-5 Unsecured Convenience Class Claims

Class A-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class A-5 the principal amount of such Allowed Claim, without interest.

J.                                        Class A-6 Subordinated Claims

Class A-6 is impaired.  Holders of Allowed Subordinated Claims in Class A-6 will receive no distribution under the Plan on account of such Claims.

K.                                    Class A-7 Inter-Debtor Claims

Class A-7 is impaired.  Holders of Allowed Claims in Class A-7 will receive no distribution under the Plan on account of such Claims.

L.             Class A-8 Interests

Class A-8 is impaired.  If the Med Plan is confirmed providing that CDSA will receive 100% of the stock of CDSI on the effective date of the Med Plan, then the Class A-8 Interests in CDSI, except for those interests owned by Med, shall be deemed canceled on the Effective Date without payment of monies or other consideration on account of such Interests.

Treatment of CCG Claims and Interests

M.                                 Class B-1.1 Claims of the Bank

Class B-1.1 is impaired.  On the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.1.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.1, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights, provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Once the CCG Note has been repaid, the Bank’s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes.  Once the CCG Note, the CDSI Note, and the CCS Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

N.            Class B-1.2 Claims of the NCFE Released Parties

Class B-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, on the Effective Date, all existing stock of CCG shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCG common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class B-1.2.  Also in satisfaction of the Bank’s Allowed Claims in Class B-1.2, the Bank shall receive the right to 25% of any Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights

(this is the same 25% interest in the CCG Recovery Rights provided on account of the Bank’s Class B-1.1 Claims), provided, however, that any Net Recoveries payable to the Bank under this provision shall be first applied to any amounts due under the CCG Note until the CCG Note is paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Once the CCG Note has been repaid, the Bank ‘s 25% share of the Net Recoveries shall be applied to repay any amounts due under the CDSI Note and the CCS Note until such notes are paid in full (such amounts shall be deemed to have been paid by the Reorganized Debtors).  Any payments made on the CDSI Note and the CCS Note shall be allocated among such notes Pro Rata, based on the outstanding balances of the notes.  Once the CCG Note, the CDSI Note, and the CCS Note Note have been repaid, the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights shall be paid to the Bank within 30 days of their receipt by the CCG Creditors’ Trust.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from the Bank’s 25% share of the Net Recoveries from the CCG Recovery Rights, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class B-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

O.                                    Class B-1.3 Claims of CMS

Class B-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

P.                                      Class B-1.4 Claims of Sun Capital

Class B-1.4 is unimpaired.  To the extent that the Allowed Class B-1.4 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class B-1.4 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

Q.                                    Class B-1.5 Claims of Other Secured Creditors

Class B-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class B-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class B-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty

(60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class B-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class B-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class B-4.

R.                                     Class B-2 Priority Claims

Class B-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class B-2 the principal amount of such Allowed Claim, without interest.

S.                                      Class B-3 Unsecured Personal Injury Claims

Class B-3 is impaired.  Holders of Claims in Class B-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class B-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

T.                                     Class B-4 Other Unsecured Claims

Class B-4 is impaired.  The holders of Allowed Claims in Class B-4 shall receive periodic payments from the CCG Creditors’ Trust, as and when determined by the CCG Creditors’ Trust Trustee in accordance with and as provided by the CCG Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class B-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class B-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class B-4 by the CCG Creditors’ Trust.

The claims and causes of action transferred to the CCG Creditors’ Trust pursuant to section V.E.2 of the Plan, and the payments to be made to the CCG Creditors’ Trust by the Reorganized Debtors pursuant to the CCG Note, shall be the sole sources of distributions to holders of Allowed Claims in Class B-4.  The assets transferred to, and payments collected by, the CCG Creditors’ Trust, net of the costs of administering the CCG Creditors’ Trust in accordance with section V.E.7 of the Plan and the CCG Creditors’ Trust Agreement, shall be shared Pro Rata as set forth in this paragraph.

Any Claims of the Bank or the NCFE Released Parties in Class B-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes B-1.1 and B-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class B-4 Claims.

U.                                    Class B-5 Unsecured Convenience Class Claims

Class B-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class B-5 the principal amount of such Allowed Claim, without interest.

V.            Class B-6 Subordinated Claims

Class B-6 is impaired.  Holders of Allowed Subordinated Claims in Class B-6 will receive no distribution under the Plan on account of such Claims.

W.                                Class B-7 Inter-Debtor Claims

Class B-7 is impaired.  Holders of Allowed Claims in Class B-7 will receive no distribution under the Plan on account of such Claims.

X.            Class B-8 Interests

Class B-8 is impaired.  The Class B-8 Interests in CCG, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class B-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

Treatment of CCS Claims and Interests

Y.        Class C-1.1 Claims of the Bank

Class C-1.1 is impaired.  On the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.1.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.1, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

Z.                         Class C-1.2 Claims of the NCFE Released Parties

Class C-1.2 is impaired.  The Claims of the NCFE Released Parties have been assigned to the Bank.  As a result, on the Effective Date, all existing stock of CCS shall be deemed canceled, except for any shares of common stock owned by CDSI.  Accordingly, the Bank will indirectly receive the benefit of the preserved CCS common stock through its indirect ownership of the Interests in CDSI in satisfaction of its Allowed Claims in Class C-1.2.  In addition, the Bank will receive any net recoveries obtained by the Litigation Trust on account of the Litigation Trust Claims, after the CCG Note, the CDSI Note, and the CCS Note have been repaid.

The Bank shall not receive any other distribution of money or property on account of its Allowed Claims in Class C-1.2, and any such Claims shall be deemed canceled as of the Effective Date.  The Bank shall be deemed to have relinquished and reconveyed any and all liens or other security interests in any property of any of the Estates as of the Effective Date.  The Confirmation Order shall be deemed to constitute a reconveyance of any lien or security interest of the Bank in property of the Estates, and may be recorded or filed with any appropriate Entity or Entities to effect such reconveyance.

AA.             Class C-1.3 Claims of Carrollton-Farmers Branch Independent School District

Class C-1.3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.3 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.3 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

BB.                 Class C-1.4 Claims of Weingarten Realty Investors

Class C-1.4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.4 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.4 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

CC.                 Class C-1.5 Claims of Low/Fifty Construction

Class C-1.5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.5 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty

(60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured Claim in Class C-1.5 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

DD.               Class C-1.6 Claims of Sun Capital

Class C-1.6 is unimpaired.  To the extent that the Allowed Class C-1.6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class C-1.6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtors or Reorganized Debtors.

EE.                   Class C-1.7 Claims of Other Secured Creditors

Class C-1.7 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class C-1.7 agrees to a different treatment, each holder of an Allowed Secured Claim in Class C-1.7 shall, at the sole election of the Debtors or the Reorganized Debtors, as applicable (made no later than thirty (30) days after the Effective Date), receive one of the following treatments: (i) the Allowed Secured Claim shall be cured and reinstated pursuant to section 1124(2) of the Code, and the Reorganized Debtors shall fund all amounts, and take all action otherwise necessary, to reinstate such Allowed Secured Claim; (ii) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; or (iii) payment of the Allowed Secured Claim by the Reorganized Debtors in sixty (60) equal monthly installments with simple interest at a fixed market rate of interest to be determined by the Court as of the Effective Date.  Notwithstanding the foregoing, alternatively, the Debtors or Reorganized Debtors, as applicable, may elect to satisfy an Allowed Secured

Claim in Class C-1.7 by one of the following treatments: (x) the surrender to the holder of the Allowed Secured Claim of such property of the Estates as may be security and collateral therefor, or (y) the payment in Cash of the amount of such Allowed Secured Claim as set forth in the Confirmation Order or other Final Order.

To the extent that a Creditor in Class C-1.7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class C-4.

FF.                   Class C-2 Priority Claims

Class C-2 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class C-2 the principal amount of such Allowed Claim, without interest.

GG.                 Class C-3 Unsecured Personal Injury Claims

Class C-3 is impaired.  Holders of Claims in Class C-3 shall not receive any distribution under the Plan.  However, the holders of Claims in Class C-3 may continue to prosecute claims against the Debtors in name only, and shall be limited to enforcing any judgment obtained against the Debtors in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtors intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy, and may not enforce such judgment against the Debtors, the Reorganized Debtors, the Creditors’ Trusts, or the Litigation Trust.

HH.               Class C-4 Other Unsecured Claims

Class C-4 is impaired.  The holders of Allowed Claims in Class C-4 shall receive periodic payments from the CCS Creditors’ Trust, as and when determined by the CCS Creditors’ Trust Trustee in accordance with and as provided by the CCS Creditors’ Trust Agreement.  Each holder of an Allowed Claim in Class C-4 shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class C-4, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class C-4 by the CCS Creditors’ Trust.

The payments to be made to the CCS Creditors’ Trust by the Reorganized Debtors pursuant to the CCS Note shall be the sole source of distributions to holders of Allowed Claims in Class C-4.

Any Claims of the Bank or the NCFE Released Parties in Class C-4 shall be deemed satisfied by the treatment provided to the Bank on account of Claims in Classes C-1.1 and C-1.2.  Neither the Bank nor the NCFE Released Parties (or their assignees) shall receive any other distributions on account of their Class C-4 Claims.

II.                         Class C-5 Unsecured Convenience Class Claims

Class C-5 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Reorganized Debtors shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class C-5 the principal amount of such Allowed Claim, without interest.

JJ.                       Class C-6 Subordinated Claims

Class C-6 is impaired.  Holders of Allowed Subordinated Claims in Class C-6 will receive no distribution under the Plan on account of such Claims.

KK.               Class C-7 Inter-Debtor Claims

Class C-7 is impaired.  Holders of Allowed Claims in Class C-7 will receive no distribution under the Plan on account of such Claims.

LL.                   Class C-8 Interests

Class C-8 is impaired.  The Class C-8 Interests in CCS, except for those Interests owned by CDSI, shall be deemed canceled on the Effective Date without the payment of any monies or other consideration on account of such Interests.  Holders of Class C-8 Interests, other than CDSI, will not receive any distribution under the Plan on account of such Interests.

ARTICLE V

IMPLEMENTATION OF THE PLAN AND

EXECUTION OF ITS TERMS

A.        Implementation of the Plan

The Debtors propose to implement and consummate the Plan through the means contemplated by sections 1123(a)(5)(A), (B), (D), (E) and (J), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5), 1145(a), and all other applicable sections of the Code.

B.                                    Transfer of Right to Net Recoveries

On the Effective Date, or as soon thereafter as practicable, the right to receive 25% of the Net Recoveries obtained by the CCG Creditors’ Trust from the CCG Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Bank on account of the Bank’s Class B-1.1 and B-1.2 Claims, subject to the provisions regarding payment of such portion of the Net Recoveries set forth in Sections IV.M and IV.N hereof.

C.            The Reorganized Debtors

On the Effective Date, except for those assets and causes of action transferred to the Bank, the Creditors’ Trusts and the Litigation Trust pursuant to sections V.B, V.E.2 and V.F.2 of the Plan, title to all assets, properties, and business operations of the Debtors and of the Estates shall revest in each respective Reorganized Debtor, and thereafter, the Reorganized Debtors shall own and retain such assets free and clear of all liens and Claims, except as expressly provided in the Plan.  From and after the Effective Date, except as otherwise described in this Plan, the Reorganized Debtors shall own and operate such assets without further supervision by or jurisdiction of this Court.  From and after the Effective Date, in accordance with the terms of this Plan and the Confirmation Order, the Reorganized Debtors shall perform all obligations under all executory contracts and unexpired leases assumed in accordance with Article VI of the Plan.

The sources of funds for payment of all Allowed Administrative Claims to be paid on the Effective Date pursuant to the Plan shall be the Administrative Claims Fund.  Pursuant to the terms of the Trestle Plan and Resource Plan, Trestle and Resource Pharmacy shall transfer Cash to the Administrative Claims Fund on the Effective Date sufficient to make all required Effective Date payments to holders of Allowed Administrative Claims.

In addition, the Reorganized Debtors shall issue all necessary shares of the New CDSI Common Stock, if applicable, and are authorized to execute any and all agreements necessary for the consummation of the Plan.

D.                                    Securities Laws

The Reorganized Debtors may, under certain circumstances, be required to register or otherwise report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly be required to file with the SEC and send to the holders of New CDSI Common Stock certain periodic reports and other information pursuant to the Exchange Act.  It is anticipated that the Reorganized Debtors will not be required to register or report under the Exchange Act.

E.                                      The Creditors’ Trusts

1.                                       Purpose of the CCG Creditors’ Trust.  The CCG Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the CCG Creditors’ Trust Agreement.  The purpose of the CCG Creditors’ Trust is to receive and disburse the proceeds of the CCG Note to holders of Allowed Claims in Class B-4 pursuant to the Plan, and to prosecute the CCG Recovery Rights and distribute any Net Recoveries obtained thereby(a) with respect to the 25% share of the Net Recoveries held by the Bank, to or for the benefit of the Bank, subject to and in accordance with the provisions of Sections IV.M and IV.N hereof and (b) with respect to the 75% share of the Net Recoveries held by the CCG Creditor’s Trust, to the holders of Allowed Claims in Class B-4, in each case in accordance with Article IV of the Plan.  The CCG Creditors’ Trust shall also be responsible for objecting to Claims in Class B-4, if appropriate.

2.                                       Transfers of CCG Recovery Rights and Right to Net Recoveries; Payments to the CCG Creditors’ Trust by Reorganized Debtors.  On the Effective Date, or as soon thereafter as practicable, the CCG Recovery Rights and the right to receive 75% of the Net Recoveries shall be irrevocably assigned, transferred and conveyed to the CCG Creditors’ Trust.  Notwithstanding any other provision of the Plan, the CCG Creditors’ Trust Trustee shall have the right in his/her/its sole and absolute discretion to prosecute, compromise, settle and release the CCG Recovery Rights.  The CCG Creditors’ Trust Trustee shall have no obligation or liability to any Creditor or party-in- interest, including without limitation the Bank, for his/her/its decision not to prosecute or to compromise or release any of the CCG Recovery Rights.  Payments on the

CCG Note shall be made by the Reorganized Debtors to the CCG Creditors’ Trust in accordance with the terms of the Plan.

3.                                       Purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust.  The CDSI Creditors’ Trust and the CCS Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the applicable Creditors’ Trust Agreements.  The purpose of the CDSI Creditors’ Trust and the CCS Creditors’ Trust is to receive and disburse the proceeds of the CDSI Note and CCS Note to holders of Allowed Claims in Classes A-4 and C-4, respectively, pursuant to the Plan.  The CDSI Creditors’ Trust and CCS Creditors’ Trust also shall be responsible for objecting to Claims in Classes A-4 and C-4, if appropriate.

4.                                       Payments to the CDSI Creditors’ Trust and CCS Creditors’ Trust by Reorganized Debtors.  Payments on the CDSI Note and CCS Note shall be made by the Reorganized Debtors to the CDSI Creditors’ Trust and CCS Creditors’ Trust in accordance with the terms of the Plan.

5.                                       Management and Powers of the Creditors’ Trusts; Substitution of Parties. After the Effective Date, the affairs of the Creditors’ Trusts and all assets held or controlled by the Creditors’ Trusts shall be managed under the direction of the applicable Creditors’ Trust Trustees in accordance with the terms of the Creditors’ Trust Agreements.  The authority and powers of the Creditors’ Trust Trustees shall include, without limitation, the authority and power: (a) to object to Claims in Classes A-4, B-4, and C-4 (a trustee of a Creditors’ Trust shall object only to Claims that would otherwise be paid from the applicable Creditors’ Trust), and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise); (b) in the case of the CCG Creditors’ Trust Trustee, to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3) of the Code, of the CCG Recovery Rights assigned to the CCG Creditors’ Trust; (c) in the case of the CCG Creditors’ Trust Trustee, to compromise and settle of any such CCG Recovery Rights assigned to the CCG Creditors’ Trust; (d) to effect distributions under the Plan to the holders of Allowed Claims in Classes A-4, B-4, and C-4, as applicable; (e) to participate in any post-Confirmation

Date motions to amend or modify the Plan or the Creditors’ Trust Agreements, or appeals from the Confirmation Order as it relates to the classes of Claims to be paid from the Creditors’ Trusts; and (f) to participate in actions to enforce or interpret the Plan as it relates to classes of Claims to be paid from the Creditors’ Trusts.

On and after the Effective Date, the Creditors’ Trust Trustees shall be deemed to be substituted as the objecting parties for all pending objections to Claims in Classes A-4, B-4, and C-4 (the appropriate Creditors’ Trust Trustee shall correspond to whichever Creditors’ Trust is responsible for payment of the Claim, if allowed).

If the holder of a Disputed Claim in Classes A-4, B-4, or C-4 and the applicable Creditors’ Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, provided that the face amount of the Disputed Claim is less than $50,000, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim that was filed in a face amount greater than or equal to $50,000, or the proposed settlement amount exceeds the face amount of such Disputed Claim, then the applicable Creditors’ Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to each of the members of the Committee (as constituted on the Confirmation Date), the Office of the United States Trustee, and counsel for the Reorganized Debtors.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.  If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

6.                                       Establishment of Reserve.  Pursuant to the terms of the Creditors’ Trust Agreements, the Creditors’ Trust Trustees shall maintain a reserve in trust for the payment of any administrative expenses of the Creditors’ Trusts, taxes, and any Disputed Claims, which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Creditors’ Trust Agreements.

7.             Employment of Professionals.  The Creditors’ Trust Trustees are authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Creditors’ Trusts as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Creditors’ Trusts without further notice, hearing or approval of the Court except as set forth in the Creditors’ Trust Agreements.

8.                                       Objections to Claims by the Creditors’ Trusts.  All objections to Disputed Claims in Classes A-4, B-4, and C-4 to be filed by the Creditors’ Trust Trustees shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the applicable Creditors’ Trust, or by order of the Court upon a motion filed by the applicable Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Claims to which the objection is made.  If no objection has been filed to a proof of claim by the objection bar dates established in this paragraph, the Claim to which such proof of claim relates shall be treated as an Allowed Claim for all purposes under the Plan.

9.             Payments to the Bank.  The Trustee shall make payments to the Bank on account of its right to receive a 25% share of the Net Recoveries or shall apply such share of the Net Recoveries to repay the CCG Note, the CDSI Note, or the CCS Note, in accordance with Article IV of the Plan, as soon as practicable after the Net Recoveries are obtained or determined.

10.                                 Distributions to Creditors.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Creditors’ Trust Agreements.

(a)                                  Reserve for Unpaid Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)                                 Initial Distribution Date.   Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, and subject to the discretion of the Creditors’ Trust Trustees, on the one hundred twenty first (121st) day after the Effective Date, or as soon as practicable thereafter, the Creditors’ Trust Trustees shall distribute to the holders of Allowed Claims in Classes A-4, B-4, and C-4 any property required to be distributed to such holders under the Plan (and in accordance with Creditors’ Trust Agreements).

(c)                                  Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim, which becomes an Allowed Claim after the Effective Date, on or as soon as practicable after the date on which a Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims of the same Class under the Plan and the applicable Creditors’ Trust Agreement.

(d)                                 Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Creditors’ Trust Trustees shall make additional quarterly distributions (to be made every third month following the Initial Distribution Date) to the holders of Allowed Claims in Classes A-4, B-4, and C-4, of the Cash then held in the respective Creditors’ Trusts (after reasonable reserves to pay the expenses [including, but not limited to, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objecting to Claims], debts, charges, liabilities, and obligations of each Creditors’ Trust have been made in the reasonable discretion of the Trustee of such Creditors’ Trust), provided that each distribution to a single Creditor must exceed $25.00 and any distribution which is less than $25.00 shall be withheld and carried-over to the next distribution date.  Notwithstanding the foregoing, the final distribution to any Creditor shall be made even if it is less than $25.00.

(e)                                  Unclaimed Property.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto, after which time the holder of an Allowed Claim entitled to such Unclaimed Property shall cease to be entitled thereto.  Thereafter, all right, title and interest therein shall vest in the Creditors’ Trusts for redistribution in accordance with the Plan and the applicable Creditors’ Trust Agreement.  After the expiration of 180 days following the date of an attempted distribution of Unclaimed Property, each Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety.

(f)                                    Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Creditors’ Trusts any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Creditors’ Trust Trustees, in his/her/its sole and absolute discretion, shall have been delivered to the Creditors’ Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)                                 Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Classes A-4, B-4, and C-4, and after all payments to be made by the Reorganized Debtors to the Creditors’ Trusts on account of the CCG Note, the CDSI Note, and the CCS Note have been received by the Creditors’ Trusts, and after the payment of all expenses and other obligations of the Creditors’ Trusts, and after the CCG Recovery Rights have all been resolved or abandoned and the Bank ‘s share of the Net Recoveries has been distributed (if applicable under sections IV.M and IV.N of the Plan), the Creditors’ Trust Trustees shall make Pro Rata distributions of all remaining assets of the Creditors’ Trusts to holders of Allowed

Claims in Classes A-4, B-4, and C-4 in accordance with the Plan and the Creditors’ Trust Agreements.

(h)                                 Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Creditors’ Trusts, the Litigation Trust, or the Administrative Claims Fund under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)                                     Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by a Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the applicable Creditors’ Trust and against no other assets or person (including the Creditors’ Trust Trustees), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

11.                                 Certain Tax Matters.  For all federal and state income tax purposes, the Debtors and/or the Reorganized Debtors shall report and treat the transfers of property (other than their own debt instruments) to each Creditors’ Trust as sales of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, in each case the transferred assets shall be deemed to have the fair market values determined by the Debtors or the Reorganized Debtors, as appropriate, in their absolute and sole discretion, and such valuations shall be used by Debtors and/or the Reorganized Debtors and the Creditors’ Trust.  The Creditors’ Trusts shall be deemed to be “disputed ownership funds” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtors or Reorganized Debtors, as appropriate, shall prepare, make, and file with the IRS, with copies to the appropriate

Creditors’ Trust Trustee, any statement required by Proposed Treasury Regulations section 1.468B-9.  Any such statements shall be consistent with the provisions of the Plan and the Debtors’ or Reorganized Debtors’ determinations of the fair market values of the property conveyed to the Trustee of the Creditors’ Trusts.

F.                                      The Litigation Trust

1.                                       Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the Effective Date pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is to prosecute the Litigation Trust Claims and distribute to the Bank any proceeds therefrom net of all claims and expenses of the Litigation Trust Trustee (after repayment of any outstanding balances on the CDSI Note, the CCG Note, and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Litigation Trust Claims.  Payments of any outstanding balances on the CDSI Note, the CCG Note, and the CCS Note that shall be made from the net proceeds of any recoveries on the Litigation Trust Claims shall be made Pro Rata (based on the outstanding amounts due on such notes) until fully repaid.  Thereafter, all net proceeds from the Litigation Trust Claims shall be turned over to the Bank by the Litigation Trust Trustee.  To the extent that the CDSI, CCG, and CCS Notes are repaid in whole or in part from proceeds from the Litigation Trust Claims, the Bank shall be entitled to reimbursement of such amounts from the Reorganized Debtors.

2.                                       Transfers of the Litigation Trust Claims to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Litigation Trust Claims shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.                                       Management and Powers of the Litigation Trust; Substitution of Parties. After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Litigation Trust Claims assigned to the Litigation Trust; (b) the compromise and settlement of any such Litigation Trust Claims assigned to the Litigation Trust; (c) the distribution of net proceeds from the Litigation Trust Claims to the Bank (after payment of the CDSI Note, the CCG Note, and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.

On and after the Effective Date, the Litigation Trust Trustee shall be deemed to be substituted as the plaintiff or party- in- interest, as applicable, for all pending Litigation Trust Claims.

The Litigation Trust Trustee may compromise or settle any Litigation Trust Claim without the need for further review or approval of the Court.  However, in the event that any proposed settlement of a Litigation Trust Claim would result in a Class 10A Claim against Med under the terms of the Med Plan, the Litigation Trust Trustee shall provide the Med Creditors’ Trust Trustee (as defined in the Med Plan) notice of the proposed settlement and a 15-day period to object to the proposed settlement.  If the Med Creditors’ Trust Trustee objects to a proposed settlement within the 15-day objection period, the Litigation Trust Trustee shall seek Court approval of the proposed settlement, and the objection shall be resolved by the Court.

4.             Employment of Professionals.  The Litigation Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Litigation Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Litigation Trust without further notice, hearing or approval of the Court except as set forth in the Litigation Trust Agreement.

5.                                       Prosecution of the Litigation Trust Claims.  Pursuant to the Confirmation Order, on the Effective Date, the Debtors will irrevocably assign, transfer and convey to the Litigation Trust the Litigation Trust Claims.  The Litigation Trust shall have the full power and authority to initiate, prosecute, compromise or otherwise resolve any and all Litigation Trust Claims, and all fees, costs, and expenses incurred in respect of the investigation, initiation, and prosecution of such claims shall be payable and paid solely by the Litigation Trust, with all net proceeds derived therefrom to be distributed directly to the Bank (after payment of the CDSI Note, the CCG Note, and the CCS Note).

6.                                       Certain Tax Matters.  The Trustee shall report the Litigation Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45 and as a “grantor trust,” with the Bank and/or the Reorganized Debtors treated as the grantors and the deemed owners of the Litigation Trust.  The transfer of the Litigation Trust Claims to the Litigation Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Bank and/or the Reorganized Debtors, followed by a deemed transfer by the Bank and/or the Reorganized Debtors to the Litigation Trust.  The Litigation Trust Trustee shall, in his/her/its reasonable discretion, determine the value of all property transferred to the Litigation Trust and the Litigation Trust Trustee, the Debtors, and the Bank and/or the Reorganized Debtors shall use such valuations for all federal and state tax purposes.

All of the Litigation Trust’s income shall be subject to federal income tax on a current basis and the Trust’s income shall be allocated to, and reported as income by, the Bank and/or the Reorganized Debtors based upon their respective claims to such income.   The Litigation Trust shall distribute to the Bank and/or the Reorganized Debtors at least annually such net income and net proceeds from the sale of assets of the Litigation Trust as are in excess of an amount of Cash maintained in reserve in the Litigation Trust to cover reasonably necessary expenses of prosecuting, compromising or settling the Litigation Trust Claims and otherwise maintaining the value of the assets of the Litigation Trust until the Litigation Trust Claims have been liquidated.

G.            Management of the Reorganized Debtor

Prior to the Confirmation Hearing, the Debtors will designate and disclose the identity and affiliations of the initial officers and directors of the Reorganized Debtors, and will file a designation of such officers and directors with the Bankruptcy Court.  Prior to the Confirmation Hearing, the Debtors shall designate and disclose the identity of any insider (as defined in section 101(31) of the Code) that will be employed or retained by the Reorganized Debtors, and the nature of the compensation for such insider.

H.            The Disbursing Agent

The Reorganized Debtors shall serve as disbursing agents, without bond, for purposes of making transfers and payments under this Plan, except with respect to distributions to be made by the Creditors’ Trusts, and the Litigation Trust, for which the Creditors’ Trust Trustees and the Litigation Trust Trustee, respectively, shall serve as the disbursing agents, without bond.

I.              Objections to Claims by the Reorganized Debtors

Except as otherwise provided in the Plan, the Reorganized Debtors shall have the right and standing to (i) object to and contest the allowance of any Disputed Claim, including any alleged Secured Claim, by means of objections to Claims, and (ii) compromise and settle such objections to Disputed Claims.  The Reorganized Debtors may litigate to Final Order objections to Disputed Claims.

No distribution shall be made pursuant to the Plan to a holder of a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim by a Final Order.

All objections to Disputed Claims in any Class to be filed by the Reorganized Debtors may be filed with the Court and served upon the holders of such Claims at any time prior to the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Reorganized Debtors, or by order of the Court upon a motion filed by the Reorganized Debtors, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this section, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.        Executory Contracts and Unexpired Leases to be Assumed

All executory contracts and unexpired leases of the Debtors set forth in Exhibit “5” hereto shall be assumed pursuant to the provisions of sections 365 and 1123 of the Code.  Such assumed executory contracts and unexpired leases shall, as of the Effective Date, vest in the corresponding Reorganized Debtor.  The amounts to be paid by the Debtors to “cure” (for purposes of § 365(b) of the Code) any arrearages or defaults under the contracts and leases to be assumed under this section are specified in Exhibit “5.”  If no amount is specified for a particular contract or lease identified in Exhibit “5,” such amount shall be deemed to be zero dollars ($0).  The Debtors reserve the right to modify Exhibit “5” to remove any of the contracts or leases, thereby causing the rejection of such contract or lease pursuant to section VI.C of the Plan, by filing a written election not less than five (5) days prior to the Confirmation Hearing and serving such election on the parties to such contract or lease.  Any anti-assignment provision(s) in an executory contract or unexpired lease identified in Exhibit “5” that is inconsistent with sections 365(e) and (f) of the Code, shall be of no force and effect following the Effective Date.

B.                        Cure Amounts

Amounts due under section 365(b)(1)(A) of the Code with respect to any executory contract or unexpired lease assumed pursuant to section VI.A hereof shall be paid by the Reorganized Debtors in full, in Cash, on the Effective Date (except for amounts due under any contracts and leases that were assumed by the Debtors prior to the Confirmation Date, which amounts shall be paid in accordance with the Court’s order(s) authorizing such assumption — any unpaid obligations to cure arrearages under such contracts or leases over time shall become obligations of the Reorganized Debtors if they have not otherwise been paid or assigned to a third party prior to the Effective Date); provided, however, that as to any disputed portion of such cure amounts, payment shall be made on or as soon as practicable after such disputed portion is resolved by Final Order.

C.                                    Rejection of All Other Executory Contracts

All executory contracts and unexpired leases of the Debtors other than those described in section VI.A hereof are rejected pursuant to the Plan and the Confirmation Order.

D.            Proofs of Claim With Respect to Rejection Damages

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class A-4 (for contracts and leases which pertain to CDSI), Class B-4 (for contracts and leases which pertain to CCG), or Class C-4 (for contracts and leases which pertain to CCS) and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

ARTICLE VII

RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

A.                                    Allowance of Claims .  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.                                    Executory Contract Proceedings.  To act with respect to proceedings regarding the assumption, assignment or rejection of any executory contract or unexpired lease of the Debtors pursuant to sections 365 and 1123 of the Code and Article VI of the Plan, and to determine the allowance and proper classification of any Claims arising from the resolution of any such proceedings;

C.                                    Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement;

D.                                    Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Reorganized Debtors, the Creditors’ Trusts, and the Litigation Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Creditors’ Trusts on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Creditors’ Trusts shall be served (with a 15-day period to object) on each of the members of the Committee (as constituted on the Confirmation Date) and the Office of the United States Trustee.  If no objection is received by the applicable Creditors’ Trust Trustee within the 15-day period, the Creditors’ Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Creditors’ Trusts is received within the 15-day period, the applicable Creditors’ Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Creditors’ Trusts shall be paid from the assets of the applicable Creditors’ Trust after approval as specified above;

E.                                      Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

F.                                      Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to the CCG Recovery Rights or the Litigation Trust Claims, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Creditors’ Trusts, the Litigation Trust, or the Reorganized Debtors;

G.                                    Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

H.                                    Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the CCG Creditors’ Trust Agreement, the Creditors’ Trust Agreements, and the Litigation Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.                                         Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.                                      Final Decree.  To enter a final decree closing the Case.

ARTICLE VIII

DISCHARGE; RELEASE OF CLAIMS; MODIFICATION; MISCELLANEOUS

A.                                    Discharge.  The rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against the Debtors, including any interest accrued on Claims from the Petition Date.  Except as expressly provided in the Confirmation Order, as of the Effective Date, pursuant to section 1141 of the Bankruptcy Code, the Debtors, the Estates, and the Reorganized Debtors shall be discharged from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based on such debt has accepted the Plan.  The discharge granted under the Plan and the injunction of section 524(a) of the Bankruptcy Code shall bar any act to enforce, collect, recover, recoup, or setoff any liability which arose prior to the Confirmation Date against the Related Debtors, their property, or their officers, directors, employees, owners, Professionals, agents, or representatives under any legal theory, including fiduciary duty, transferee or successor liability, or criminal liability.  The

Creditors’ Trusts and holders of any Claims against the Debtors that arose before the Confirmation Date shall not have any right to assert any claim or cause of action against the Reorganized Debtors except to enforce the terms and provisions of this Plan.

B.                                    Releases of Claims .  The treatment of the Claims of the NCFE Released Parties and the Bank under the Plan represents the product of extensive negotiations between the Debtors, the NCFE Released Parties, and the Bank and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Released Parties’ Claims (which have been assigned to the Bank) as set forth in the Plan, the Debtors and the Estates hereby release the NCFE Released Parties, the TLC Debtors, and the Bank from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtors and/or the Estates ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the NCFE Released Parties, the TLC Debtors, and the Bank.

In exchange for the treatment of the Debtors’ claims asserted in the bankruptcy cases of the NCFE Released Parties and the TLC Debtors, and the foregoing releases, the NCFE Released Parties and the TLC Debtors release the Debtors, the Estates, and the Bank (collectively, the “Released Parties”) from any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Released Parties or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

C.                                    Modification.  The Debtors reserve the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

D.                                    Provisions Severable.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

E.  Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

F. Taking Action.  After the Effective Date, to the extent the Plan requires an action by a Debtor, the action may be taken by the Reorganized Debtors on behalf of such Debtor.

G.                                    No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtors that has occurred during the Cases shall be subject to any stamp tax, transfer tax or similar tax, including any transfers to or from the Creditors’ Trusts, the Litigation Trust, and the Administrative Claims Fund.

H.                                    Termination of Committee.  The Committee shall be dissolved as of the Effective Date, and the members of the Committee shall be relieved of all of their responsibilities and duties in the Cases, and the Committee shall have no further participation in the Cases.

I.                                      Limitation of Liability.  Neither (a) the Debtors, nor any of its employees, officers, or directors employed as of the Effective Date, (b) the Committee, or its members acting solely in such capacity, or (c) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Cases, any possible disposition of the Debtors’ assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVENESS OF CCG PLAN AND CDSI PLAN

The Plan will not become effective with respect to CCG, and no distributions to holders of Allowed Claims against CCG will be made, unless and until a Final Order has been entered sustaining objections to all Claims of the NCFE Entities (except for the NCFE Released Parties) in their entirety; provided, however, that the Committee, in its absolute discretion, may waive this condition by filing a written election with the Court.

The Plan will not become effective with respect to CDSI, and no distributions to holders of Allowed Claims against CDSI will be made, unless and until the Med Plan becomes effective and: (1) CDSA receives 100% of the stock in CDSI pursuant to the Med Plan; and (2) the Bank receives stock and securities representing substantially all of the value of CDSA pursuant to the Med Plan.

ARTICLE X

CONFIRMATION REQUEST

The Debtors request Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated: March 26, 2004	CHARTWELL DIVERSIFIED SERVICES, INC.

	By:	/s/ Roy Serpa
	Its:	President

Dated: March 26, 2004	CHARTWELL CARE GIVERS, INC.

	By:	/s/ Roy Serpa
	Its:	President

Dated: March 26, 2004	CHARTWELL COMMUNITY SERVICES, INC.

	By:	/s/ Roy Serpa
	Its:	President

Duane Morris LLP
Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
(973) 424-2000

-and-

Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
(617) 289-9200

Attorneys for Chartwell Diversified Services, Inc.,
Chartwell Care Givers, Inc., and Chartwell
Community Services, Inc

*DRAFT of 3/26/04*

CHARTWELL CARE GIVERS. INC. TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Care Givers, Inc., a Delaware corporation, (“Debtor”); Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation; Chartwell Care Givers, Inc. (“CCG”), a Delaware corporation; CDSI, as reorganized (the “Reorganized CDSI”); CCG, as reorganized; Private Investment Bank Limited, a Bahamian bank and trust company (“Bank”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.                                   WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) as case numbered 02-88568, which is being jointly administered with certain other cases under case numbers 02-88564, 02-88565, 02-88570, 02-88572 and 02- 88573;

B.                                     WHEREAS, on March 26, 2004, the Debtor and certain other debtors filed the “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (“Plan”);

C.                                     WHEREAS, the holders of Allowed and Disputed Class B-4 Claims under the Plan (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the CCG Note, the CCG Recovery Rights and the right to receive seventy-five percent (75%) of the Net Recoveries (collectively, “Trust Estate”);

D.                                    WHEREAS, pending resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.                                      WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.                                      WHEREAS, the Debtor desires that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

G.                                     WHEREAS, the Reorganized Debtors desire to appoint the Reorganized CDSI (as defined below) as their representative under the Trust;

H.                                    WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor, the Reorganized Debtors, the Bank and the Trustee hereby agree as follows.

A G R E E M E N T S:

1.                                       Defined Terms; Rules of Interpretation.

1.1                                 Capitalized Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2                                 Computation of Time. In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3                                 Rules of Interpretation. For purposes of this Agreement, unless otherwise provided herein:

1.3.1                                     any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2                                     any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3                                     any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4                                     except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5                                     the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6                                     the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7                                     except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural

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number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4                                 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5                                 Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.                                 Declaration of Trust; Purpose.

2.1                                 Creation of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries. The Trust is irrevocable. Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2                                 Conveyance of Trust Estate.

2.2.1                                     CCG Recovery Rights; 75% of Net Recoveries. On the Effective Date, the Debtor shall irrevocably transfer to the Trustee for the benefit of the Beneficiaries (a) the CCG Recovery Rights and (b) the right to receive seventy-five percent (75%) of the Net Recoveries, free and clear of all claims, interests or liens, including without limitation those of the Debtor.  Debtor’s affiliates and insiders, and all of their respective successors and assigns. The Debtor shall deliver to the Trustee all instruments of title, transfer, conveyance, assignment and confirmation, if any, and shall cooperate with the Trustee and take such other actions as the Trustee may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all rights, title and interests in and to the Trust Estate to the Trust. The Trustee shall accept the transfer, assignment and conveyance of such property, in trust, for the purposes set forth in the Plan and this Agreement.

2.2.2                                     CCG Note. On the Effective Date, the Reorganized Debtors shall issue the CCG Note to the Trustee for the benefit of the Beneficiaries. Payments on the CCG Note shall be made by the Reorganized Debtors to the Trust in accordance with the terms of the CCG Note specified in the Plan.

2.3                                 Acceptance of Fiduciary Duty. The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

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2.4                                 Purpose of Trust. This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate; (b) initiating, prosecuting, compromising, settling and/or releasing the CCG Recovery Rights; and (c) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business. The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.                                       Beneficial Interests.

3.1                                 Beneficial Interests. The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

3.2                                 No Transfer or Exchange. Beneficial Interests in the Trust are non- transferable and non- assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”). Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.                                       Administration of Trust Estate.

4.1                                 Powers of the Trustee. During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)                                  to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)                                 to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)                                  to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including without limitation drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)                                 to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons

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whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)                                  to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)                                    to sell or otherwise liquidate the assets in the Trust Estate;

(g)                                 to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

(h)                                 to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

(i)                                     to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(j)                                     to initiate and prosecute in every capacity, including as representative of the Estate under section 1123(b)(3)(B) of the Bankruptcy Code, the CCG Recovery Rights transferred to the Trust, and to compromise and settle any such CCG Recovery Rights, provided, however, that the Trustee shall have no obligation or liability to any Creditor or party-in-interest for his/her/its decision not to prosecute, or to compromise, settle or release, any of the CCG Recovery Rights;

(k)                                  to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(l)                                     to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including without limitation the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(m)                               to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s

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amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(n)                                 to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(o)                                 to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2                                 Limitations on the Trustee; Investments.

4.2.1                                     No Trade or Business. The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2                                     Investments. The Trustee shall invest any Cash held at any time as part of the Trust Estate, including without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan. The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof.

4.3                                 Objections to Trust Claims; Settlement.

4.3.1                                     Objections. Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims.  The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) ninety (90) days after the Effective Date and (b) ninety (90) days after the particular proof of claim for a Trust Claim has been filed. Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon such holders and the Office of the United States Trustee. If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, and there is a stay in effect which precludes an objection pursuant to 11 U.S.C. § 362, or other applicable authority or court order, the deadline shall be

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ninety (90) days after the Trustee obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.”

4.3.2                                     Settlement. The Trustee has the right and standing to compromise and settle any objections to disputed Trust Claims as follows:

(a)                                  Claim Under $50,000. Subject to Section 4.3.2(c), if (i) the proposed settlement involves a disputed Trust Claim that was filed in a face amount less than fifty thousand dollars ($50,000.00) and (ii) the proposed settlement amount is not more than the face amount of the disputed Trust Claim, such Claim may be settled without approval of the Bankruptcy Court or any other party.

(b)                                 Claim of $50,000 or More. Subject to Section 4.3.2(c), if the proposed settlement involves a disputed Trust Claim that was filed in a face amount of $50,000 or more and the proposed settlement amount is not more than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement (with a 15-day period in which to object) to those persons specifically identified in Section 8.3.  If no objection is received by the Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim without the need for further review or approval of the Bankruptcy Court or any other party. If an objection to a proposed settlement is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection and/or approve the settlement.

(c)                                  Settlement in Excess of Face Amount. If the proposed settlement amount is greater than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement to those persons specifically identified in Section 8.3 and shall schedule a Bankruptcy Court hearing for approval of the settlement.

4.4                                 CCG Recovery Rights.

4.4.1                                     Assignment and Prosecution. On the Effective Date, pursuant to the Plan, the Debtor shall assign the CCG Recovery Rights and the right to receive seventy-five percent (75%) of the Net Recoveries to the Trust. The Trustee has the right in the Trustee’s sole and absolute discretion to initiate, prosecute, compromise, settle, release or otherwise resolve any and all CCG Recovery Rights. Any and all fees, costs and expenses incurred in respect of the investigation, initiation, prosecution, compromise or settlement of the CCG Recovery Rights shall be payable and paid by the Trustee from the Administrative Expense Reserve, and to the extent that is insufficient, from the balance of the Trust Estate.

4.4.2                                     Settlement. From and after the Effective Date, the Trustee shall be authorized pursuant to Bankruptcy Rule 9019 and section 105 (a) of the Bankruptcy Code to compromise and settle the CCG Recovery Rights on any terms that the Trustee, in the Trustee’s sole and absolute discretion, shall deem reasonable and proper. The Trustee shall have no obligation or liability to any Creditor or party-

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in-interest for his/her/its decision not to prosecute or to compromise or release or otherwise settle the CCG Recovery Rights.

4.4.3                                     Net Recoveries. Upon the receipt of Cash proceeds on account of the CCG Recovery Rights and the payment of all costs of recovering such Cash, including without limitation, all attorney’s fees and costs of litigation associated with such CCG Recovery Rights, the Trustee shall, in his/her/its reasonable discretion, determine the amount of the Net Recoveries. As soon as practicable after the Net Recoveries are received and determined, the Trustee shall pay over twenty-five percent (25%) of the Net Recoveries to or for the benefit of the Bank in accordance with Sections IV.M and IV.N of the Plan and Section 4.5 hereof. The remaining 75% of the Net Recoveries shall be added to the Trust Estate to be distributed to the Beneficiaries in accordance with the Plan and Section 5 hereof.

4.5                                 Payment of Bank’s Share of Net Recoveries. In accordance with Sections IV.M and IV.N of the Plan, the Trustee shall disburse the Bank’s twenty-five percent (25%) share of the Net Recoveries (“Bank Share”) as follows:

4.5.1                                       Payment of CCG Note. First, the Trustee shall retain, in payment of the CCG Note, an amount equal to the lesser of (a) the outstanding balance of the CCG Note and (b) the Bank Share. Such retained amount shall be treated as a deemed payment of the CCG Note and shall become part of the Trust Estate to be distributed in accordance with the Plan and Section 5 hereof. The Trustee shall notify the Bank and Reorganized CDSI of any such amounts retained and credited toward payment of the CCG Note, and the Bank shall be entitled to be reimbursed by the Reorganized Debtors for any such amounts retained by the Trustee in accordance with this Section 4.5.1 and the Plan.

4.5.2                                       Payment of Creditor Notes. Second, the Trustee shall make a payment to Reorganized CDSI, for the benefit of the Reorganized Debtors, as follows:

(a)                            In addition to the notice required by Section 4.5.1, the Trustee shall send a notice to Reorganized CDSI of its intent to make a distribution of the Bank Share (“Distribution Notice”). Within five (5) business days of receiving such Distribution Notice, Reorganized CDSI shall send the Trustee a certificate (“Certificate”), signed by an officer of Reorganized CDSI, certifying as to the aggregate balance, if any, outstanding on the CCS Note and the CDSI Note (such notes, collectively, the “Creditor Notes”).  If there are no balances outstanding on the Creditor Notes, an officer shall certify in the Certificate that no balances are outstanding on the Creditor Notes.

(b)                       The Trustee shall pay to Reorganized CDSI, for the benefit of the Reorganized Debtors, an amount equal to the lesser of (a) the aggregate outstanding balance on the Creditor Notes (as stated in the Certificate) and (b) so much of the Bank Share remaining after making the deemed payment required by Section 4.5.1.

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(c)                        All distributions made to Reorganized CDSI for the benefit of the Reorganized Debtors pursuant to this Section 4.5.2 shall be used by the Reorganized Debtors to make Pro Rata payments (based on the outstanding amounts due on the Creditor Notes) on the Creditor Notes in accordance with the Plan, and the Bank shall be entitled to be reimbursed by the Reorganized Debtors for any such amounts paid by the Trustee to Reorganized CDSI in accordance with this Section 4.5.2 and the Plan.

4.5.3                                       Payments to the Bank. Finally, the Trustee shall pay to the Bank the remainder of the Bank Share after making the deemed payment required by Section 4.5.1 and the payment required by Section 4.5.2.

4.6                                        Trust Expenses. All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the prosecution of the CCG Recovery Rights or in objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjustors, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.8), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.7                                        Disputed Claims Reserve.

4.7.1                                       Creation of the Disputed Claims Reserve. As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”). In accordance with the Plan and Section 5.5.3, on the (“Initial Distribution Date”) and on each Interim Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such distribution date if such Trust Claims later become Allowed Claims. Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

4.7.2                                       Maintenance of the Disputed Claims Reserve. As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.7.3                                       Termination of the Disputed Claims Reserve. After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out

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of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Trustee in accordance with the Plan and this Agreement.

4.8                                        Administrative Expense Reserve. On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve (“Administrative Expense Reserve”) for the purpose of paying the Trust Expenses, as defined in Section 4.6, including but not limited to costs and expenses of the Trust’s counsel or other Professionals employed by the Trustee. After all Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement. Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.9                                        Compensation of Trustee and Professionals. From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan. The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties. The Trustee shall provide notice (with a 15-day period in which to object) to those persons specifically identified in Section 8.3 of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder. If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party. If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection.

4.10                                  Transferee Liabilities. If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee. In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

4.11                                  Payment of United States Trustees’ Fees. From and after the Effective Date, any applicable U.S. Trustees’ fees, related to assets transferred to the Liquidating Trust, which are payable during the administration of the Plan and until the cases are converted, dismissed or closed, shall be paid by the Trustee from the Administrative Expense Reserve or in accordance with section 4.8 of this Agreement.

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4.12                           Tax Issues.

4.12.1                                 Taxation as Disputed Ownership Fund. The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be taxed as a C corporation, subject to the modifications described in such proposed regulation.

4.12.2                                 Fiscal Year. The Trust’s fiscal year shall end on December 31 of each year, unless the Trustee deems it advisable to establish some other date on which the fiscal year of the Trust shall end.

4.12.3                                 Accounting Method.  The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.12.4                                 Transfers to the Trust. For all federal and state income tax purposes, the transfer to the Trust of the CCG Recovery Rights and the right to a 75% share of the Net Recoveries on the Effective Date shall be treated as a sale of such property at a selling price equal to the fair market value of such property on such date. The Debtors, in their sole discretion, shall determine the fair market value of such transferred property and the Trustee and the Debtors shall use such fair market value in the preparation of any statement required by Proposed Treasury Regulation section 1.468B-9(f)(3) and for all other purposes.

4.12.5                                 Administrator; Returns. The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B- 9(b)(1).In accordance with Proposed Treasury Regulations section 1.468B-9(c)(1), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC. The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.12.6                                 Fiscal Year. The Trust’s fiscal year shall end on December 31 of each year, unless the Trustee deems it advisable to establish some other date on which the fiscal year of the Trust shall end.

4.12.7                                 Accounting Method. The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.12.8                                 Withholding Requirements. The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such

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withholding and reporting requirements. The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit. Any property so withheld shall be paid by the Trustee to the appropriate authority. If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

4.13                           Reports. The Trustee shall prepare and provide to the specified persons the following reports:

4.13.1                                 Monthly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.3 and those requesting such a report in writing. In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

4.13.2                                 Unaudited Financial Reports. The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

4.13.3                                 Final Report. The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.3 and cause such report to be filed with the Bankruptcy Court.

5.                                              Distributions from the Trust.

5.1                                 Payments from Trust Estate. All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan. Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided. In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest). No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

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5.2                                 Distribution Dates.  Subject to the discretion of the Trustee, and pursuant to the Plan and this Agreement, distributions from the Trust to the Beneficiaries holding Allowed Trust Claims shall be made on the one hundred twenty first (121st) day after the Effective Date or as soon as practicable thereafter, (“Initial Distribution Date”) and quarterly thereafter (or as soon as practicable after each such quarter has ended) (each an “Interim Distribution Date” and collectively, together with the Initial Distribution Date, “Distribution Dates”). The Trustee may, in the Trustee’s sole discretion, distribute any property required to be distributed under the Plan prior to the one hundred twenty first day after the Effective Date and such earlier date shall be the Initial Distribution Date.

5.3                                 Distribution Amount. On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, (c) so much of the Bank’s twenty-five percent (25%) share of the Net Recoveries as has not been paid out in accordance with Section 4.5 (which is not part of the Trust Estate) and (d) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust. Subject to Sections 5.11 and 5.12, the aggregate amount to be distributed to the Beneficiaries in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his/her/its determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

5.4                                         Establishment of the Claim Accounts.

5.4.1                                       Establishment, Revision of Claims List. On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2                                       Reliance; Revision of Claims List. The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3. The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3                                       Establishment of the Claim Accounts.  Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”). It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to

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such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5                                         Allocation of Distribution Amounts.

5.5.1                                       Generally. On each Distribution Date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6. Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein. Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.6.

5.5.2                                       Allocation of Distribution Amount. The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3                                       Transfer to the Disputed Claims Reserve. After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6                                      Distributions to Beneficiaries.  Distributions from the Trust shall be made only in respect of Allowed Trust Claims. Subject to the provisions of this Section 5, on each distribution date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed. Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7                                      Setoffs. Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8                                      Allocations and Distributions of Cash Allocated to Disputed Claims. At such time as the Trustee is informed that all or any portion of a Claim that has been

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disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Interim Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”): (i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next distribution date pursuant to Section 5.6. Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9                                      Fractional Distributions. With the exception of the Final Distribution, no distributions in fractions of U.S. Dollars shall be issued. Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

5.10                                Unclaimed Property.

5.10.1                                 Allocation to Claim Accounts. If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including without limitation (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days. Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2                                 No Further Distributions. If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within one hundred eighty (180) days after the distribution date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

5.10.3                                 Distributions of Unclaimed Property. Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)                           Beneficiary Located. If a Beneficiary shall claim such Unclaimed Property within one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next

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Interim Distribution Date or the Final Distribution Date, as the case may be. No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)                          Reallocation and Redistribution of Unclaimed Property. If no claim is made for Unclaimed Property by the Beneficiary within one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtors or the Trustee, or any of their respective properties. All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date. Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11                                 Final Distribution.  Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received, including without limitation all proceeds of or recoveries from the CCG Recovery Rights and all payments or deemed payments with respect to the CCG Note, and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”). Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Distribution Date”):

5.11.1                                Trust Expenses. First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2                                Distribution to Beneficiaries. Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12                                 No De Minimis Distributions. No distribution shall be made to a Beneficiary if the amount of such distribution is less than twenty-five dollars ($25.00). Any such undistributed amount shall remain allocated to such Beneficiary’s Claim Account for payment on the next Distribution Date. Notwithstanding the foregoing, the final distribution to any Beneficiary on the Final Distribution Date in accordance with Section 5.11 shall be made even if it is less than twenty-five dollars ($25.00).

5.13                                 Termination. The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances,

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the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the Trust for an additional period of one (1) year with the approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by court order.

6.                                       Concerning the Trustee.

6.1                                       Acceptance by the Trustee. The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement. The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee. The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement.

6.2                                       Standard of Care; Exculpation. The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties. Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3                                       Limitation on Liability. The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

6.4                                       Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Debtor, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

6.5                                       Reliance by the Trustee.

6.5.1                                      Genuineness of Documents. The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion,

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report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2                                      Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof. the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.6                                   Reliance on the Trustee. No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

6.7                                   Indemnification.

6.7.1                                      Indemnification of Trustee. The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties. The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2                                      Payment of Expenses. The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8                                   Resignation and Removal.

6.8.1                                      Resignation. The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.3 and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2                                      Removal. The Trustee may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust. Upon any such removal, such removed Trustee shall be entitled to any and all

18

reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3                                      Appointment of Successor Trustee. If, at any time, the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

6.8.4                                      Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein. Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein.

6.8.5                                      Trust Continuance. The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee. In the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.                                       Supplements and Amendments to this Agreement.

7.1                                  Supplements and Amendment. At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate. In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2                                  Notice and Effect of Executed Amendment. Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

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8.                                       Miscellaneous.

8.1                                   Appointment of Representative. Each of the Reorganized Debtors hereby appoints the Reorganized CDSI as their representative in connection with the Trust and this Agreement. All distributions, notices or reports of any nature to be made or delivered to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors.

8.2                                    Binding Agreement. All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be. Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.3                                    Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

If to [insert members of the Committee]:

[name]
[company/firm]
[address]
[address]
Telephone: [         ]
Fax: [      ]

If to Reorganized CDSI, on behalf of the Reorganized Debtors:

[name]
[company/firm]
[address]
[address]
Telephone: [       ]
Fax: [    ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg
Irell & Manella LLP
[address]
[address]
Telephone: [      ]
Fax: [    ]

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If to the Bank:

[name]
[company/firm]
[address]
[address]
Telephone: [      ]
Fax: [   ]

If to the Trustee:

[name]
[company/firm]
[address]
[address]
Telephone: [         ]
Fax: [       ]

If to the Office of the United States Trustee:

[name]
Office of the United States Trustee
[address]
[address]
Telephone: [         ]
Fax: [       ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

8.4                                    Severability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.5                                    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.6                                    Governing Law. This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.7                                    Retention of Jurisdiction. In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court. Such

21

jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTOR:
CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

PRIVATE INVESTMENT BANK LIMITED

By:
Name:
Title:

23

TRUSTEE:

[ ], not in his/her/its individual capacity, but solely as Trustee of the CCG Trust

24

I & M Draft 3-23-04

CCG NOTE

$2,350,000.00

New York, New York

May    , 2004

FOR VALUE RECEIVED, the Reorganized Debtors hereby absolutely and unconditionally promise to pay to the CCG Creditors’ Trust, in accordance with the payment schedule set forth below, in immediately available funds, (i) the principal amount of S1,800,000.00 (the “Original Amount”) and (ii) $550,000.00 (the “Additional Amount”).

1.                                       Definitions. Capitalized terms defined in that certain Security Agreement, dated as of the date hereof, by and between the Reorganized Debtors and the CCG Creditors’ Trust (the “Security Agreement”), whether directly or indirectly by reference, shall have the respective meanings herein assigned to such terms in the Security Agreement.

2.                                       Terms of Payment. This Note shall have a final maturity of one year after the Effective Date (the “Maturity Date”), subject to the mandatory prepayment provisions of Section 3 of this Note. The Reorganized Debtors shall pay, based on a two year amortisation period, in immediately available funds, the Original Amount to the CCG Creditors’ Trust together with interest thereon at a the rate of 6% per annum (or, if less, the maximum rate permitted by applicable law), payable quarterly in arrears on [Insert Dates]. The Reorganized Debtors shall pay, in immediately available funds, the Additional Amount on the Maturity Date. The Additional Amount shall not accrue interest.

3.                                       Mandatory Prepayment. The outstanding Original Amount of this Note and the Additional Amount, if any, are subject to prepayment in whole upon the occurrence and during the continuance of any Event of Default. Upon the occurrence and during the continuation of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all other amounts, including the Additional Amount, owing hereunder may be declared to be immediately due and payable by the CCG Creditors’ Trust.

4.                                       Voluntary Prepayment. This Note may be pre-paid by or on behalf of the Reorganized Debtors at any time without penalty.

5.                                       Security. This Note is secured by the security interests in and liens on the assets of the Reorganized Debtors granted pursuant to the Security Agreement.

6.                                       Successors and Assigns. This Note shall be binding upon the Reorganized Debtors’ successors and assigns, and shall inure to the benefit of the CCG Creditors’ Trust’s successors and assigns.

7.                                       Computation of Interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

8.                                       Construction with the Security Agreement. The Security Agreement is hereby incorporated fully by reference and is made a part hereof for all purposes.

9.                                       Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Note and/or the Security Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW).

IN WITNESS WHEREOF, the Reorganized Debtors has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabovc written.

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

2

I&M Draft 3-23-04

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is dated as of              , 2004, by and between the CCG Creditors’ Trust (in such capacity, “Secured Party”) on the one hand, and Chartwell Community Services, Inc., a Texas corporation, as reorganized; Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation, as reorganized; Chartwell Care Givers, Inc. (“CCG”), a Delaware corporation, as reorganized (collectively, the “Reorganized Debtors”), on the other hand.

RECITALS

A.                                         WHEREAS, voluntary petitions were filed by the Reorganized Debtors on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which are being jointly administered with certain other cases under case numbers 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.                                           WHEREAS, on March 5, 2004, the Reorganized Debtors filed the “Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 5, 2004” (the “Plan”) [Update once Plan is amended];

C.                                           WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

D.                                          WHEREAS, the Plan provides that the Reorganized Debtors issue the CCG Note to Secured Party, which is to be secured by certain assets of the Reorganized Debtors; and

E.                                            WHEREAS, the Reorganized Debtors are entering into this Security Agreement to secure their obligations under the CCG Note.

AGREEMENT

NOW THEREFORE, in consideration of the promises contained herein and in the Plan for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and the Reorganized Debtors agree as follows:

1.                                       Capitalized Terms. Capitalized terms used herein or in the CCG Note and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan;

2.                                             Obligations. The Reorganized Debtors hereby acknowledge that the Reorganized Debtors shall be responsible to Secured Party for the Obligations. The term “Obligations,” as used herein, shall mean all obligations owing to Secured Party under the CCG Note. For the purposes of this Security Agreement, Obligations shall include all of the obligations described in the definition thereof, notwithstanding any right or power of the Reorganized Debtors or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Reorganized Debtors hereunder. The Reorganized Debtors’ obligations under this Security Agreement shall be absolute and unconditional irrespective of any circumstance whatsoever that might constitute a legal or equitable discharge or defense of the Reorganized Debtors.

3.                                             Security. The Reorganized Debtors hereby pledge, grant and assign to Secured Party, to secure the prompt and complete payment and performance of the Obligations when due, a second priority, perfected security interest in and to all of the Reorganized Debtors’ right, title and interest (whether now owned and existing or hereafter arising or acquired) in all present and future assets of the Reorganized Debtors (collectively, the “Collateral”), including without limitation:

All accounts, cash, chattel paper, contract rights, copyrights, deposit accounts, documents, documents of title, electronic chattel paper, equipment, fixtures, furnishings, franchises, general intangibles, goods, guarantees, intellectual property, inventory, instruments, investment property, letter of credit rights, licenses, merchandise, patents, payment intangibles, permits, supporting obligations, trade secrets, trademarks, tradenames, and cash or non-cash proceeds of any of the foregoing, in each case, as applicable, as such terms are defined in or understood for the purposes of the Uniform Commercial Code as in effect in New York;

provided, however, that such second priority security interest in the Collateral shall not attach to or otherwise apply with respect to any asset of the Reorganized Debtors that may not be pledged pursuant to any applicable law, order, rule or regulation of any governmental authority or pursuant any agreement or contract that relates to such asset, including, but not limited to, any Medicaid, Medicare, CHAMPUS and CHAMPVA receivables.

Such second priority security interest shall not be subordinated to any indemnification claims brought after the Effective Date against the Reorganized Debtors by officers or directors of the Reorganized Debtors.

The Reorganized Debtors hereby irrevocably constitute and appoint Secured Party and any agent or representative thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Reorganized Debtors for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of the Reorganized Debtors, without notice to or assent by the Reorganized Debtors to do the following: (i) to ask, demand, collect, receive and give

2

acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the names of the Reorganized Debtors or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable; (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (iii) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; and (iv) generally to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and the Reorganized Debtors’ expense, at any time, or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Reorganized Debtors. The Reorganized Debtors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this section is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

4.                                       Covenants.

As long as the Obligations are outstanding:

4.1                                      Management Compensation. The Reorganized Debtors shall not enter into employment arrangements with management employees unless they are (i) comparable to arrangements approved by the Bankruptcy Court; or (ii) consistent with the past practice of the Reorganized Debtors prior to their reorganization; or (iii) on terms that are at least as favorable to the Reorganized Debtors as the fair market value of the services to be rendered by such management employees.

4.2                                      Restricted Payments. Until the Obligations are paid and performed in full, CDSI shall not declare or pay any dividend or make any other payment or distribution on account of (i) Equity Interests, (ii) any Claim of Private Investment Bank Limited (“PIBL”) or (iii) any Claim TEGCO Investments, LLC. For purposes of this Section 4.2, “Equity Interests” means corporate stock of CDSI and all warrants, options or other rights to acquire corporate stock (but excluding any debt security that is convertible into, or exchangeable for, corporate stock) of CDSI.

4.3                                      Indebtedness. The Reorganized Debtors shall not create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness that is senior to the CCG Note except working capital lines obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.00 (the “Senior Indebtedness”).

4.4                                      Inter-Company Transfers. The Reorganized Debtors shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to.

3

or purchase any property or assets from, their Affiliates (each, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are no less favorable to the relevant Reorganized Debtor than those that would have been obtained in a comparable transaction by the relevant Reorganized Debtor with an unrelated “person” (as such term is used in Section 13(d)(3) of the Exchange Act). For purposes of this Section 4.4, “Affiliate”means any entity directly or indirectly controlled by or under common control with a Reorganized Debtor.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1)                                          any transaction between or among the Reorganized Debtors, on the one hand, and Chartwell Management Company, Inc., and CHT and their respective direct and indirect subsidiaries, including, but not limited to, Chartwell Pennsylvania, L.P., Chartwell Midwest Indiana, LLC, Chartwell-Southern New England LLC, Chartwell Rocky Mountain Region, Chartwell U.C.Davis Health Systems, L.L.C., Chartwell Michigan, LLC, Northwest Home Care LLC, Innova Home Therapies, LLC, Chartwell Wisconsin Enterprises, LLC, Chartwell-Midwest Wisconsin, LLC and Chartwell-Midwest Wisconsin Health Resources, LLC, on the other hand, so long as such transaction cannot reasonably be expected to impair the Reorganized Debtors’ ability to make timely payments on the CCG Note.

(2)                                          the payment of management fees pursuant to management agreements either (A) existing on the Effective Date or (B) entered into after the Effective Date, to the extent that such management agreements provide for fees no higher than the fees existing under the management agreements existing on the Effective Date; and

(3)                                          existing agreements or arrangements entered into by the Reorganized Debtors in the ordinary course of business and consistent with the past practice of the Reorganized Debtors or their predecessors.

4.5                                     Excess Cash Flow. To the extent the Reorganized Debtors’ cash flow exceeds the projections in the Disclosure Statement Relating to the Plan (the “Excess Cash Flow”), sufficient monies must be maintained such that there is no impairment on the Reorganized Debtors’ ability to make timely payments on the CCG Note.

4.6                                     Organization. The Reorganized Debtors will not (i) change their names or identities or (ii) change their type or jurisdiction of incorporation unless the Reorganized Debtors have given Secured Party at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement as Secured Party may deem appropriate or otherwise to maintain perfection of Secured Party’s security interest in the Collateral.

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5.                                             No Waiver. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Security Agreement be binding upon Secured Party except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair Secured Party’s rights or the Reorganized Debtors’ obligations under this Security Agreement.

6.                                             Representations and Warranties. The Reorganized Debtors hereby represent and warrant to Secured Party that:

(a)                                          the Reorganized Debtors have all requisite power and authority to execute, deliver and perform their obligations under this Security Agreement and such other instruments or agreements relating thereto to which they are or may become a party;

(b)                                         the Reorganized Debtors have duly executed and delivered this Security Agreement, and this Security Agreement is the legal, valid and binding obligation of the Reorganized Debtors, enforceable in accordance with its terms; and

(c)                                          the execution, delivery and performance of this Security Agreement by the Reorganized Debtors does not conflict with, or constitute a violation under, any law, regulation order, agreement or instrument to which the Reorganized Debtors are a party or by which the Reorganized Debtors or their properties are bound.

5

7.                                               Events of Default. An “Event of Default” shall exist under this Security Agreement if at any time:  (a) the Reorganized Debtors shall fail to make any payment hereunder or the CCG Note within 30 days of such payment being due; (b) any Change of Control (as defined below) of any of the Reorganized Debtors or CHT, as hereinafter defined, shall occur; or (c) Reorganized Debtors shall fail to observe and perform in any material respect any covenant of the Reorganized Debtors under Section 4 of this Security Agreement and such failure shall continue for 30 days after the Reorganized Debtors shall have received notice of such failure. For purposes of this Section 7, a “Change of Control” shall mean: (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of any Reorganized Debtor or CHT to any person other than (i) any affiliate of the Reorganized Debtors or CHT, (ii) PIBL or any of its affiliates (collectively, the “PIBL Group”), (iii) Chrysalis Management Group or any of its affiliates (collectively, “Chrysalis”) or any other financial advisor or manager designated by PIBL or its affiliates to replace Chrysalis or any such replacement of Chrysalis (Chrysalis or any such management replacement, the “Control Designee”) (the PIBL Group, the Control Designee and any of their affiliates, collectively, the “Principals”), (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Principals, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of any of the Reorganized Debtors or CHT, measured by voting power rather than number of shares, or (3) any of the Reorganized Debtors or CHT consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, any of the Reorganized Debtors or CHT, in any such event pursuant to a transaction in which any of the outstanding voting stock of the any of the Reorganized Debtors or CHT is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of such Reorganized Debtors or CHT, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person immediately after giving effect to such issuance.

8.                                       Remedies.

(a)                                  In the case that an Event of Default shall occur and be continuing, the Obligations shall become immediately due and payable and Secured Party shall be entitled to exercise all of Secured Party’s rights, powers and remedies (whether pursuant to applicable law or this Security Agreement) with respect thereto and for the protection and enforcement of Secured Party’s rights in the Collateral, including, without limitation, the following:

(i)                                     the right to receive all monies or other property which, but for the occurrence of the Event of Default, the Reorganized Debtors would have been entitled to retain; and

(ii)                                  to transfer registration of the Collateral into Secured Party’s name; and

6

(iii)                               to sell, assign or otherwise dispose of the Collateral, in the entirety or in separate lots, and generally in such manner, at such time or times, at such place or places and on commercially reasonable terms in compliance with any mandatory requirements of applicable law, and, to the extent permitted by any such requirements of law, Secured Party may bid (which may be a credit bid) for and become the purchaser of the Collateral (or any portion thereof), offered for sale in accordance with this Section 8 without accountability to the Reorganized Debtors, except pursuant to subsection (b) below. Notwithstanding anything to the contrary contained herein, the Secured Party shall give the Reorganized Debtors at least 10-days notice of any such sale, assignment or other disposal of any Collateral.

(b)                                 The net proceeds of any disposition or other acquisition of any Collateral obtained pursuant to this section shall be applied as follows:

(i)                                     first, to the payment of all reasonable expenses and fees (including reasonable attorney’s fees) incurred by Secured Party in foreclosing on and disposing of the Collateral;

(ii)                                  next, any surplus then remaining to the payment of the Obligations (whether matured or unmatured) in such order as Secured Party may determine in its sole discretion; and

(iii)                               thereafter, if no other Obligations are outstanding, any surplus then remaining shall be paid to the Reorganized Debtors or to such other person legally entitled to same; it being understood that the Reorganized Debtors will remain liable to Secured Party to the extent of any deficiency between the amount of the Obligations and the aggregate of all amount realized from Collateral.

9.                                          Cumulative Rights. Secured Party’s rights, powers and remedies under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party under law, under the Plan and under the CCG Note, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

10.                                    Conditions to Effectiveness. The parties to this Security Agreement hereby acknowledge that this Security Agreement and the CCG Note shall not be effective until the Effective Date.

11.                                    Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of the CCG Note and/or this Security Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

12.                                    Intercreditor Agreement.  Secured Party hereby agrees to enter into an Intercreditor Agreement with any lenders and/or providers of the Senior Indebtedness and to agree to any terms that are commercially reasonable or similar to those that are generally required by lenders in a senior position.

13.                                    Miscellaneous.

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(a)                                  Successors and Assigns. This Security Agreement shall be binding upon the Reorganized Debtors and upon the Reorganized Debtors’ successors; and all references herein to the Reorganized Debtors shall be deemed to include any successor or successors, whether immediate or remote. The Reorganized Debtors shall have no right to assign their obligations hereunder. This Security Agreement shall inure to the benefit of Secured Party and its successors, assigns and transferees.

(b)                                 Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Security Agreement shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(c)                                  Service of Process. The Reorganized Debtors agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which Secured Party shall have been notified in writing, and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(d)                                 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Security Agreement shall be in writing and shall be deemed to have been duly given when addressed to the appropriate person and deposited in the U.S. Postal Service via registered mail. The initial address for notices to the Reorganized Debtors are set forth beneath their respective signatures below.

(e)                                  Governing Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(f)                                    Waiver of Jury Trial. THE REORGANIZED DEBTORS, BY THEIR EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, AND SECURED PARTY, BY ACCEPTING THIS SECURITY AGREEMENT, EACH EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(g)                                 Counterparts. This Security Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to constitute a single document. Copies of this Security Agreement shall have the same effect and enforceability as the original.

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(h)                                 Termination. This Security Agreement shall terminate and be of no further force and effect once the Obligations have been fully discharged.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Reorganized Debtors and Secured Party have caused this Security Agreement to be executed and delivered as of the date first above written.

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

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SECURED PARTY:

CCG CREDITORS’ TRUST

By:
Name:
Title:
Address:
Attn:
Telecopy:

10

CHARTWELL DIVERSIFIED SERVICES, INC. TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation, (“Debtor”); CDSI, as reorganized, CCS, as reorganized, and CCG, as reorganized (collectively, “Reorganized Debtors”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.                                   WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which is being jointly administered with certain other cases under case numbers 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.                                     WHEREAS, on March 26, 2004, the Debtor and certain other debtors filed the “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (the “Plan”);

C.                                     WHEREAS, the holders of Allowed and Disputed Class A-4 Claims (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the CDSI Note and the proceeds to be received on account thereof (“Trust Estate”);

D.                                    WHEREAS, pending the resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.                                      WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.                                      WHEREAS, the Reorganized Debtors desire that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

H.                                    WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor, the Reorganized Debtors and the Trustee hereby agree as follows.

A G R E E M E N T S:

1.                                       Defined Terms; Rules of Interpretation.

1.1                                 Capitalized Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2                                 Computation of Time. In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3                                 Rules of Interpretation. For purposes of this Agreement, unless otherwise provided herein:

1.3.1                        any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2                        any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3                        any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4                        except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5                        the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6                        the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7                        except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4                                 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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1.5                                 Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes. In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.                                       Declaration of Trust; Purpose.

2.1                                 Creation of Trust. Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries. The Trust is irrevocable. Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2                                 Conveyance of Trust Estate.

2.2.1                        Effective Date Transfers. On the Effective Date, the Reorganized Debtors shall irrevocably issue the CDSI Note to the Trustee for the benefit of the Beneficiaries, free and clear of all claims, interests or liens, including, without limitation, those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns. The Trustee shall accept the issuance of the CDSI Note, in trust, for the purposes set forth in the Plan and this Agreement.

2.2.2                        Post-Effective Date Transfers. Payments on the CDSI Note shall be made by the Reorganized Debtors to the Trust in accordance with the terms of the CDSI Note as specified in the Plan.

2.3                                 Acceptance of Fiduciary Duty. The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

2.4                                 Purpose of Trust. This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate, and (b) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business. The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.                                       Beneficial Interests.

3.1                                 Beneficial Interests. The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

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3.2                                 No Transfer or Exchange.  Beneficial Interests in the Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”). Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.                                       Administration of Trust Estate.

4.1                                 Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)                                  to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)                                 to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)                                  to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including, without limitation, drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)                                 to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)                                  to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)                                    to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

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(g)                                 to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

(h)                                 to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(i)                                     to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(j)                                     to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including, without limitation, the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(k)                                  to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(1)                                  to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(m)                               to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2                                 Limitations on the Trustee; Investments.

4.2.1                        No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2                        Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the

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disbursement thereof in accordance with this Agreement and the Plan. The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof,

4.3                                 Objections to Trust Claims; Settlement.

4.3.1                        Objections. Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims. The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) ninety (90) days after the Effective Date and (b) ninety (90) days after the particular proof of claim for a Trust Claim has been filed. Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon such holders and the Office of the United States Trustee. If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, the deadline shall be ninety (90) days after the Trustee obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.

4.3.2                        Settlement.  The Trustee has the right and standing to compromise and settle any objections to disputed Trust Claims as follows:

(a)                                  Claim Under $50,000.  Subject to Section 4.3.2(c), if (i) the proposed settlement involves a disputed Trust Claim that was filed in a face amount less than fifty thousand dollars ($50,000.00) and (ii) the proposed settlement amount is not more than the face amount of such disputed Trust Claim, such Claim may be settled without approval of the Bankruptcy Court or any other party.

(b)                                 Claim of $50,000 or More.  Subject to Section 4.3.2(c), if the proposed settlement involves a disputed Trust Claim that was filed in a face amount of $50,000 or more and the proposed settlement amount is not more than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement (with a 15-day period in which to object) to those persons specifically identified in Section 8.2. If no objection is received by the Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim without the need for further review or approval of the Bankruptcy Court or any other party.  If an objection to a proposed settlement is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection and/or approve the settlement.

(c)                                  Settlement in Excess of Face Amount. If the proposed settlement amount is greater than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement to those persons specifically

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identified in Section 8.2 and shall schedule a Bankruptcy Court hearing for approval of the settlement.

4.4                                 [Intentionally left blank]

4.5                                 Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjusters, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.7), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.6                                 Disputed Claims Reserve.

4.6.1                        Creation of the Disputed Claims Reserve.  As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”). In accordance with the Plan and Section 5.5.3, on the (“Initial Distribution Date”) and on each Interim Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such distribution date if such Trust Claims later become Allowed Claims. Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

4.6.2                        Maintenance of the Disputed Claims Reserve. As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.6.3                        Termination of the Disputed Claims Reserve. After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Trustee in accordance with the Plan and this Agreement.

4.7                                 Administrative Expense Reserve. On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trust’s counsel or other Professionals employed by the Trustee.  The

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Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate. After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement. Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.8                                 Compensation of Trustee and Professionals. From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan. The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties. The Trustee shall provide notice (with a 15-day period in which to object) to the persons specifically identified in Section 8.2 of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder. If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party. If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection.

4.9                                 Transferee Liabilities. If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee. In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

4.10                           Payment of United States Trustees’ Fees. From and after the Effective Date, any applicable U.S. Trustees’ fees, related to assets transferred to the Liquidating Trust, which are payable during the administration of the Plan and until the cases are converted, dismissed or closed, shall be paid by the Trustee from the Administrative Expense Reserve or in accordance with section 4.8 of this Agreement.

4.11                           Tax Issues.

4.11.1                  Taxation as Disputed Ownership Fund. The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be  taxed as a “qualified settlement fund” as described in Treasury Regulations section 1.468B-2.

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4.11.2                  Fiscal Year. The Trust’s fiscal year shall end on December 31 of each year.

4.11.3                  Accounting Method. The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.11.4                  Administrator; Returns. The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l). In accordance with Proposed Treasury Regulations section 1.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC. The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.11.5                  Withholding Requirements. The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements. The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit. Any property so withheld shall be paid by the Trustee to the appropriate authority. If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

4.12                           Reports. The Trustee shall prepare and provide to the specified persons the following reports:

4.12.1                  Quarterly Reports. Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.2 and those requesting such a report in writing. In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

4.12.2                  Unaudited Financial Reports. The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

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4.12.3                  Final Report. The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.2 and cause such report to be filed with the Bankruptcy Court.

5.                                       Distributions from the Trust.

5.1                                 Payments from Trust Estate. All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan. Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided. In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest). No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

5.2                                 Distribution Dates. Subject to the discretion of the Trustee, and pursuant to the Plan and this Agreement, distributions from the Trust to the Beneficiaries shall be made on the one hundred twenty first (121st) day after the Effective Date or as soon as practicable thereafter, (“Initial Distribution Date”) and quarterly thereafter (or as soon as practicable after such quarter has ended) (each an “Interim Distribution Date” and collectively, together with the Initial Distribution Date (as defined in Section 5.11), “Distribution Dates”). The Trustee may, in the Trustee’s sole discretion, distribute any property required to be distributed under the Plan prior to the one hundred twenty first (121st) day after the Effective Date and such earlier date shall become the Initial Distribution Date.

5.3                                 Distribution Amount. On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries holding Allowed Trust Claims (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, and (c) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust. Subject to Sections 5.11 and 5.12, the aggregate amount to be distributed to the Beneficiaries holding Allowed Trust Claims in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

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5.4                                 Establishment of the Claim Accounts.

5.4.1                        Establishment, Revision of Claims List. On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2                        Reliance; Revision of Claims List. The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3. The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3                        Establishment of the Claim Accounts. Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”). It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5                                 Allocation of Distribution Amounts.

5.5.1                        Generally. On each distribution date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6. Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein. Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.8.

5.5.2                        Allocation of Distribution Amount. The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3                        Transfer to the Disputed Claims Reserve. After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts

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shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6                                 Distributions to Beneficiaries. Distributions from the Trust shall be made only in respect of Allowed Trust Claims. Subject to the provisions of this Section 5, on each distribution date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed. Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7                                 Setoffs. Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8                                 Allocations and Distributions of Cash Allocated to Disputed Claims.At such time as the Trustee is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”):(i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next distribution date pursuant to Section 5.6.  Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9                                 Fractional Distributions. Notwithstanding anything to the contrary herein, no distributions in fractions of U.S. Dollars shall be issued. Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

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5.10                           Unclaimed Property.

5.10.1                  Allocation to Claim Accounts.  If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including, without limitation, (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days. Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2                  No Further Distributions. If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within for one hundred eighty (180) days after the distribution date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

5.10.3                  Distributions of Unclaimed Property. Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)                                  Beneficiary Located,  If a Beneficiary shall claim such Unclaimed Property within for one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Interim Distribution Date or the Final Distribution Date, as the case may be. No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)                                 Reallocation and Redistribution of Unclaimed Property. If no claim is made for Unclaimed Property by the Beneficiary within for one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtor or the Trustee, or any of their respective properties. All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date. Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11                           Final Distribution. Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received, including, without limitation, all payments with respect to the CDSI Note, and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”). Once the

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amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Distribution Date”):

5.11.1                  Trust Expenses. First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2                  Distribution to Beneficiaries. Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12                           No De Minimis Distributions. No distribution shall be made to a Beneficiary if the amount of such distribution is less than twenty-five dollars ($25.00). Any such undistributed amount shall remain allocated to such Beneficiary’s Claim Account for payment on the next Distribution Date. Notwithstanding the foregoing, the final distribution to any Beneficiary on the Final Distribution Date in accordance with Section 5.11 shall be made even if it is less than twenty-five dollars ($25.00).

5.13                           Termination. The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by order of the Bankruptcy Court.

6.                                       Concerning the Trustee.

6.1                                 Acceptance by the Trustee. The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement. The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee. The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

6.2                                 Standard of Care; Exculpation. The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3                                 Limitation on Liability. The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his

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Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

6.4                                 Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

6.5                                 Reliance by the Trustee.

6.5.1                        Genuineness of Documents. The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2                        Reliance on Certificates or Opinions. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.5.3                        Reliance on Professionals. The Trustee may consult with Professionals, including legal counsel and with independent public accountants and other experts to be selected by him. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be liable for any action taken or for any omission made in reliance on any opinion or certification of such Professionals or in accordance with the advice of such Professionals.

6.6                                 Reliance on the Trustee. No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

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6.7                                 Indemnification.

6.7.1                        Indemnification of Trustee. The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties. The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2                        Payment of Expenses. The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8                                 Resignation and Removal.

6.8.1                        Resignation. The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.2 and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2                        Removal. The Trustee may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust. Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3                        Appointment of Successor Trustee. If, at any time, the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

6.8.4                        Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein. Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein. Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

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6.8.5                        Trust Continuance. The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee.  In the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.                                       Supplements and Amendments to this Agreement.

7.1                                 Supplements and Amendment. At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate. In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2                                 Notice and Effect of Executed Amendment. Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.                                       Miscellaneous.

8.1                                 Binding Agreement. All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be. Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.2                                 Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

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If to [insert members of the Committee]:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the Reorganized Debtors:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg

Irell & Manella LLP

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the Trustee:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the Office of the United States Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [             ]

Fax: [             ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

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8.3                                 Severability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.4                                 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.5                                 Governing Law. This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.6                                 Retention of Jurisdiction. In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court.  Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

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CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual
capacity, but solely as Trustee of the CDSI Trust

21

CDSI NOTE

$250,000.00	New York, New York

May , 2004

FOR VALUE RECEIVED, the Reorganized Debtors hereby absolutely and unconditionally promise to pay to the CDSI Creditors’ Trust, in accordance with the payment schedule set forth below, in immediately available funds, the principal amount of $250,000.00 (the “Principal Amount”).

1.                                       Definitions. Capitalized terms defined in that certain Security Agreement, dated as of the date hereof, by and between the Reorganized Debtors and the CDSI Creditors’ Trust (the “Security Agreement”), whether directly or indirectly by reference, shall have the respective meanings herein assigned to such terms in the Security Agreement.

2.                                       Terms of Payment. This Note shall have a final maturity of one year after the Effective Date (the “Maturity Date”), subject to the mandatory prepayment provisions of Section 3 of this Note. The Reorganized Debtors shall pay, based on a two year amortization period, in immediately available funds, the Principal Amount to the CDSI Creditors’ Trust together with interest thereon at a the rate of 6% per annum (or, if less, the maximum rate permitted by applicable law), payable quarterly in arrears on [Insert Dates].

3.                                       Mandatory Prepayment. The outstanding Principal Amount of this Note is subject to prepayment in whole upon the occurrence and during the continuance of any Event of Default. Upon the occurrence and during the continuation of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all other amounts owing hereunder may be declared to be immediately due and payable by the CDSI Creditors’ Trust.

4.                                       Voluntary Prepayment. This Note may be pre-paid by or on behalf of the Reorganized Debtors at any time without penalty.

5.                                       Security. This Note is secured by the security interests in and liens on the assets of the Reorganized Debtors granted pursuant to the Security Agreement.

6.                                       Successors and Assigns. This Note shall be binding upon the Reorganized Debtors’ successors and assigns, and shall inure to the benefit of the CDSI Creditors’ Trust’s successors and assigns.

7.                                       Computation of Interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

8.                                       Construction with the Security Agreement. The Security Agreement is hereby incorporated fully by reference and is made a part hereof for all purposes.

9.                                       Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Note and/or the Security Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW).

IN WITNESS WHEREOF, the Reorganized Debtors has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

2

I&M Draft 3-23-04

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is dated as of                              , 2004, by and between the CDSI Creditors’ Trust (in such capacity, “Secured Party”) on the one hand, and Chartwell Community Services, Inc., a Texas corporation, as reorganized; Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation, as reorganized; Chartwell Care Givers, Inc. (“CCG”), a Delaware corporation, as reorganized (collectively, the “Reorganized Debtors”), on the other hand.

RECITALS

A.                                   WHEREAS, voluntary petitions were filed by the Reorganized Debtors on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which are being jointly administered with certain other cases under case numbers 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.                                     WHEREAS, on March 5, 2004, the Reorganized Debtors filed the “Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 5, 2004” (the “Plan”) [Update once Plan is amended];

C.                                     WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

D.                                    WHEREAS, the Plan provides that the Reorganized Debtors issue the CDSI Note to Secured Party, which is to be secured by certain assets of the Reorganized Debtors; and

E.                                      WHEREAS, the Reorganized Debtors are entering into this Security Agreement to secure their obligations under the CDSI Note.

AGREEMENT

NOW THEREFORE, in consideration of the promises contained herein and in the Plan for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and the Reorganized Debtors agree as follows:

1.                                       Capitalized Terms. Capitalized terms used herein or in the CDSI Note and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan;

2.                                       Obligations. The Reorganized Debtors hereby acknowledge that the Reorganized Debtors shall be responsible to Secured Party for the Obligations. The term “Obligations,” as used herein, shall mean all obligations owing to Secured Party under the CDSI Note. For the purposes of this Security Agreement, Obligations shall include all of the obligations described in the definition thereof, notwithstanding any right or power of the Reorganized Debtors or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Reorganized Debtors hereunder. The Reorganized Debtors’ obligations under this Security Agreement shall be absolute and unconditional irrespective of any circumstance whatsoever that might constitute a legal or equitable discharge or defense of the Reorganized Debtors.

3.                                       Security. The Reorganized Debtors hereby pledge, grant and assign to Secured Party, to secure the prompt and complete payment and performance of the Obligations when due, a second priority, perfected security interest in and to all of the Reorganized Debtors’ right, title and interest (whether now owned and existing or hereafter arising or acquired) in all present and future assets of the Reorganized Debtors (collectively, the “Collateral”), including without limitation:

All accounts, cash, chattel paper, contract rights, copyrights, deposit accounts, documents, documents of title, electronic chattel paper, equipment, fixtures, furnishings, franchises, general intangibles, goods, guarantees, intellectual property, inventory, instruments, investment property, letter of credit rights, licenses, merchandise, patents, payment intangibles, permits, supporting obligations, trade secrets, trademarks, tradenames, and cash or non-cash proceeds of any of the foregoing, in each case, as applicable, as such terms are defined in or understood for the purposes of the Uniform Commercial Code as in effect in New York;

provided, however, that such second priority security interest in the Collateral shall not attach to or otherwise apply with respect to any asset of the Reorganized Debtors that may not be pledged pursuant to any applicable law, order, rule or regulation of any governmental authority or pursuant any agreement or contract that relates to such asset, including, but not limited to, any Medicaid, Medicare, CHAMPUS and CHAMPVA receivables.

Such second priority security interest shall not be subordinated to any indemnification claims brought after the Effective Date against the Reorganized Debtors by officers or directors of the Reorganized Debtors.

The Reorganized Debtors hereby irrevocably constitute and appoint Secured Party and any agent or representative thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Reorganized Debtors for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of the Reorganized Debtors, without notice to or assent by the Reorganized Debtors to do the following:  (i) to ask, demand, collect, receive and give

2

acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the names of the Reorganized Debtors or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable; (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (iii) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; and (iv) generally to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and the Reorganized Debtors’ expense, at any time, or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Reorganized Debtors. The Reorganized Debtors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this section is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

4.                                       Covenants.

As long as the Obligations are outstanding:

4.1                                 Management Compensation. The Reorganized Debtors shall not enter into employment arrangements with management employees unless they are (i) comparable to arrangements approved by the Bankruptcy Court; or (ii) consistent with the past practice of the Reorganized Debtors prior to their reorganization; or (iii) on terms that are at least as favorable to the Reorganized Debtors as the fair market value of the services to be rendered by such management employees.

4.2                                 Restricted Payments. Until the Obligations are paid and performed in full, CDS1 shall not declare or pay any dividend or make any other payment or distribution on account of (i) Equity Interests, (ii) any Claim of Private Investment Bank Limited (“PIBL”) or (iii) any Claim TEGCO Investments, LLC.  For purposes of this Section 4.2, “Equity Interests” means corporate stock of CDSI and all warrants, options or other rights to acquire corporate stock (but excluding any debt security that is convertible into, or exchangeable for, corporate stock) of CDSI.

4.3                                 Indebtedness. The Reorganized Debtors shall not create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness that is senior to the CDSI Note except working capital lines obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.00 (the “Senior Indebtedness”).

4.4                                 Inter-Company Transfers. The Reorganized Debtors shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to,

3

or purchase any property or assets from, their Affiliates (each, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are no less favorable to the relevant Reorganized Debtor than those that would have been obtained in a comparable transaction by the relevant Reorganized Debtor with an unrelated “person” (as such term is used in Section 13(d)(3) of the Exchange Act). For purposes of this Section 4.4, “Affiliate” means any entity directly or indirectly controlled by or under common control with a Reorganized Debtor.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1)                                  any transaction between or among the Reorganized Debtors, on the one hand, and Chartwell Management Company, Inc., and CHT and their respective direct and indirect subsidiaries, including, but not limited to, Chartwell Pennsylvania, L.P., Chartwell Midwest Indiana, LLC, Chartwell-Southern New England LLC, Chartwell Rocky Mountain Region, Chartwell U.C.Davis Health Systems, L.L.C., Chartwell Michigan, LLC, Northwest Home Care LLC, Innova Home Therapies, LLC, Chartwell Wisconsin Enterprises, LLC, Chartwell-Midwest Wisconsin, LLC and Chartwell-Midwest Wisconsin Health Resources, LLC, on the other hand, so long as such transaction cannot reasonably be expected to impair the Reorganized Debtors’ ability to make timely payments on the CDSI Note.

(2)                                  the payment of management fees pursuant to management agreements either (A) existing on the Effective Date or (B) entered into after the Effective Date, to the extent that such management agreements provide for fees no higher than the fees existing under the management agreements existing on the Effective Date; and

(3)                                  existing agreements or arrangements entered into by the Reorganized Debtors in the ordinary course of business and consistent with the past practice of the Reorganized Debtors or their predecessors.

4.5                                 Excess Cash Flow. To the extent the Reorganized Debtors’ cash flow exceeds the projections in the Disclosure Statement Relating to the Plan (the “Excess Cash Flow”), sufficient monies must be maintained such that there is no impairment on the Reorganized Debtors’ ability to make timely payments on the CDSI Note.

4.6                                 Organization. The Reorganized Debtors will not (i) change their names or identities or (ii) change their type or jurisdiction of incorporation unless the Reorganized Debtors have given Secured Party at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement as Secured Party may deem appropriate or otherwise to maintain perfection of Secured Party’s security interest in the Collateral.

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5.                                       No Waiver. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Security Agreement be binding upon Secured Party except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair Secured Party’s rights or the Reorganized Debtors’ obligations under this Security Agreement.

6.                                       Representations and Warranties. The Reorganized Debtors hereby represent and warrant to Secured Party that:

(a)                                  the Reorganized Debtors have all requisite power and authority to execute, deliver and perform their obligations under this Security Agreement and such other instruments or agreements relating thereto to which they are or may become a party;

(b)                                 the Reorganized Debtors have duly executed and delivered this Security Agreement, and this Security Agreement is the legal, valid and binding obligation of the Reorganized Debtors, enforceable in accordance with its terms; and

(c)                                  the execution, delivery and performance of this Security Agreement by the Reorganized Debtors does not conflict with, or constitute a violation under, any law, regulation order, agreement or instrument to which the Reorganized Debtors are a party or by which the Reorganized Debtors or their properties are bound.

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7.                                       Events of Default. An “Event of Default” shall exist under this Security Agreement if at any time: (a) the Reorganized Debtors shall fail to make any payment hereunder or the CDSI Note within 30 days of such payment being due; (b) any Change of Control (as defined below) of any of the Reorganized Debtors or CHT, as hereinafter defined, shall occur; or (c) Reorganized Debtors shall fail to observe and perform in any material respect any covenant of the Reorganized Debtors under Section 4 of this Security Agreement and such failure shall continue for 30 days after the Reorganized Debtors shall have received notice of such failure. For purposes of this Section 7, a “Change of Control” shall mean: (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of any Reorganized Debtor or CHT to any person other than (i) any affiliate of the Reorganized Debtors or CHT, (ii) P1BL or any of its affiliates (collectively, the “PIBL Group”), (iii) Chrysalis Management Group or any of its affiliates (collectively, “Chrysalis”) or any other financial advisor or manager designated by PIBL or its affiliates to replace Chrysalis or any such replacement of Chrysalis (Chrysalis or any such management replacement, the “Control Designee”) (the PIBL Group, the Control Designee and any of their affiliates, collectively, the “Principals”), (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Principals, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of any of the Reorganized Debtors or CHT, measured by voting power rather than number of shares, or (3) any of the Reorganized Debtors or CHT consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, any of the Reorganized Debtors or CHT, in any such event pursuant to a transaction in which any of the outstanding voting stock of the any of the Reorganized Debtors or CHT is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of such Reorganized Debtors or CHT, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person immediately after giving effect to such issuance.

8.                                       Remedies.

(a)                                  In the case that an Event of Default shall occur and be continuing, the Obligations shall become immediately due and payable and Secured Party shall be entitled to exercise all of Secured Party’s rights, powers and remedies (whether pursuant to applicable law or this Security Agreement) with respect thereto and for the protection and enforcement of Secured Party’s rights in the Collateral, including, without limitation, the following:

(i)                                     the right to receive all monies or other property which, but for the occurrence of the Event of Default, the Reorganized Debtors would have been entitled to retain; and

(ii)                                  to transfer registration of the Collateral into Secured Party’s name; and

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(iii)                               to sell, assign or otherwise dispose of the Collateral, in the entirety or in separate lots, and generally in such manner, at such time or times, at such place or places and on commercially reasonable terms in compliance with any mandatory requirements of applicable law, and, to the extent permitted by any such requirements of law, Secured Party may bid (which may be a credit bid) for and become the purchaser of the Collateral (or any portion thereof), offered for sale in accordance with this Section 8 without accountability to the Reorganized Debtors, except pursuant to subsection (b) below. Notwithstanding anything to the contrary contained herein, the Secured Party shall give the Reorganized Debtors at least 10-days notice of any such sale, assignment or other disposal of any Collateral.

(b)                                 The net proceeds of any disposition or other acquisition of any Collateral obtained pursuant to this section shall be applied as follows:

(i)                                     first, to the payment of all reasonable expenses and fees (including reasonable attorney’s fees) incurred by Secured Party in foreclosing on and disposing of the Collateral;

(ii)                                  next, any surplus then remaining to the payment of the Obligations (whether matured or unmatured) in such order as Secured Party may determine in its sole discretion; and

(iii)                               thereafter, if no other Obligations are outstanding, any surplus then remaining shall be paid to the Reorganized Debtors or to such other person legally entitled to same; it being understood that the Reorganized Debtors will remain liable to Secured Party to the extent of any deficiency between the amount of the Obligations and the aggregate of all amount realized from Collateral.

9.                                       Cumulative Rights. Secured Party’s rights, powers and remedies under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party under law, under the Plan and under the CDSI Note, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

10.                                 Conditions to Effectiveness. The parties to this Security Agreement hereby acknowledge that this Security Agreement and the CDSI Note shall not be effective until the Effective Date.

11.                                 Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of the CDSI Note and/or this Security Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

12.                                 Intercreditor Agreement. Secured Party hereby agrees to enter into an Intercreditor Agreement with any lenders and/or providers of the Senior Indebtedness and to agree to any terms that are commercially reasonable or similar to those that are generally required by lenders in a senior position.

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13.                                 Miscellaneous.

(a)                                  Successors and Assigns. This Security Agreement shall be binding upon the Reorganized Debtors and upon the Reorganized Debtors’ successors; and all references herein to the Reorganized Debtors shall be deemed to include any successor or successors, whether immediate or remote. The Reorganized Debtors shall have no right to assign their obligations hereunder. This Security Agreement shall inure to the benefit of Secured Party and its successors, assigns and transferees.

(b)                                 Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Security Agreement shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(c)                                  Service of Process, The Reorganized Debtors agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which Secured Party shall have been notified in writing, and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(d)                                 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Security Agreement shall be in writing and shall be deemed to have been duly given when addressed to the appropriate person and deposited in the U.S. Postal Service via registered mail. The initial address for notices to the Reorganized Debtors are set forth beneath their respective signatures below.

(e)                                  Governing Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(f)                                    Waiver of Jury Trial. THE REORGANIZED DEBTORS, BY THEIR EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, AND SECURED PARTY, BY ACCEPTING THIS SECURITY AGREEMENT, EACH EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(g)                                 Counterparts. This Security Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to constitute a single document. Copies of this Security Agreement shall have the same effect and enforceability as the original.

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(h)                                 Termination. This Security Agreement shall terminate and be of no further force and effect once the Obligations have been fully discharged.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Reorganized Debtors and Secured Party have caused this Security Agreement to be executed and delivered as of the date first above written.

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

SECURED PARTY:

CDSI CREDITORS’ TRUST

By:

Name:
Title:
Address:
Attn:
Telecopy:

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Draft 3/26/04

CHARTWELL COMMUNITY SERVICES, INC. TRUST AGREEMENT

THIS TRUST AGREEMENT (the “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Community Services, Inc., a Texas corporation, (“Debtor”); CDSI, as reorganized, CCS, as reorganized, and CCG, as reorganized (collectively, “Reorganized Debtors”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (“Trustee”).

R E C I T A L S:

A.                                   WHEREAS, a voluntary petition was filed by the Debtor on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”) as case numbered 02-88568, which is being jointly administered with certain other cases under case numbers 02-88564, 02-88565, 02-88570, 02-88572 and 02- 88573;

B.                                     WHEREAS, on March 26, 2004, the Debtor and certain other debtors filed the “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (the “Plan”);

C.                                     WHEREAS, the holders of Allowed and Disputed Class C-4 Claims (“Trust Claims”) have asserted conflicting claims of ownership of, or a legal or equitable interest in the CCS Note and the proceeds to be received on account thereof (“Trust Estate”);

D.                                    WHEREAS, pending the resolution of the conflicting claims of the holders of Trust Claims (“Claimants”), the Plan contemplates that the Trust Estate will be transferred to a trust created under New York law (“Trust”) for the benefit of the holders of allowed Trust Claims (“Beneficiaries” and each individually a “Beneficiary”);

E.                                      WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

F.                                      WHEREAS, the Reorganized Debtors desire that the Trust be funded with the Trust Estate, in accordance with and as contemplated by the Plan;

G.                                     WHEREAS, the Beneficiaries desire to exchange their Trust Claims for their respective rights in and to the Trust Estate;

NOW THEREFORE, for and in consideration of the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtor, the Reorganized Debtors and the Trustee hereby agree as follows.

A G R E E M E N T S:

1.                                       Defined Terms; Rules of Interpretation.

1.1                                 Capitalized Terms. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. For purposes of this Agreement, Disputed Claims shall be included in the Class in which such Claims would be included if such claims were Allowed Claims.

1.2                                 Computation of Time. In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3                                 Rules of Interpretation. For purposes of this Agreement, unless otherwise provided herein:

1.3.1                        any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2                        any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3                        any reference to any entity as a holder of a Claim includes that entity’s successors, assigns, and affiliates;

1.3.4                        except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5                        the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

1.3.6                        the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7                        except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4                                 Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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1.5                                 Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes. In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.                                       Declaration of Trust; Purpose.

2.1                                 Creation of Trust. Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date the Trust shall be established for the benefit of the Beneficiaries. The Trust is irrevocable. Notwithstanding the creation of the Trust for the benefit of the Beneficiaries, the Beneficiaries shall not hold legal title to the Trust Estate, nor shall they have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiaries with respect to the Trust or the Trust Estate.

2.2                                 Conveyance of Trust Estate.

2.2.1                        Effective Date Transfers. On the Effective Date, the Reorganized Debtors shall irrevocably issue the CCS Note to the Trustee for the benefit of the Beneficiaries, free and clear of all claims, interests or liens, including, without limitation, those of the Debtor, Debtor’s affiliates and insiders, and all of their respective successors and assigns. The Trustee shall accept the issuance of the CCS Note, in trust, for the purposes set forth in the Plan and this Agreement.

2.2.2                        Post-Effective Date Transfers. Payments on the CCS Note shall be made by the Reorganized Debtors to the Trust in accordance with the terms of the CCS Note as specified in the Plan.

2.3                                 Acceptance of Fiduciary Duty. The Trustee hereby accepts the fiduciary duty imposed upon him by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

2.4                                 Purpose of Trust. This Trust is established for the purposes of (a) resolving the conflicting claims of ownership of the Trust Estate, including by objecting to Trust Claims, if appropriate, and (b) receiving and holding the Trust Estate and distributing the Cash of the Trust Estate to the Beneficiaries in accordance with the provisions of the Plan and this Agreement, with no objective to engage in the conduct of a trade or business. The Trustee shall take all reasonable and necessary actions to make timely distributions of the Trust Estate and to otherwise not unduly prolong the duration of the Trust.

3.                                       Beneficial Interests.

3.1                                 Beneficial Interests. The Beneficiaries’ interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

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3.2                                 No Transfer or Exchange. Beneficial Interests in the Trust are non-transferable and non-assignable other than to successors in interest, or by will, the laws of descent and distribution, or by operation of law (each a “Permitted Transfer”). Unless the Trustee receives actual written notice of a Permitted Transfer from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

4.                                       Administration of Trust Estate.

4.1                                 Powers of the Trustee. During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)                                  to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law and to make distributions under the Plan to the Beneficiaries of such assets;

(b)                                 to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in the Trustee’s individual or corporate capacity) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of the Trustee’s best business judgment, reasonably believes to be in the best interests of the Trust;

(c)                                  to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the Cash of the Trust may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including, without limitation, drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(d)                                 to employ attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons whose services may be necessary or advisable in the sole judgment of the Trustee to advise or assist it in the discharge of its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, appraisers, property managers, brokers, realtors, expert witnesses, insurance adjusters or other persons;

(e)                                  to hold, operate, market, and lease (for the purposes of holding for sale) the assets in the Trust Estate;

(f)                                    to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiaries in accordance with the terms of this Agreement;

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(g)                                 to borrow funds, but only to the extent such borrowing is necessary and consistent with the administration of the Trust in accordance with its purpose;

(h)                                 to object to and contest the allowance of any Trust Claim (or any Claim that could result in a Trust Claim) asserted against the Debtor or the Estate, and to prosecute, settle and/or defend such Claims and any counterclaims asserted in connection therewith (including by way of asserting the Debtors’ rights of recoupment, setoff or otherwise) in accordance with the Plan and subject to Section 4.3;

(i)                                     to sue or be sued in connection with any matter arising from or related to the Plan or this Agreement that affects in any way the rights or obligations of the Trust, the Trustee or the Beneficiaries;

(j)                                     to represent the interests of the Beneficiaries with respect to any matters relating to the Plan or this Agreement affecting the rights of the Beneficiaries, including, without limitation, the right to participate in any post-Effective Date motions to amend or modify the Plan or the Agreement, any appeals from the Confirmation Order as they relate to the classes of Claims to be paid from the Trust, and any actions to enforce or interpret the Plan;

(k)                                  to request that the Bankruptcy Court estimate any Claim that is contingent or unliquidated and to treat any such estimation of a Claim’s amount as the Allowed amount of such Claim or the maximum limitation on such claim, as appropriate, in accordance with the Plan;

(1)                                  to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement;

(m)                               to do any and all other things, not in violation of any other terms of this Agreement or the Plan which, in the reasonable business judgment of the Trustee, is necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate.

4.2                                 Limitations on the Trustee; Investments.

4.2.1                        No Trade or Business. The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiaries.

4.2.2                        Investments. The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Disputed Claim Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the

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disbursement thereof in accordance with this Agreement and the Plan. The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof.

4.3                                 Objections to Trust Claims; Settlement.

4.3.1                        Objections. Pursuant to the Plan, the Trustee shall have the right and standing to object to and contest the allowance of any Trust Claims. The Trustee must file all objections to Trust Claims with the Bankruptcy Court and serve notice of such objection upon the holders of such Claims by the later of (a) ninety (90) days after the Effective Date and (b) ninety (90) days after the particular proof of claim for a Trust Claim has been filed. Such deadline may be extended by an agreement between those holders of Trust Claims to whom the extension relates and the Trustee or by order of the Bankruptcy Court upon a motion Filed by the Trustee with notice of such motion to be served upon such holders and the Office of the United States Trustee. If an objection is not Filed to a proof of Claim relating to a Trust Claim by the objection bar dates established in the Plan, such Claim shall be treated as an Allowed Claim for all purposes under the Plan and this Agreement; provided, however, that if the holder of the Claim is a debtor under any chapter of the Bankruptcy Code, the deadline shall be ninety (90) days after the Trustee obtains relief from stay or other relief which will permit the Filing of an objection to such Claim.

4.3.2                        Settlement. The Trustee has the right and standing to compromise and settle any objections to disputed Trust Claims as follows:

(a)                                  Claim Under $50,000.  Subject to Section 4.3.2(c), if (i) the proposed settlement involves a disputed Trust Claim that was filed in a face amount less than fifty thousand dollars ($50,000.00) and (ii) the proposed settlement amount is not more than the face amount of such disputed Trust Claim, such Claim may be settled without approval of the Bankruptcy Court or any other party.

(b)                                 Claim of $50,000 or More. Subject to Section 4.3.2(c). if the proposed settlement involves a disputed Trust Claim that was filed in a face amount of $50,000 or more and the proposed settlement amount is not more than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement (with a 15-day period in which to object) to those persons specifically identified in Section 8.2. If no objection is received by the Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim without the need for further review or approval of the Bankruptcy Court or any other party. If an objection to a proposed settlement is received within the 1 5-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection and/or approve the settlement.

(c)                                  Settlement in Excess of Face Amount.  If the proposed settlement amount is greater than the face amount of the Claim, then the Trustee shall provide notice of the proposed settlement to those persons specifically

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identified in Section 8.2 and shall schedule a Bankruptcy Court hearing for approval of the settlement.

4.4                                 [Intentionally left blank]

4.5                                 Trust Expenses. All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any, and all expenses and fees incurred in the objection to Trust Claims, and any reasonable fees and expenses of the Trustee and any attorneys, accountants, investment advisors, expert witnesses, insurance adjusters, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve (as defined in Section 4.7), and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

4.6                                 Disputed Claims Reserve.

4.6.1                        Creation of the Disputed Claims Reserve. As soon as practicable after the initial transfer of the Trust Estate to the Trustee, the Trustee shall establish a reserve for the purpose of making payments to holders of Trust Claims that are disputed or subject to dispute that later become Allowed Claims (the “Disputed Claims Reserve”). In accordance with the Plan and Section 5.5.3, on the (“Initial Distribution Date”) and on each Interim Distribution Date (as defined in Section 5.2), the Trustee shall transfer to the Disputed Claims Reserve sufficient Cash to make the distributions required by the Plan to the holders of Trust Claims not paid on such distribution date if such Trust Claims later become Allowed Claims. Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Disputed Claims Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Disputed Claims Reserve need not be segregated and may be commingled for investment purposes.

4.6.2                        Maintenance of the Disputed Claims Reserve. As Cash is distributed on account of Claims that were previously reserved for, such distributed Cash amounts shall be deducted from and paid out of the Disputed Claims Reserve.

4.6.3                        Termination of the Disputed Claims Reserve. After all Trust Claims have either been finally disallowed or become Allowed Claims and payments on account of those Claims which have become Allowed Claims have been made out of the Disputed Claims Reserve, any Cash remaining in the Disputed Claims Reserve shall become unreserved Cash of the Trust Estate to be distributed by the Trustee in accordance with the Plan and this Agreement.

4.7                                 Administrative Expense Reserve. On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trust’s counsel or other Professionals employed by the Trustee.  The

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Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate. After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiaries on the Final Distribution Date (as defined in Section 5.11) in accordance with the terms of the Plan and this Agreement. Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

4.8                                 Compensation of Trustee and Professionals. From time to time after the Effective Date and without further order of the Bankruptcy Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his duties under this Agreement and the Plan. The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties. The Trustee shall provide notice (with a 15-day period in which to object) to the persons specifically identified in Section 8.2 of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder. If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Bankruptcy Court or any other party. If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Bankruptcy Court hearing to resolve the objection.

4.9                                 Transferee Liabilities. If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee. In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

4.10                           Payment of United States Trustees’ Fees. From and after the Effective Date, any applicable U.S. Trustees’ fees, related to assets transferred to the Liquidating Trust, which are payable during the administration of the Plan and until the cases are converted, dismissed or closed, shall be paid by the Trustee from the Administrative Expense Reserve or in accordance with section 4.8 of this Agreement.

4.11                           Tax Issues.

4.11.1                  Taxation as Disputed Ownership Fund. The Trustee shall report the Trust for federal and state income tax purposes as a “disputed ownership fund” as defined in Proposed Treasury Regulations section 1.468B-9 to be taxed as a “qualified settlement fund” as described in Treasury Regulations section 1.468B-2.

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4.11.2                  Fiscal Year. The Trust’s fiscal year shall end on December 31 of each year.

4.11.3                  Accounting Method. The Trust shall use an accrual method of accounting within the meaning of section 446(c) of the Internal Revenue Code of 1986, as amended (“IRC”).

4.11.4                  Administrator; Returns. The Trustee shall be the “administrator” of the Trust and shall fulfill the duties of an administrator of a disputed ownership fund as described in Proposed Treasury Regulations section 1.468B-9(b)(l). In accordance with Proposed Treasury Regulations section 1.468B-9(c)(l), the Trust shall be treated as the owner of all assets that it holds and the Trustee shall obtain an employer identification number for the Trust. Within the time required by applicable law, the Trustee shall prepare all required tax returns for the Trust (including requests for tax refunds and required information returns) and related reports and shall file them with the applicable taxing authorities and, if necessary or required, distribute copies to the Beneficiaries and shall otherwise comply with the requirements of proposed Treasury Regulations section 1.468B-9 and the IRC. The Trustee shall pay from the Trust Estate any taxes owed by the Trust in connection with such returns.

4.11.5                  Withholding Requirements. The Trustee shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions from the Trust pursuant to the Plan shall be subject to such withholding and reporting requirements. The Trustee may withhold all or part of a distribution amount due to any Beneficiary until such time as such Beneficiary provides the necessary information or Cash to comply with any withholding requirements of any Governmental Unit. Any property so withheld shall be paid by the Trustee to the appropriate authority. If a Beneficiary fails to provide (a) the information necessary to comply with the applicable withholding requirements of any Governmental Unit or (b) the Cash necessary to comply with any such applicable withholding requirements within ninety (90) days from the date of the request for such information from the Beneficiary, then such Beneficiary’s distribution amount shall be treated as Unclaimed Property and forfeited in accordance with Section 5.10.

4.12                           Reports. The Trustee shall prepare and provide to the specified persons the following reports:

4.12.1                  Quarterly Reports. Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to those persons specifically listed in Section 8.2 and those requesting such a report in writing.  In addition, the Trustee shall cause such report to be filed with the Bankruptcy Court.

4.12.2                  Unaudited Financial Reports. The Trustee shall prepare unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

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4.12.3     Final Report. The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to those persons specifically identified in Section 8.2 and cause such report to be filed with the Bankruptcy Court.

5.                                       Distributions from the Trust.

5.1                                 Payments from Trust Estate. All payments to be made to the Beneficiaries shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with the terms of this Agreement and the Plan. Each Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his individual capacity, for distributions to such Beneficiary as herein provided. In no event shall any Beneficiary receive distributions exceeding the amount of such Beneficiary’s Allowed Claim (plus any allowed interest). No distribution shall be made to a Beneficiary unless and until such Beneficiary has surrendered to the Trustee any promissory note or other document(s) evidencing such Beneficiary’s Allowed Claim, or, in the case of any note or other documents(s) alleged to have been lost, stolen or destroyed, until the Beneficiary has provided the Trustee with evidence of such loss and indemnity satisfactory to the Trustee, in his sole discretion.

5.2                                 Distribution Dates. Subject to the discretion of the Trustee, and pursuant to the Plan and this Agreement, distributions from the Trust to the Beneficiaries shall be made on the one hundred twenty first (121 st) day after the Effective Date or as soon as practicable thereafter, (“Initial Distribution Date”) and quarterly thereafter (or as soon as practicable after such quarter has ended) (each an “Interim Distribution Date” and collectively, together with the Initial Distribution Date (as defined in Section 5.11), “Distribution Dates”). The Trustee may, in the Trustee’s sole discretion, distribute any property required to be distributed under the Plan prior to the one hundred twenty first (121st) day after the Effective Date and such earlier date shall become the Initial Distribution Date.

5.3                                 Distribution Amount. On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiaries holding Allowed Trust Claims (the “Distribution Amount”) by subtracting from the aggregate amount of Cash then held in the Trust Estate (a) the Cash held in the Disputed Claims Reserve, (b) the Cash held in the Administrative Expense Reserve, and (c) such other amounts which the Trustee, in the Trustee’s sole discretion, shall reasonably retain in the Trust. Subject to Sections 5.11 and 5.12, the aggregate amount to be distributed to the Beneficiaries holding Allowed Trust Claims in accordance with the provisions of this Agreement and the Plan shall be determined by the Trustee in the Trustee’s sole discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct by the Trustee.

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5.4                                 Establishment of the Claim Accounts.

5.4.1                        Establishment, Revision of Claims List. On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a list of all holders of Trust Claims, including the full name and address of each holder of a Trust Claim as of the Effective Date, the amount of each Trust Claim, and the designation of each Trust Claim as Allowed, subject to dispute, disputed or finally disallowed (the “Claims List”).

5.4.2                        Reliance; Revision of Claims List. The Trustee shall be entitled to rely upon the Claims List in calculating and distributing the Trust Estate; provided, however, that the Claims List shall be adjusted by the Trustee as provided in Sections 5.7, 5.8 and 5.10.3. The Trustee shall also revise the Claims List from time to time upon receipt of notice from the holder of a Trust Claim stating that such Trust Claim has been transferred pursuant to a Permitted Transfer to a new holder and setting forth the name and address of such new holder; provided, however, that the Trustee shall not be required to revise such Claims List during the ten (10) day period preceding the date of any distribution made hereunder.

5.4.3                        Establishment of the Claim Accounts. Upon receipt of the Claims List, the Trustee will establish on the books and records maintained by the Trustee, or its duly authorized agent, an account representing each Trust Claim that has not been finally disallowed as set forth on the Claims List (each, a “Claim Account”). It is expressly understood that the establishment of the Claim Accounts by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Claim Accounts need not be segregated and may be commingled for investment purposes.

5.5                                 Allocation of Distribution Amounts.

5.5.1                        Generally. On each distribution date, the Trustee shall allocate the Distribution Amount to the Claim Accounts in accordance with this Section 5.5 before distributing specified amounts to the Beneficiaries in accordance with Section 5.6. Amounts allocated to Claim Accounts relating to Claims that are disputed or subject to dispute shall be transferred to the Disputed Claims Reserve and shall remain as part of the Trust Estate pending resolution of such Claims and further distributions as provided for herein. Amounts allocated to Claim Accounts relating to Claims that have been Allowed shall be distributed to Beneficiaries pursuant to Section 5.8.

5.5.2                        Allocation of Distribution Amount. The Trustee will make Pro Rata allocations of the Distribution Amount to the Claim Accounts of all holders of Trust Claims.

5.5.3                        Transfer to the Disputed Claims Reserve. After allocating the Distribution Amount to the Claim Accounts, the Trustee shall transfer to the Disputed Claims Reserve Cash in an amount equal to the aggregate amount allocated to Claim Accounts for Claims that are disputed or subject to dispute.  Such transferred amounts

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shall remain in the Disputed Claims Reserve as part of the Trust Estate pending resolution of such Claims.

5.6                                 Distributions to Beneficiaries. Distributions from the Trust shall be made only in respect of Allowed Trust Claims. Subject to the provisions of this Section 5, on each distribution date, the Trustee shall make distributions of Cash to Beneficiaries to the extent of the amounts allocated to each Beneficiary’s Claim Account which have not previously been distributed. Distributions to each Beneficiary shall be allocated first to the original principal portion of such Beneficiary’s Allowed Trust Claim, as determined for federal income tax purposes, and then, to the extent the amount distributed exceeds such amount, to the remainder of such Trust Claim.

5.7                                 Setoffs. Notwithstanding anything to the contrary herein, pursuant to the Plan, the Trustee may, in accordance with section 553 of the Bankruptcy Code and applicable non-bankruptcy law, set off against any Allowed Claim and the Distributions to be made pursuant the Plan and this Agreement to any Beneficiary on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), the claims, rights and causes of action of any nature that the Trust may hold against such Beneficiary and, if such set off is made, the Trustee shall adjust such Beneficiary’s Claim Account accordingly; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim shall constitute a waiver or release by the Trust of any such claims, rights and causes of action that it may possess against such Beneficiary.

5.8                                 Allocations and Distributions of Cash Allocated to Disputed Claims. At such time as the Trustee is informed that all or any portion of a Claim that has been disputed or subject to dispute has been Allowed or finally disallowed (“Resolved Claim”), the Trustee shall, on the next Distribution Date or on the Final Distribution Date, as the case may be, take the following actions with regard to the total Cash previously allocated to the Claim Account related to that Resolved Claim (“Disputed Claim Distribution Amount”):(i) distribute from the Disputed Claims Reserve to the holder of the Resolved Claim the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which is Allowed; (ii) retain for that Claim Account (and in the Disputed Claim Reserve) the same portion, if any, of such Disputed Claim Distribution Amount as the portion of the Resolved Claim which remains disputed; and (iii) reallocate to other Claim Accounts in the same manner set forth in Section 5.5 the same portion of such Disputed Claim Distribution Amount as the portion, if any, of the Resolved Claim which was disallowed and distribute such amounts to the appropriate Trust Claim holders on the next distribution date pursuant to Section 5.6. Upon the final resolution of any disputed Claim and the subsequent reallocation or distribution of the Disputed Claim Distribution Amount as herein provided, the Trustee shall adjust the Claims List to reflect the actions taken pursuant to this Section 5.8.

5.9                                 Fractional Distributions. Notwithstanding anything to the contrary herein, no distributions in fractions of U.S. Dollars shall be issued. Whenever any payment of a fraction of a dollar would otherwise be called for, the actual payment shall be rounded down to the nearest whole dollar.

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5.10                           Unclaimed Property.

5.10.1                  Allocation to Claim Accounts.  If, in connection with any distribution under this Section 5, any Beneficiary entitled to a distribution does not receive such attempted distribution for any reason, including, without limitation, (a) that the Beneficiary is not at the address set forth in the Claims List, (b) that the property is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, and (c) that a distribution by check is not cashed, the amount allocated to the Claim Account of such Beneficiary (“Unclaimed Property”) shall remain part of the Trust Estate and shall remain allocated to such Beneficiary’s Claim Account for one hundred eighty (180) days. Nothing contained herein shall require the Trustee or the Trust to attempt to locate any Beneficiary.

5.10.2                  No Further Distributions. If any Beneficiary’s distribution is returned as undeliverable without a forwarding address, or is not mailed or delivered because of the absence of a proper address to which to mail or deliver such property, or is a check that is not cashed within for one hundred eighty (180) days after the distribution date, no further distributions shall be made to such Beneficiary until the Trustee is notified of such Beneficiary’s then-current address.

5.10.3                  Distributions of Unclaimed Property.  Unclaimed Property that is allocated to a Beneficiary’s Claim Account shall be distributed as follows:

(a)                                  Beneficiary Located. If a Beneficiary shall claim such Unclaimed Property within for one hundred eighty (180) days of the date distribution was attempted, then such property shall be delivered to such Beneficiary on the next Interim Distribution Date or the Final Distribution Date, as the case may be. No interest shall be paid on account of Unclaimed Property held by the Trust.

(b)                                 Reallocation and Redistribution of Unclaimed Property. If no claim is made for Unclaimed Property by the Beneficiary within for one hundred eighty (180) days of the date on which the distribution was attempted, then, in accordance with the Plan, such Beneficiary’s Trust Claim shall be discharged and the Beneficiary shall be forever barred from asserting such Claim for such Unclaimed Property against the Debtor, the Estates, the Reorganized Debtor or the Trustee, or any of their respective properties. All amounts allocated to the Claim Account for such Beneficiary shall be reallocated in the same manner provided in Section 5.8 as if such amount had been allocated with respect to a disallowed Claim and such amount shall be redistributed on the next Distribution Date.  Each Trust Claim with respect to such Unclaimed Property shall be treated as if it had been disallowed in its entirety, and the Claims List shall be adjusted accordingly.

5.11                           Final Distribution.  Upon resolution of all outstanding objections to disputed Trust Claims, and after all funds due to the Trust for the benefit of the Beneficiaries pursuant to the Plan have been received, including, without limitation, all payments with respect to the CCS Note, and prior to the Termination Date (as defined in Section 5.13), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve and shall prepare a final accounting of all distributions from the Trust and the proposed distribution of all Cash remaining in the Trust Estate, including any amounts forfeited to the Trust pursuant to the Plan and Section 5.10 (the “Final Cash”). Once the

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amount of the Final Cash has been detennined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Distribution Date”):

5.11.1                  Trust Expenses. First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

5.11.2                  Distribution to Beneficiaries. Finally, all Cash remaining in the Trust Estate after the distribution required by Section 5.11.1 shall be distributed Pro Rata to the Beneficiaries.

5.12                           No De Minimis Distributions. No distribution shall be made to a Beneficiary if the amount of such distribution is less than twenty-five dollars ($25.00). Any such undistributed amount shall remain allocated to such Beneficiary’s Claim Account for payment on the next Distribution Date. Notwithstanding the foregoing, the final distribution to any Beneficiary on the Final Distribution Date in accordance with Section 5.11 shall be made even if it is less than twenty-five dollars ($25.00).

5.13                           Termination. The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiaries, which date shall not be more than two (2) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Bankruptcy Court; and provided further that the duration of the Trust may be further extended by order of the Bankruptcy Court.

6.                                       Concerning the Trustee.

6.1                                 Acceptance by the Trustee. The Trustee accepts the Trust hereby created for the benefit of the Beneficiaries and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement. The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee. The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

6.2                                 Standard of Care; Exculpation. The Trustee shall perform all duties and obligations imposed on him by this Agreement with reasonable diligence and care under the circumstances. The Trustee shall not be personally liable to the Trust, the Debtor, the Reorganized Debtors, the Beneficiaries or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 6.7.

6.3                                 Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his

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Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

6.4                                 Discretion of the Trustee. Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters concerning the Trust Estate, after forming his best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Bankruptcy Court, the Beneficiaries, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

6.5                                 Reliance by the Trustee.

6.5.1                        Genuineness of Documents. The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

6.5.2                        Reliance on Certificates or Opinions. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

6.5.3                        Reliance on Professionals. The Trustee may consult with Professionals, including legal counsel and with independent public accountants and other experts to be selected by him. In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee shall not be liable for any action taken or for any omission made in reliance on any opinion or certification of such Professionals or in accordance with the advice of such Professionals.

6.6                                 Reliance on the Trustee. No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

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6.7                                 Indemnification.

6.7.1                        Indemnification of Trustee. The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his being or having been such a Trustee, employee or agent; provided, however that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his duties. The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

6.7.2                        Payment of Expenses. The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding referred to in Section 6.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

6.8                                 Resignation and Removal.

6.8.1                        Resignation. The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the persons specifically identified in Section 8.2 and the Bankruptcy Court at least thirty (30) days prior to the effective date of such resignation.

6.8.2                        Removal. The Trustee may be removed at any time by Beneficiaries holding not less than two-thirds of the Beneficial Interests in the Trust. Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

6.8.3                        Appointment of Successor Trustee. If, at any time, the Trustee shall give notice of his intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

6.8.4                        Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein. Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his or her predecessor in the Trust with like effect as if originally named herein. Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

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6.8.5                        Trust Continuance. The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee. In the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee to effect the change in the retiring Trustee’s capacity under this Agreement and the conveyance of the Trust Estate then held by the retiring Trustee to its successor and (b) otherwise cooperate in effecting such successor Trustee’s assumption of its obligations and functions.

7.                                       Supplements and Amendments to this Agreement.

7.1                                 Supplements and Amendment. At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiaries to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiaries, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate. In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in Section 2.4 or conflict with the provisions of the Plan or the Order.

7.2                                 Notice and Effect of Executed Amendment. Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiaries shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

8.                                       Miscellaneous.

8.1                                 Binding Agreement. All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor, the Reorganized Debtors and the Beneficiaries, and their respective successors, assigns, heirs or personal representatives, as the case may be. Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

8.2                                 Notices. Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case addressed as follows:

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If to [insert members of the Committee]:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the Reorganized Debtors:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the counsel for the Reorganized Debtors:

Howard Steinberg, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Telephone: 310-277-1010

Fax: 310-203-7199

If to the Trustee:

[name]

[company/firm]

[address]

[address]

Telephone: [             ]

Fax: [             ]

If to the Office of the United States Trustee:

[name]

Office of the United States Trustee

[address]

[address]

Telephone: [             ]

Fax: [             ]

and if to any Beneficiary, addressed to its latest mailing address reflected on the Claims List.

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8.3                                 Severability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

8.4                                 Counterparts, This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

8.5                                 Governing Law. This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

8.6                                 Retention of Jurisdiction. In accordance with the Plan, the Trust and the Trust Estate shall remain subject to the jurisdiction of the Bankruptcy Court. Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

REORGANIZED DEBTORS:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

20

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual
capacity, but solely as Trustee of the CCS Trust

21

Exhibit 99.8

I&M Draft 3-23-04

CCS NOTE

$350,000.00	New York, New York

May , 2004

FOR VALUE RECEIVED, the Reorganized Debtors hereby absolutely and unconditionally promise to pay to the CCS Creditors’ Trust, in accordance with the payment schedule set forth below, in immediately available funds, the principal amount of $350,000.00 (the “Principal Amount”).

1.             Definitions. Capitalized terms defined in that certain Security Agreement, dated as of the date hereof, by and between the Reorganized Debtors and the CCS Creditors’ Trust (the “Security Agreement”), whether directly or indirectly by reference, shall have the respective meanings herein assigned to such terms in the Security Agreement.

2.             Terms of Payment.  This Note shall have a final maturity of one year after the Effective Date (the “Maturity Date”), subject to the mandatory prepayment provisions of Section 3 of this Note. The Reorganized Debtors shall pay, based on a two year amortization period, in immediately available funds, the Principal Amount to the CCS Creditors’ Trust together with interest thereon at a the rate of 6% per annum (or, if less, the maximum rate permitted by applicable law), payable quarterly in arrears on [Insert Dates].

3.             Mandatory Prepayment. The outstanding Principal Amount of this Note is subject to prepayment in whole upon the occurrence and during the continuance of any Event of Default. Upon the occurrence and during the continuation of any Event of Default, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon and all other amounts owing hereunder may be declared to be immediately due and payable by the CCS Creditors’ Trust.

4.             Voluntary Prepayment. This Note may be pre-paid by or on behalf of the Reorganized Debtors at any time without penalty.

5.             Security. This Note is secured by the security interests in and liens on the assets of the Reorganized Debtors granted pursuant to the Security Agreement.

6.             Successors and Assigns. This Note shall be binding upon the Reorganized Debtors’ successors and assigns, and shall inure to the benefit of the CCS Creditors’ Trust’s successors and assigns.

7.             Computation of Interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

8.             Construction with the Security Agreement. The Security Agreement is hereby incorporated fully by reference and is made a part hereof for all purposes.

9.             Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Note and/or the Security Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICTS OF LAW).

IN WITNESS WHEREOF, the Reorganized Debtors has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

2

I&M Draft 3-23-04

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is dated as of                       , 2004, by and between the CCS Creditors’ Trust (in such capacity, “Secured Party”) on the one hand, and Chartwell Community Services, Inc., a Texas corporation, as reorganized; Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation, as reorganized; Chartwell Care Givers, Inc. (“CCG”), a Delaware corporation, as reorganized (collectively, the “Reorganized Debtors”), on the other hand.

RECITALS

A.            WHEREAS, voluntary petitions were filed by the Reorganized Debtors on November 27, 2002 in the United States Bankruptcy Court for the for the Eastern District of New York (“Bankruptcy Court”) under chapter 11 of Title 11 of the United States Code (“Bankruptcy Code”), which are being jointly administered with certain other cases under case numbers 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573;

B.            WHEREAS, on March 5, 2004, the Reorganized Debtors filed the “Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 5, 2004” (the “Plan”) [Update once Plan is amended];

C.            WHEREAS, the Plan was confirmed by the Bankruptcy Court pursuant to that certain Order dated [order date] (“Confirmation Order”) and is subject to the continuing jurisdiction of the Bankruptcy Court;

D.            WHEREAS, the Plan provides that the Reorganized Debtors issue the CCS Note to Secured Party, which is to be secured by certain assets of the Reorganized Debtors; and

E.             WHEREAS, the Reorganized Debtors are entering into this Security Agreement to secure their obligations under the CCG Note.

AGREEMENT

NOW THEREFORE, in consideration of the promises contained herein and in the Plan for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Secured Party and the Reorganized Debtors agree as follows:

1.             Capitalized Terms. Capitalized terms used herein or in the CCS Note and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan:

2.             Obligations. The Reorganized Debtors hereby acknowledge that the Reorganized Debtors shall be responsible to Secured Party for the Obligations. The term “Obligations,” as used herein, shall mean all obligations owing to Secured Party under the CCS Note. For the purposes of this Security Agreement, Obligations shall include all of the obligations described in the definition thereof, notwithstanding any right or power of the Reorganized Debtors or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Reorganized Debtors hereunder. The Reorganized Debtors’ obligations under this Security Agreement shall be absolute and unconditional irrespective of any circumstance whatsoever that might constitute a legal or equitable discharge or defense of the Reorganized Debtors.

3.             Security. The Reorganized Debtors hereby pledge, grant and assign to Secured Party, to secure the prompt and complete payment and performance of the Obligations when due, a second priority, perfected security interest in and to all of the Reorganized Debtors’ right, title and interest (whether now owned and existing or hereafter arising or acquired) in all present and future assets of the Reorganized Debtors (collectively, the “Collateral”), including without limitation:

All accounts, cash, chattel paper, contract rights, copyrights, deposit accounts, documents, documents of title, electronic chattel paper, equipment, fixtures, furnishings, franchises, general intangibles, goods, guarantees, intellectual property, inventory, instruments, investment property, letter of credit rights, licenses, merchandise, patents, payment intangibles, permits, supporting obligations, trade secrets, trademarks, tradenames, and cash or non-cash proceeds of any of the foregoing, in each case, as applicable, as such terms are defined in or understood for the purposes of the Uniform Commercial Code as in effect in New York;

provided, however, that such second priority security interest in the Collateral shall not attach to or otherwise apply with respect to any asset of the Reorganized Debtors that may not be pledged pursuant to any applicable law, order, rule or regulation of any governmental authority or pursuant any agreement or contract that relates to such asset, including, but not limited to, any Medicaid, Medicare, CHAMPUS and CHAMPVA receivables.

Such second priority security interest shall not be subordinated to any indemnification claims brought after the Effective Date against the Reorganized Debtors by officers or directors of the Reorganized Debtors.

The Reorganized Debtors hereby irrevocably constitute and appoint Secured Party and any agent or representative thereof, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Reorganized Debtors for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of the Reorganized Debtors, without notice to or assent by the Reorganized Debtors to do the following: (i) to ask, demand, collect, receive and give

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acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the names of the Reorganized Debtors or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable; (ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Secured Party or as Secured Party shall direct; (iii) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; and (iv) generally to sell, transfer, pledge, make any agreement with respect or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and the Reorganized Debtors’ expense, at any time, or from time to time, all acts and things which Secured Party reasonably deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Reorganized Debtors. The Reorganized Debtors hereby ratify, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this section is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full.

4.             Covenants.

As long as the Obligations are outstanding:

4.1           Management Compensation. The Reorganized Debtors shall not enter into employment arrangements with management employees unless they are (i) comparable to arrangements approved by the Bankruptcy Court; or (ii) consistent with the past practice of the Reorganized Debtors prior to their reorganization; or (iii) on terms that are at least as favorable to the Reorganized Debtors as the fair market value of the services to be rendered by such management employees.

4.2           Restricted Payments. Until the Obligations are paid and performed in full, CDSI shall not declare or pay any dividend or make any other payment or distribution on account of (i) Equity Interests, (ii) any Claim of Private Investment Bank Limited (“PIBL”) or (iii) any Claim TEGCO Investments, LLC. For purposes of this Section 4.2, “Equity Interests” means corporate stock of CDSI and all warrants, options or other rights to acquire corporate stock (but excluding any debt security that is convertible into, or exchangeable for, corporate stock) of CDSI.

4.3           Indebtedness. The Reorganized Debtors shall not create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness that is senior to the CCS Note except working capital lines obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.00 (the “Senior Indebtedness”).

4.4           Inter-Company Transfers. The Reorganized Debtors shall not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to,

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or purchase any property or assets from, their Affiliates (each, an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are no less favorable to the relevant Reorganized Debtor than those that would have been obtained in a comparable transaction by the relevant Reorganized Debtor with an unrelated “person” (as such term is used in Section 13(d)(3) of the Exchange Act). For purposes of this Section 4.4, “Affiliate” means any entity directly or indirectly controlled by or under common control with a Reorganized Debtor.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1)           any transaction between or among the Reorganized Debtors, on the one hand, and Chartwell Management Company, Inc., and CHT and their respective direct and indirect subsidiaries, including, but not limited to, Chartwell Pennsylvania, L.P., Chartwell Midwest Indiana, LLC, Chartwell-Southern New England LLC, Chartwell Rocky Mountain Region, Chartwell U.C. Davis Health Systems, L.L.C., Chartwell Michigan, LLC, Northwest Home Care LLC, Innova Home Therapies, LLC, Chartwell Wisconsin Enterprises, LLC, Chartwell-Midwest Wisconsin, LLC and Chartwell-Midwest Wisconsin Health Resources, LLC, on the other hand, so long as such transaction cannot reasonably be expected to impair the Reorganized Debtors’ ability to make timely payments on the CCS Note.

(2)           the payment of management fees pursuant to management agreements either (A) existing on the Effective Date or (B) entered into after the Effective Date, to the extent that such management agreements provide for fees no higher than the fees existing under the management agreements existing on the Effective Date; and

(3)           existing agreements or arrangements entered into by the Reorganized Debtors in the ordinary course of business and consistent with the past practice of the Reorganized Debtors or their predecessors.

4.5           Excess Cash Flow. To the extent the Reorganized Debtors’ cash flow exceeds the projections in the Disclosure Statement Relating to the Plan (the “Excess Cash Flow”), sufficient monies must be maintained such that there is no impairment on the Reorganized Debtors’ ability to make timely payments on the CCS Note.

4.6           Organization. The Reorganized Debtors will not (i) change their names or identities or (ii) change their type or jurisdiction of incorporation unless the Reorganized Debtors have given Secured Party at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Secured Party to amend such financing statement or continuation statement as Secured Party may deem appropriate or otherwise to maintain perfection of Secured Party’s security interest in the Collateral.

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5.             No Waiver. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Security Agreement be binding upon Secured Party except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair Secured Party’s rights or the Reorganized Debtors’ obligations under this Security Agreement.

6.             Representations and Warranties. The Reorganized Debtors hereby represent and warrant to Secured Party that:

(a)           the Reorganized Debtors have all requisite power and authority to execute, deliver and perform their obligations under this Security Agreement and such other instruments or agreements relating thereto to which they are or may become a party;

(b)           the Reorganized Debtors have duly executed and delivered this Security Agreement, and this Security Agreement is the legal, valid and binding obligation of the Reorganized Debtors, enforceable in accordance with its terms; and

(c)           the execution, delivery and performance of this Security Agreement by the Reorganized Debtors does not conflict with, or constitute a violation under, any law, regulation order, agreement or instrument to which the Reorganized Debtors are a party or by which the Reorganized Debtors or their properties are bound.

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7.             Events of Default. An “Event of Default” shall exist under this Security Agreement if at any time: (a) the Reorganized Debtors shall fail to make any payment hereunder or the CCS Note within 30 days of such payment being due; (b) any Change of Control (as defined below) of any of the Reorganized Debtors or CHT, as hereinafter defined, shall occur; or (c) Reorganized Debtors shall fail to observe and perform in any material respect any covenant of the Reorganized Debtors under Section 4 of this Security Agreement and such failure shall continue for 30 days after the Reorganized Debtors shall have received notice of such failure.  For purposes of this Section 7, a “Change of Control” shall mean: (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of any Reorganized Debtor or CHT to any person other than (i) any affiliate of the Reorganized Debtors or CHT, (ii) PIBL or any of its affiliates (collectively, the “PIBL Group”), (iii) Chrysalis Management Group or any of its affiliates (collectively, “Chrysalis”) or any other financial advisor or manager designated by PIBL or its affiliates to replace Chrysalis or any such replacement of Chrysalis (Chrysalis or any such management replacement, the “Control Designee”) (the PIBL Group, the Control Designee and any of their affiliates, collectively, the “Principals”), (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than the Principals, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of any of the Reorganized Debtors or CHT, measured by voting power rather than number of shares, or (3) any of the Reorganized Debtors or CHT consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, any of the Reorganized Debtors or CHT, in any such event pursuant to a transaction in which any of the outstanding voting stock of the any of the Reorganized Debtors or CHT is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of such Reorganized Debtors or CHT, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for voting stock of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person immediately after giving effect to such issuance.

8.             Remedies.

(a)           In the case that an Event of Default shall occur and be continuing, the Obligations shall become immediately due and payable and Secured Party shall be entitled to exercise all of Secured Party’s rights, powers and remedies (whether pursuant to applicable law or this Security Agreement) with respect thereto and for the protection and enforcement of Secured Party’s rights in the Collateral, including, without limitation, the following:

(i)            the right to receive all monies or other property which, but for the occurrence of the Event of Default, the Reorganized Debtors would have been entitled to retain; and

(ii)           to transfer registration of the Collateral into Secured Party’s name; and

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(iii)          to sell, assign or otherwise dispose of the Collateral, in the entirety or in separate lots, and generally in such manner, at such time or times, at such place or places and on commercially reasonable terms in compliance with any mandatory requirements of applicable law, and, to the extent permitted by any such requirements of law, Secured Party may bid (which may be a credit bid) for and become the purchaser of the Collateral (or any portion thereof), offered for sale in accordance with this Section 8 without accountability to the Reorganized Debtors, except pursuant to subsection (b) below. Notwithstanding anything to the contrary contained herein, the Secured Party shall give the Reorganized Debtors at least 10-days notice of any such sale, assignment or other disposal of any Collateral.

(b)           The net proceeds of any disposition or other acquisition of any Collateral obtained pursuant to this section shall be applied as follows:

(i)            first, to the payment of all reasonable expenses and fees (including reasonable attorney’s fees) incurred by Secured Party in foreclosing on and disposing of the Collateral;

(ii)           next, any surplus then remaining to the payment of the Obligations (whether matured or unmatured) in such order as Secured Party may determine in its sole discretion; and

(iii)          thereafter, if no other Obligations are outstanding, any surplus then remaining shall be paid to the Reorganized Debtors or to such other person legally entitled to same; it being understood that the Reorganized Debtors will remain liable to Secured Party to the extent of any deficiency between the amount of the Obligations and the aggregate of all amount realized from Collateral.

9.             Cumulative Rights. Secured Party’s rights, powers and remedies under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party under law, under the Plan and under the CCS Note, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently.

10.           Conditions to Effectiveness. The parties to this Security Agreement hereby acknowledge that this Security Agreement and the CCS Note shall not be effective until the Effective Date.

11.           Construction with the Plan. The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes. In the event of any inconsistency or conflict between the terms, conditions and provisions of the CCS Note and/or this Security Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

12.           Intercreditor Agreement. Secured Party hereby agrees to enter into an Intercreditor Agreement with any lenders and/or providers of the Senior Indebtedness and to agree to any terms that are commercially reasonable or similar to those that are generally required by lenders in a senior position.

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13.           Miscellaneous.

(a)           Successors and Assigns. This Security Agreement shall be binding upon the Reorganized Debtors and upon the Reorganized Debtors’ successors; and all references herein to the Reorganized Debtors shall be deemed to include any successor or successors, whether immediate or remote. The Reorganized Debtors shall have no right to assign their obligations hereunder. This Security Agreement shall inure to the benefit of Secured Party and its successors, assigns and transferees.

(b)           Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable laws and regulations, but if any provision of this Security Agreement shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

(c)           Service of Process. The Reorganized Debtors agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth below or at such other address of which Secured Party shall have been notified in writing, and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(d)           Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Security Agreement shall be in writing and shall be deemed to have been duly given when addressed to the appropriate person and deposited in the U.S. Postal Service via registered mail. The initial address for notices to the Reorganized Debtors are set forth beneath their respective signatures below.

(e)           Governing Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(f)            Waiver of Jury Trial. THE REORGANIZED DEBTORS, BY THEIR EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, AND SECURED PARTY, BY ACCEPTING THIS SECURITY AGREEMENT, EACH EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(g)           Counterparts. This Security Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to constitute a single document. Copies of this Security Agreement shall have the same effect and enforceability as the original.

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(h)           Termination. This Security Agreement shall terminate and be of no further force and effect once the Obligations have been fully discharged.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Reorganized Debtors and Secured Party have caused this Security Agreement to be executed and delivered as of the date first above written.

REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:
Address:
Attn:
Telecopy:

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SECURED PARTY:

CCS CREDITORS’ TRUST

By:
Name:
Title:
Address:
Attn:
Telecopy:

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26-Mar-04 Draft

CHARTWELL LITIGATION TRUST AGREEMENT

THIS Litigation TRUST AGREEMENT (this “Agreement”) is dated as of [EFFECTIVE DATE], by and among Chartwell Diversified Services, Inc. (“CDSI”), a Delaware corporation; Chartwell Community Services, Inc. (“CCS”), a Texas corporation; Chartwell Care Givers, Inc. (“CCG”), a Delaware corporation (collectively, the “Chartwell Debtors”); Med Diversified, Inc., a Nevada Corporation (“Med”); Resource Pharmacy, Inc., a Nevada corporation (“Resource”); Trestle Corporation, a Delaware Corporation (“Trestle” and, collectively with the Chartwell Debtors, Med and Resource, the “Debtors”); CDSI, as reorganized (“Reorganized CDSI”); CCS, as reorganized; CCG, as reorganized; Private Investment Bank Limited, a Bahamian bank and trust company (“Bank”); and [TRUSTEE], [ENTITY TYPE], not in his/her/its individual or corporate capacity, but solely as trustee hereunder (the “Trustee”).

A.            WHEREAS, voluntary petitions were filed by the Debtors and certain other debtors on November 27, 2002 in the United States Bankruptcy Court for the Eastern District of New York (the “Court”) under chapter 11 of Title 11 of the United States Code (the “Code”) as Case Nos. 02-88568, 02-88564, 02-88565, 02-88570, 02-88572 and 02-88573 and such cases are being jointly administered by the Court (such cases, collectively, the “Cases”);

B.            WHEREAS, the Chartwell Debtors have filed the “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004” (the “Plan”);

C.            WHEREAS, Resource filed the “First Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. Dated March 26, 2004” (the “Resource Plan”);

D.            WHEREAS, Trestle filed the “First Amended Plan of Liquidation of Debtor Trestle Corporation Dated March 24, 2004” (the “Trestle Plan”)

E.             WHEREAS, Med has filed the “First Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated March 24, 2004” (the “Med Plan” and, collectively with the Plan, the Resource Plan and the Trestle Plan, the “Plans”);

F.             Whereas, under the Plans, the Med Creditors’ Trust, the CCG Creditors’ Trust, the CCS Creditors’ Trust and the CDSI Creditors’ Trust have been established to hold, among other things, the CCG Note, the CCS Note, and the CDSI Note (such notes, collectively, the “Notes”), respectively.

G.            WHEREAS, the Debtors hold the Litigation Trust Claims;

H.            WHEREAS, the Plans contemplate that the Litigation Trust Claims and the right to net recoveries associated with such Litigation Trust Claims (collectively, the “Trust Estate”), will be transferred to a trust created under New York law (the “Trust”) for the benefit of the Bank (the “Beneficiary”);

I.              WHEREAS, the Plans were confirmed by the Court pursuant to those certain Orders entered on [ENTRY DATE] (the “Orders”) and are subject to the continuing jurisdiction of the Court;

J.             WHEREAS, pursuant to the Plans and the Orders, the Trust will be established for the primary purpose of liquidating the Trust Estate, with no objective to engage in the conduct of a trade or business;

K.            WHEREAS, the Reorganized Debtors desire to appoint the Reorganized CDSI (as defined below) as their representative under the Trust;

L.             WHEREAS, the Debtors and the Bank desire to create and fund the Trust, as contemplated by the Plans and pursuant to this Agreement.

A G R E E M E N T S:

1.             Defined Terms; Rules of Interpretation.

1.1           Capitalized Terms.  Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to them in the Plan.  Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.2           Computation of Time.  In computing any period of time prescribed or allowed by this Agreement, the provisions of Bankruptcy Rule 9006(a) will apply.

1.3           Rules of Interpretation.  For purposes of this Agreement, unless otherwise provided herein:

1.3.1        any reference in this Agreement to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions;

1.3.2        any reference in this Agreement to an existing document or exhibit filed or to be filed means such document or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to this Agreement;

1.3.3        any reference to any Beneficiary includes that entity’s successors, assigns, and affiliates;

1.3.4        except as otherwise specified, all references in this Agreement to Sections, Articles, and Exhibits are references to sections, articles, and exhibits of or to this Agreement;

1.3.5        the words “herein,” “hereunder,” and “hereto” refer to this Agreement in its entirety rather than to a particular portion of this Agreement;

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1.3.6        the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and

1.3.7        except where the context otherwise requires, words importing the masculine, feminine or neuter gender shall include the feminine, the masculine and the neuter, as appropriate; words importing the singular number shall include the plural number and vice versa; and words importing persons shall include partnerships, associations, and corporations.

1.4           Headings.  The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

1.5           Construction with the Plan.  The Plan is hereby incorporated fully by reference and is made a part hereof for all purposes.  In the event of any inconsistency or conflict between the terms, conditions and provisions of this Agreement and the terms, conditions and provisions of the Plan, the terms, conditions and provisions of the Plan shall control.

2.             Appointment of Representative.  Each of the Reorganized Debtors hereby appoints the reorganized CDSI (the “Reorganized CDSI”) as their representative in connection with the Trust and this Agreement.  All distributions, notices or reports of any nature to be made or delivered to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors.

3.             Trust Established; Purpose.

3.1           Establishment of Trust.  Pursuant to the Plan and the Order, and subject to the continuing jurisdiction of the Court, on the Effective Date, the Trust shall be established for the benefit of the Bank (the “Beneficiary”).  The Trust is revocable by the Beneficiary.  Notwithstanding the creation of the Trust for the benefit of the Beneficiary, the Beneficiary shall not hold legal title to the Trust Estate, nor shall it have any right to direct or control the acquisition, management, or disposition of the Trust Estate and, except as otherwise expressly provided herein or as required by applicable law or the Plan, there shall be no requirement of the Trustee to provide information or any accounting to the Beneficiary with respect to the Trust or the Trust Estate.

3.2           Conveyance of the Trust Estate.  On the Effective Date, pursuant to the Plans and the Orders, the Debtors shall irrevocably assign the Trust Estate to the Trustee for the benefit of the Beneficiary, free and clear of all claims, interests or liens.  The Debtors shall deliver to the Trustee all instruments of title, transfer, conveyance, assignment and confirmation, if any, and shall cooperate with the Trustee and take such other actions as the Trustee may deem reasonably necessary or desirable in order to more effectively transfer, convey and assign all rights, title and interests in and to the Trust Estate to the Trust.

3.3           Acceptance by Trustee.  The Trustee shall accept the conveyance of the Trust Estate for the purposes set forth in the Plans and this Agreement.  The Trustee hereby agrees to make continuing efforts to dispose of the trust assets (including by means of prosecuting the Litigation Trust Claims) and make timely distributions to the Beneficiary and

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shall not unduly prolong the duration of the Trust.  The Trustee hereby accepts the fiduciary duty imposed upon him/her/it by this Agreement, and agrees to act as a fiduciary of the Trust subject to the terms and conditions set forth herein and in the Plan.

3.4           Purpose of Trust.  The Trust is organized for the sole purposes of collecting, holding, liquidating (including, without limitation, by prosecuting, compromising or settling the Litigation Trust Claims) and distributing the Trust Estate under the Plans, with no objective to engage in the conduct of a trade or business.

3.5           Reversion.  In the event that the Trustee is unable to prosecute any of the Litigation Trust Claims, and only in such event, the causes of action that the Trustee is unable to prosecute (the “Reversion Claims”) shall revert to Reorganized CDSI and be prosecuted by Reorganized CDSI at the direction of the Trustee and for the benefit of the Trust; provided, however, that the Trust shall retain all rights to any and all proceeds or recoveries from the Reversion Claims and any proceeds of or recoveries from the Reversion Claims shall be added to the Trust Estate.  Any and all fees, costs and expenses incurred in respect of the investigation, initiation, prosecution, compromise or settlement of the Reversion Claims shall be paid by the Trustee from the Administrative Expense Reserve, and, to the extent that is insufficient, from the balance of the Trust Estate.

4.             Beneficial Interests.

4.1           Beneficial Interests.  The Beneficiary’s interests in the Trust (“Beneficial Interests”) will not be evidenced by any certificate or other instrument or document.

4.2           No Transfer or Exchange.  Beneficial Interests in the Trust are transferable and assignable.  Unless the Trustee receives actual written notice of a transfer or assignment from the transferor or the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Agreement, the Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee.

5.             Administration of Trust Estate.

5.1           Powers of the Trustee.  During the Trustee’s administration of the Trust, and subject to any limitations in the Plan or this Agreement, the Trustee may exercise the following powers:

(a)           to receive and hold all the assets of the Trust Estate and to have exclusive possession and control thereof as permissible under applicable law;

(b)           to initiate and prosecute in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, the Litigation Trust Claims assigned to the Trust;

(c)           subject to Section 5.9, to compromise and settle any Litigation Trust Claims assigned to the Trust without the need for further review or approval of the Court;

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(d)           to effect distributions of the Trust Estate to the Beneficiary in accordance with the terms of the Plan and this Agreement;

(e)           to collect and receive any interest income, proceeds of sale, and other income or distributions derived from or relating to the Trust Estate (“Trust Income”) and to add the Trust Income to the Trust Estate or to make distributions of all or any part of the Trust Income to the Beneficiary in accordance with the terms of this Agreement;

(f)            to participate in any post-Confirmation Date motions to amend or modify the Plans or this Agreement, or appeals from the Orders as they relate to the Trust;

(g)           to participate in actions to enforce or interpret the Plans as they relate to the Trust;

(h)           to enter into, perform and exercise rights under contracts binding upon the Trust (but not upon the Trustee in his/her/its respective individual or corporate capacities) which are reasonably incident to the administration of the Trust and which the Trustee, in the exercise of his/her/its best business judgment, reasonably believes to be in the best interests of the Trust;

(i)            to establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which the cash of the Trust (including the Administrative Expense Reserve) may be deposited, and to authorize and appoint one or more persons to perform transactions on such accounts, including without limitation drawing checks or making withdrawals from such accounts, and paying or distributing such amounts of the Trust Estate as permitted or required under the Plan and this Agreement;

(j)            to employ attorneys, accountants, expert witnesses, or other persons whose services may be necessary or advisable in the sole judgment of the Trustee, to advise or assist him/her/it in the discharge of his/her/its duty as Trustee, or otherwise in the exercise of any powers vested in the Trustee and to pay from the Trust Estate reasonable compensation to such attorneys, accountants, expert witnesses, or other persons;

(k)           to transfer or otherwise dispose of the assets in the Trust Estate;

(l)            to pay any and all necessary expenses attributable or relating to the administration, management, maintenance, operation, preservation or liquidation of the Trust Estate, including, without limitation, the reasonable fees of the Trustee, and any and all fees, costs and expenses incurred in respect of the investigation, initiation and prosecution of the Litigation Trust Claims in accordance with the Plan;

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(m)          to represent the interests of the Bank and the Reorganized Debtors with respect to any matters relating to this Agreement or the Trust affecting the rights of the Beneficiary;

(n)           to give to any person a power of attorney to enable such person to implement the Trustee’s decisions or to perform a specific act or acts permitted by this Agreement; and

(o)           to do any and all other things, not in violation of any other terms of this Agreement, which, in the reasonable business judgment of the Trustee are necessary or appropriate for the proper liquidation, management, investment and distribution of the assets of the Trust Estate in accordance with the provisions of this Agreement and the Plan.

5.2           Limitations on the Trustee; Investments.

5.2.1        No Trade or Business.  The Trustee shall carry out the purposes of the Trust and the directions contained herein and shall not at any time enter into or engage in any business on behalf of the Trust or the Beneficiary.

5.2.2        Investments.  The Trustee shall invest any Cash held at any time as part of the Trust Estate, including, without limitation, in the Administrative Expense Reserve, only in interest-bearing deposits or certificates of deposit issued by any federally insured banking institution on the Office of the United States Trustee’s list of approved depository institutions or unconditionally guaranteed as to payment by, the United States of America and its agencies or instrumentalities, or as otherwise permitted pursuant to section 345 of the Bankruptcy Code, pending need for the disbursement thereof in accordance with this Agreement and the Plan.  The Trustee shall be restricted to the collection and holding of such Cash and to the payment and distribution thereof for the purposes set forth in this Agreement and the Plan and to the conservation and protection of the Trust Estate in accordance with the provisions hereof; provided, however, that the Trustee shall not retain in the Trust Estate cash in excess of the Administrative Expense Reserve (as defined in Section 5.4).

5.3           Trust Expenses.  All reasonable costs, expenses and obligations incurred by the Trustee in carrying out his/her/its duties under this Agreement or in any manner connected, incidental or related to the administration of the Trust including, without limitation, federal and state income taxes and withholding taxes, if any; all fees, costs, and expenses incurred in initiating, prosecuting, compromising and settling the Litigation Trust Claims, and any reasonable fees and expenses of the Trustee and of any attorneys, accountants, investment advisors, expert witnesses, insurance adjustors, property managers, realtors, brokers, professionals or other persons whom the Trustee may reasonably deem advisable to employ in connection with the Trust (collectively, the “Trust Expenses”) shall be paid from the Administrative Expense Reserve, and if the Administrative Expense Reserve shall be insufficient, the Trust Expenses may be paid from the balance of the Trust Estate.

5.4           Administrative Expense Reserve.  On the Effective Date or as soon as practicable thereafter, the Trustee shall establish a reserve for the purpose of paying the Trust

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Expenses (the “Administrative Expense Reserve”), including but not limited to costs and expenses of the Trust’s counsel or other Professionals employed by the Trustee.  The Trustee shall periodically review the Administrative Expense Reserve, increasing or decreasing such reserve as necessary to assure that the cash held in the Administrative Expense Reserve is not in excess of an amount reasonably necessary to maintain the value of the property of the Trust Estate during liquidation (including by means of prosecuting the Litigation Trust Claims).  After the Trust Expenses have been paid in full from the Administrative Expense Reserve, all remaining funds in the Administrative Expense Reserve, if any, shall be released from reserve and shall be distributed to the Beneficiary on the Final Trust Distribution Date (as defined in Section 6.7) in accordance with the terms of the Plan and this Agreement.  Notwithstanding anything herein to the contrary, it is expressly understood that the establishment of the Administrative Expense Reserve by the Trustee, or its agents, is solely for administrative convenience, and that amounts allocable to such Administrative Expense Reserve need not be segregated and may be commingled for investment purposes.

5.5           Compensation of Trustee and Professionals.  From time to time after the Effective Date and without further order of the Court, the Trustee may employ such persons or entities, including Professionals (which may, but need not, include Professionals previously or currently employed in the Cases), reasonably necessary to assist the Trustee in performing his/her/its duties under this Agreement and the Plan.  The Trustee and any person or entity retained by the Trustee shall be entitled to reasonable compensation and reimbursement of necessary fees and expenses reasonably incurred in performing their duties.  The Trustee shall provide notice (with a 15-day period in which to object) to the Beneficiary of all requests for compensation by the Trustee or any person or entity retained by the Trustee hereunder.  If no objection is received by the Trustee within the 15-day period, the Trustee may pay the proposed compensation amount without the need for further review or approval of the Court or any other party.  If an objection to the proposed compensation of the Trustee or any person or entity retained by the Trustee is received within the 15-day period, and such objection cannot otherwise be resolved, the Trustee shall schedule a Court hearing to resolve the objection.

5.6           Transferee Liabilities.  If any liability shall be asserted against the Trust as transferee of the Trust Estate on account of any claimed liability of or through the Debtors, the Trustee may use such part of the Trust Estate as may be necessary in contesting any such claimed liability and in payment, compromise, settlement and discharge thereof on terms reasonably satisfactory to the Trustee.  In no event shall the Trustee be required or obligated to use the Trustee’s own property, funds or assets for any such purposes.

5.7           Tax Issues.

5.7.1        Taxed as a Grantor Trust.  The Trustee shall report the Trust for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) and Rev. Proc. 94-45, 1994-28 I.R.B. 124, and as a “grantor trust,” with the Beneficiary treated as the grantors and the deemed owners of the Trust.  The transfer of the Trust Estate to the Trust will be treated, for all federal and state tax purposes, as a deemed transfer to the Beneficiary, followed by a deemed transfer by the Beneficiary to the Trust.  The Trustee shall, in his/her/its reasonable discretion, determine the value of all property transferred to the Trust and shall promptly notify the Debtors and the Beneficiary

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of such property values and the Trustee, the Debtors, and the Beneficiary shall use such valuations for all federal and state tax purposes.

5.7.2     Current Taxation.  All of the Trust’s income shall be allocated to the Beneficiary and subject to federal income tax on a current basis.

5.7.3        Filing Requirements.  The Trustee shall prepare and provide to or file with the appropriate parties such notices, tax returns and other filings as may be required by the above-mentioned or any other provisions of the Internal Revenue Code of 1986, as amended, and any regulations or rulings promulgated thereunder, and as may be required by any other applicable federal or state law.  Without limiting the generality of the foregoing, the Trustee shall file returns for the trust as a “grantor trust” pursuant to Treasury Regulations section 1.671-4(a).

5.8           Reports.  The Trustee shall prepare and provide to the specified persons the following reports:

5.8.1        Quarterly Reports.  Within thirty (30) days following the Effective Date, and quarterly thereafter, the Trustee shall prepare a written report setting forth the activities and financial condition of the Trust and provide such report to the Beneficiary.  In addition, the Trustee shall cause such report to be filed with the Court.

5.8.2        Unaudited Financial Reports.  The Trustee shall prepare unaudited interim financial reports and such other reports as may be required by regulatory authorities, applicable laws, rules or regulations and shall file any such reports with the appropriate authorities.

5.8.3        Final Report.  The Trustee shall prepare a final report accounting of all receipts and disbursements and shall distribute the same to the Beneficiary and cause such report to be filed with the Court.

5.9           Settlement.  If the compromise or settlement of any Litigation Trust Claim assigned to the Trust would result in a payment from the Class 10A Distribution (as defined in the Med Plan), the Trustee shall provide the Med Creditors’ Trust (as defined in the Med Plan) 15 days’ notice of such compromise or settlement.  If the Med Creditors’ Trust does not object to such compromise or settlement within such 15-day period, the Litigation Trust Claim, as compromised or settled, shall be deemed approved by the Med Creditors’ Trust.  If the Med Creditors’ Trust does object to such settlement within such 15-day period, the Trustee shall schedule a Bankruptcy Court hearing to approve the settlement.

6.             Distributions from the Trust.

6.1           Payments from Trust Estate.  All payments to be made hereunder to the Beneficiary shall be made only from the assets, income and proceeds of the Trust Estate and only to the extent that the Trustee shall have received sufficient assets, income or proceeds of the Trust Estate to make such payments in accordance with this section 6 and the Plan.  The Beneficiary shall look solely to the assets, income and proceeds of the Trust Estate, and not to the Trustee in his/her/its personal or corporate capacity for distribution to the Beneficiary, as herein provided.

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6.2           Distribution Dates.  As often as in the reasonable discretion and judgment of the Trustee there shall be in the Trust Estate Cash in an amount sufficient to render feasible a distribution of Cash to Beneficiaries (a “Distribution Date”), the Trustee shall distribute to the Beneficiaries such aggregate amount of Cash, if any, as shall then be held in the Trust, excluding reasonable amounts of Cash held in the Disputed Claims Reserve, the Administrative Expense Reserve or otherwise needed to pay the expenses (including, but not limited to, the federal income taxes and withholding taxes, if any), debts, charges, liabilities and obligations of the Trust.

6.3           Distribution Amount.  On each Distribution Date, the Trustee shall determine the amount to be distributed to Beneficiary by subtracting the amount of cash held in the Administrative Expense Reserve from the total cash of the Trust Estate (the “Distribution Amount”).

6.4           Notice.  Prior to making any distribution of cash under this Agreement, the Trustee shall send a notice to Reorganized CDSI of its intent to make a distribution (a “Distribution Notice”).  Within five (5) business days of receiving such Distribution Notice, Reorganized CDSI shall send the Trustee a certificate (“Certificate”), signed by an officer of Reorganized CDSI, certifying as to the aggregate balance, if any, outstanding on the Notes.  If there are no balances outstanding on the Notes, an officer shall certify in the Certificate that no balances are outstanding on the Notes.

6.5           Distribution of Distribution Amount.  On each Distribution Date, the Trustee will distribute the Distribution Amount to the Beneficiary as follows:

(a)           first, to the Reorganized CDSI, for the benefit of the Reorganized Debtors, to the extent of the lesser of (a) any outstanding balances on the Notes or (b) the cash proceeds of the Trust Estate after it has been fully liquidated; and

(b)           second, once all outstanding balances on the Notes have been paid in full, the Trustee will pay 100% of any remaining Distribution Amount to the Bank.

The Bank shall be entitled to be reimbursed by the Reorganized Debtors for any amounts paid by the Trustee to the Reorganized CDSI, for the benefit of the Reorganized Debtors, in accordance with this Section 6.5 and the Plan.

6.6           Distributions to the Reorganized Debtors.  All distributions to be made to the Reorganized Debtors under this Agreement shall be made to the Reorganized CDSI for the benefit of the Reorganized Debtors and shall be used by the Reorganized Debtors to pay Pro Rata (based on the outstanding amounts due on the Notes) amounts outstanding under the Notes in accordance with the Plan.

6.7           Final Distribution.  After all of the property of the Trust Estate has been reduced to cash or abandoned, and after all funds due to the Trust for the benefit of the Beneficiary have been received, including, without limitation, all payments with respect to the Litigation Trust Claims, and prior to the Termination Date (as defined in Section 6.8), the Trustee shall release from reserve any remaining cash in the Administrative Expense Reserve

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and shall prepare a final accounting of all distributions from the Trust and of all Cash remaining in the Trust Estate (the “Final Cash”).  Once the amount of the Final Cash has been determined, the Trustee shall distribute the Final Cash as follows (and the date on which the following distributions are made shall be known as the “Final Trust Distribution Date”):

6.7.1        Trust Expenses.  First, the Trustee shall pay from the Final Cash any and all Trust Expenses and any other obligations of the Trust that have not previously been paid.

6.7.2        Distribution to Beneficiary.  Finally, all Cash remaining in the Trust Estate shall be distributed in accordance with Sections 6.4, 6.5 and 6.6.

6.8           Termination.  The Trust shall terminate upon the distribution of all of the assets of the Trust Estate to the Beneficiary, which date shall not be more than four (4) years from and after the Effective Date (the “Termination Date”); provided, however, that if in the reasonable determination of the Trustee, in light of existing facts and circumstances, the distribution of the Trust Estate will not be completed prior to the Termination Date, the Trustee may extend the duration of the trust for an additional period of one (1) year with the prior approval of the Court; and provided further that the duration of the Trust may be further extended by order of the Court.

7.             Concerning the Trustee.

7.1           Acceptance by the Trustee.  The Trustee accepts the Trust hereby created for the benefit of the Beneficiary and agrees to act as Trustee of the Trust pursuant to the terms of the Plan, the Order and this Agreement.  The Trustee shall have and exercise the rights and powers herein granted and shall be charged solely with the performance of the duties herein declared on the part of the Trustee.  The Trustee agrees to receive the Trust Estate and disburse the Cash of the Trust Estate pursuant to the terms of the Plan, the Order and this Agreement, and to not unduly prolong the duration of the Trust.

7.2           Standard of Care; Exculpation.  The Trustee shall perform all duties and obligations imposed on him/her/it by this Agreement with reasonable diligence and care under the circumstances.  The Trustee shall not be personally liable to the Trust, the Reorganized Debtors, the Beneficiary or any other Person except for such of the Trustee’s own acts as shall constitute fraud, bad faith, willful misconduct, gross negligence or willful disregard of his/her/its duties.  Except as aforesaid, the Trustee shall be entitled to be indemnified as set forth in Section 7.7.

7.3           Limitation on Liability.  The Trustee shall not be liable for any action taken or omitted in good faith and believed to be authorized hereby or within the rights or powers conferred hereunder, or taken or omitted in accordance with advice of his/her/its Professionals (which Professionals may be of the Trustee’s own choosing), or by Court order, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence.

7.4           Discretion of the Trustee.  Except as otherwise provided herein, the Trustee, within the limitations and restrictions expressed and imposed herein, may act freely under all or any of the rights, powers and authority conferred hereby, in all matters

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concerning the Trust Estate, after forming his/her/its best reasonable business judgment based upon the circumstances of any particular question or situation as to the best course to pursue, without the necessity of obtaining the consent or permission or authorization of the Court, the Beneficiary, the Reorganized Debtors, or any official or officer; and the rights, powers and authority conferred on the Trustee by this Agreement are conferred in contemplation of such freedom of reasonable business judgment and action within the limitations and restrictions so expressed and imposed; provided, however, that the Trustee shall not be liable for any error or exercise of judgment, unless it shall be proved that the Trustee was grossly negligent or acted in a manner which constituted willful misconduct.

7.5           Reliance by the Trustee.

7.5.1        Genuineness of Documents.  The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by it to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

7.5.2        Reliance on Certificates or Opinions.  In the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

7.6           Reliance on the Trustee.  No person dealing with the Trustee shall be obligated to inquire into the expediency or propriety of any transaction or the right, power, or authority of the Trustee to enter into or consummate the same upon such terms as the Trustee may deem advisable.

7.7           Indemnification.

7.7.1        Indemnification of Trustee.  The Trustee shall be indemnified out of the Trust Estate and to the full extent of the Trust Estate against any and all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Trustee in connection with the defense or disposition of any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, or investigative, by reason of his/her/its being or having been such a Trustee, employee or agent; provided, however, that he shall not be entitled to such indemnification in respect of any matter as to which he shall have been adjudicated to have acted in bad faith or with willful misconduct or gross negligence or in reckless disregard of his/her/its duties.  The rights accruing to any Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled.

7.7.2        Payment of Expenses.  The Trustee may make advance payments for expenses (including attorneys’ fees) incurred in defending any action, suit or

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proceeding referred to in section 7.7.1, provided that the indemnified Trustee shall have given a written undertaking to repay any amount advanced to him/her/it by the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

7.8           Resignation and Removal.

7.8.1        Resignation.  The Trustee may resign and be discharged from any future obligations and liabilities hereunder by giving written notice thereof to the Beneficiary and the Court at least thirty (30) days prior to the effective date of such resignation.

7.8.2        Removal.  The Trustee may be removed at any time by Beneficiary holding not less than two-thirds of the Beneficial Interests in the Trust.  Upon any such removal, such removed Trustee shall be entitled to any and all reimbursement and indemnification set forth in this Agreement which remains due and owing to such Trustee at the time of such removal.

7.8.3        Appointment of Successor Trustee.  If, at any time, the Trustee shall give notice of his/her/its intent to resign or be removed or shall for any reason become incapable of acting hereunder, the Court shall designate a successor Trustee.

7.8.4        Acceptance of Appointment by Successor Trustee.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment consistent with the terms set forth herein.  Thereupon, such successor Trustee shall, without any further act, become vested with all of the estates, properties, rights, powers, trusts and duties of his/her/its predecessor in the Trust with like effect as if originally named herein.  Notwithstanding the foregoing, in the event of the resignation or removal of the Trustee, such retiring Trustee shall (a) promptly execute and deliver such documents, instruments and other writings as may be requested by the successor Trustee and (b) otherwise cooperate in effecting such successor Trustee’s assumption of his/her/its obligations and functions.

7.8.5        Trust Continuance.  The death, resignation, incompetency or removal of the Trustee shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Agreement or to invalidate any action theretofore taken by the retiring Trustee.

8.             Supplements and Amendments to this Agreement.

8.1           Supplements and Amendment.  At any time and from time to time, the Trustee may execute a supplement or amendment hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Agreement, or amendments thereto; provided, however, that no such supplement or amendment shall (a) require any Beneficiary to furnish or advance funds to the Trustee or shall entail any personal liability or the surrender of any individual right on the part of any Beneficiary, except with their written consent, or (b) change or modify the provisions for distribution of the Trust Estate.  In no event, however, shall this Agreement be amended in any way that would change the purposes of the Trust as set forth in section 3.4 or conflict with the provisions of the Plan or the Order.

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8.2           Notice and Effect of Executed Amendment.  Upon the execution of any declaration of amendment or supplement and the approvals required herein, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the Trustee and the Beneficiary shall thereafter be determined, exercised and enforced subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment or supplement shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

9.             Miscellaneous.

9.1           Binding Agreement.  All agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, the Debtor and the Beneficiary, and their respective successors, assigns, heirs or personal representatives, as the case may be.  Any request, notice, direction, consent, waiver or other instrument or action by any party hereto or any Beneficiary shall bind their respective heirs, personal representatives, successors and assigns.

9.2           Notices.  Unless otherwise expressly specified or permitted by the terms of this Agreement, all notices shall be in writing and shall be personally served or sent by facsimile (upon confirmation of receipt) and by United States mail, and shall be deemed given when sent or, if mailed, when deposited in the United States mail, so long as it is properly addressed, in any such case as follows:

If to the Trustee:

[TRUSTEE]

Attn: [NAME]

[ADDRESS]

Fax:  [#]

With a copy to:

[TRUSTEE COUNSEL]

Attn: [NAME]

[ADDRESS]

Fax:  [#]

If to the Bank :

IRELL & MANELLA LLP

Attn: Howard Steinberg, Esq.

1800 Avenue of the Stars, Suite 900

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Los Angeles, CA 90067

Fax:  (310) 203-7199

If to Reorganized CDSI in its capacity as the representative of the Reorganized Debtors:

IRELL & MANELLA LLP

Attn: Howard Steinberg, Esq.

1800 Avenue of the Stars, Suite 900

Los Angeles, CA 90067

Fax:  (310) 203-7199

9.3           Severability.  In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.4           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

9.5           Governing Law.  This Agreement including all matters of construction, validity and performance hereof, shall in all respects be governed by, and construed and interpreted in accordance with the internal laws of the State of New York.

9.6           Retention of Jurisdiction.  In accordance with the Plan, the Trustee and the Trust Estate shall remain subject to the jurisdiction of the Court.  Such jurisdiction shall include, without limitation, the jurisdiction contemplated by section 1142 of the Code.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed or have hereunto caused this Agreement to be duly executed, as of the day and year first above written.

DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

RESOURCE PHARMACY, INC.

By:
Name:
Title:

TRESTLE CORPORATION

By:
Name:
Title:

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REORGANIZED DEBTORs:

CHARTWELL COMMUNITY SERVICES, INC.

By:
Name:
Title:

CHARTWELL DIVERSIFIED SERVICES, INC.

By:
Name:
Title:

CHARTWELL CARE GIVERS, INC.

By:
Name:
Title:

TRUSTEE:

[ ], not in his/her/its individual capacity, but solely as Trustee of the CCS Trust

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INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, is dated as of [May        , 2004] [Effective Date or thereafter], by and among the CCG Creditors’ Trust, the CCS Creditors’ Trust and the CDSI Creditors’ Trust.  The CCG Creditors’ Trust, the CCS Creditors’ Trust and the CDSI Creditors’ Trust are herein collectively referred to as the “Lenders” and individually referred to as a “Lender.”

WITNESSETH:

WHEREAS, the Reorganized Debtors (the “Borrowers”) have issued the CCG Note to the CCG Creditors’ Trust;

WHEREAS, the Borrowers have issued the CCS Note to the CCS Creditors’ Trust;

WHEREAS, the Borrowers have issued the CDSI Note to the CDSI Creditors’ Trust;

WHEREAS, the Borrowers have granted to each of the Lenders pari passu second priority security interests, to secure the Obligations to the Lenders, in certain assets (the “Collateral”), evidenced by the Security Agreements covering such assets; and

WHEREAS, the Lenders now desire to agree to certain intercreditor matters, including the relative priority of payments and the respective security interests in the Collateral;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Lenders hereby agree as follows:

1.             Definitions.  Capitalized terms used herein shall have the meanings assigned to them in the Plan.  The following terms shall have the following meanings:

a.             “CCG Obligations” means (i) the principal amount of the obligations under the CCG Note due and owing on the Determination Date, and (ii) all interest, prepayment fees, charges, and fees payable with respect thereto, whether accruing prior to, or, unless the context otherwise requires, after the Determination Date.

b.             “CCG Security Agreement” means that certain Security Agreement, dated as of the Effective Date, by between the CCG Creditors’ Trust and the Borrowers.

c.             “CCS Obligations” means (i) the principal amount of the obligations under the CCS Note due and owing on the Determination Date, and (ii) all interest, prepayment fees, charges, and fees payable with respect thereto, whether accruing prior to, or, unless the context otherwise requires, after the Determination Date.

d.             “CCS Security Agreement” means that certain Security Agreement, dated as of the Effective Date, by between the CCS Creditors’ Trust and the Borrowers.

e.             “CDSI Obligations” means (i) the principal amount of the obligations under the CDSI Note due and owing on the Determination Date, and (ii) all interest, prepayment fees, charges, and fees payable with respect thereto, whether accruing prior to, or, unless the context otherwise requires, after the Determination Date.

f.              “CDSI Security Agreement” means that certain Security Agreement, dated as of the Effective Date, by between the CDSI Creditors’ Trust and the Borrowers.

g.             “Determination Date” means the first date on which any Lender declares a default under its Loan Documents, accelerates or makes demand for payment under its Note, or takes any action to set-off against the Obligations or otherwise enforce its remedies.

h.             “Loan Document” and “Loan Documents” mean one or more of the CCG Note, the CCS Note, the CDSI Note, the CCG Security Agreement, the CCS Security Agreement and the CDSI Security Agreement, as the case may be.

i.              “Note” and “Notes” mean one or more of the CCG Note, the CCS Note, the CDSI Note, as the case may be.

j.              “Obligations” means one or more of the CCG Obligations, the CCS Obligations or the CDSI Obligations, as the case may be.

k.             “Plan” means that certain “First Amended Joint Plan of Reorganization of Debtors Chartwell Diversified Services, Inc, Chartwell Care Givers, Inc., and Chartwell Community Services, Inc. Dated March 26, 2004”.

l.              “Reorganized Debtors” means, collectively, Chartwell Community Services, Inc., a Texas corporation, as reorganized, Chartwell Diversified Services, Inc., a Delaware corporation, as reorganized, and Chartwell Care Givers, Inc., a Delaware corporation, as reorganized.

m.            “Security Agreement” and “Security Agreements” mean one or more of the CCG Security Agreement, the CCS Security Agreement or the CDSI Security Agreement, as the case may be.

2.             Lien Priorities.  Notwithstanding the date, manner, or order of perfection of the security interests in and liens on the Collateral (if any), and notwithstanding any provision of the Uniform Commercial Code or any applicable law or decision, the Lenders (i) shall rank pari passu with respect to their respective security interests in the Collateral in accordance with their respective Obligations on the Determination Date, and (ii) upon any foreclosure, sale, or other disposition or liquidation of all or any part of the Collateral, the Lenders shall share in the resulting income pertaining to the proceeds of such foreclosure, sale, or other disposition or liquidation of Collateral pro rata in the manner set forth in Section 6 hereof.

3.             Declaration of Default; Enforcement of Remedies; Notice.  This Agreement shall not limit or impair the right of any Lender under its respective Loan Documents to take any action permitted thereunder.  To the extent otherwise permitted

2

under its respective Loan Documents, each Lender may proceed to declare a default under its Loan Documents, or accelerate or demand payment of the Note held by it, or enforce any other right or remedy available to it against the Borrowers; provided, however, (i) if a Lender declares a default under its Loan Documents, it shall on the date of such declaration give written notice of such declaration to the other Lenders; (ii) if a Lender accelerates or demands payment of its Obligations, it shall give written notice of such intended acceleration or demand to the other Lenders (a) no less than three business days prior to the date of such acceleration or demand for payment if other than in connection with an immediate exercise of the right of set-off, and (b) on the date of such acceleration or demand for payment if in connection with an immediate exercise of the right of set-off; (iii) if, subsequent to a Lender’s declaration of default, acceleration, or demand for payment, a Lender exercises its right of set-off or if a Lender receives any amount from the Borrowers in payment or satisfaction of all or any part of the Obligations, it shall on the date of set-off or receipt of such amounts give written notice of set-off or receipt to the other Lenders; and (iv) prior to enforcing any other right or remedy available to it against the Borrowers, a Lender shall give at least five business days’ prior written notice to the other Lenders of its intention to enforce such right or remedy.  With the agreement of each other Lender, such five day notice requirement may be waived or reduced at any time.  It is the intention of the Lenders that whenever practicable any legal action against Borrowers, or any foreclosure or other realization on the Collateral after acceleration or demand for payment of its Note shall be coordinated between the Lenders and constitute a common action, foreclosure, or realization on behalf of both Lenders.  Each Lender agrees whenever practicable to consult with the other Lenders prior to any such action or foreclosure or other realization on the Collateral after acceleration or demand for payment of its Note.  Notwithstanding the foregoing, however, a Lender may proceed immediately to realize on Collateral without any such consultation and without five days notice to the other Lenders if it determines in its sole discretion that the time necessary for such consultation or notice would diminish the proceeds of such realization.

4.             Payments Prior to Declaration of Default, Acceleration, or Demand for Payment.  Each Lender shall be entitled to collect all payments under the Obligations or otherwise owed to it at the time and in the manner therein specified.  In the event of receipt of such payments by a Lender prior to the first to occur of a declaration of default under the Loan Documents of any Lender or acceleration or demand for payment of the Obligations of any Lender, such payments shall belong to such Lender as its own property, and such Lender shall have no obligation under this Agreement to hold or remit any part of such payments for the account of the other Lenders.

5.             Payments After Declaration of Default, Acceleration, or Demand for Payment.  In the event of receipt by a Lender of any payments under the Obligations or otherwise owed to it after the first to occur of a declaration of default under the Loan Documents of any Lender or acceleration or demand for payment of the Obligations of any Lender, such payments shall be held in trust by the Lender receiving any such payment, and shall promptly be applied to the payment of the Obligations in the manner set forth in Section 6 hereof.

6.             Application of Money.  Except as otherwise provided in Section 2 hereof, in the event of a declaration of default under the Loan Documents of any Lender or the

3

acceleration or demand for payment of the Obligations of any Lender, or of any foreclosure, sale, or other disposition or liquidation of the Collateral, all money collected or received by the Lenders on account of the Obligations or otherwise owed by the Borrower, or in respect of Collateral in excess of the amounts paid to discharge prior liens upon the Collateral, shall be applied to the payment of all proper costs incurred in the collection thereof (including expenses and disbursements of the Lenders and their counsel and including attorneys’ fees, but excluding salaries and wages of officers and employees of the Lenders) pro rata in accordance with the amount of such costs, and the balance of such money shall be applied pro rata to payment of the Obligations of each Lender in that proportion which the amount of the Obligations held by each Lender on the Determination Date bears to the Obligations taken as a whole on the Determination Date until all Obligations are paid in full.  In the interest of facilitating the calculation of the amount of the Obligations owing from time to time, each Lender agrees upon request to provide to each other Lender a reasonably detailed statement regarding the amount of the Obligations owing to it as of a given date.

7.             Set-Off and Certain Other Payments; Purchase of Collateral by Reduction of Indebtedness.

a.             In the event any Lender receives any amounts which are deemed to be payments or satisfactions of all or part of the Obligations (other than a payment covered by Section 4 hereof), such Lender (the “Set-Off Lender”) shall thereupon purchase for cash a pro rata portion (determined in the manner set forth in Section 6 hereof) of the Obligations owed to the other Lenders.

b.             In the event that any Lender purchases any Collateral in foreclosure or other disposition in liquidation thereof and makes payment therefor by reduction of the Obligations owed to such Lender, such Lender (the “Purchasing Lender”) shall thereupon purchase for cash a pro rata portion (determined in the manner set forth in Section 6 hereof) of the Obligations owed to the other Lender.

8.             Application of Insurance Proceeds. To the extent permitted under the Loan Documents, the Lenders will attempt to have all insurance proceeds on the Collateral (if any) made payable jointly to the Lenders, but if payment shall be made to one Lender, such Lender will hold the proceeds in trust for the benefit of the other Lenders pending application in accordance with this Agreement and the Loan Documents.  Whenever pursuant to the Loan Documents a procedure for the Lenders to disburse such proceeds is required, the Lenders agree to cooperate with each other in establishing a procedure complying with the provisions thereof.  The Lenders acknowledge that under their respective Loan Documents they have, under certain circumstances, the right to determine whether such proceeds should be applied to reduce the Obligations owing to them.  If any such proceeds are so applied, such proceeds will be subject to sharing in the same manner as other proceeds of the Collateral.

9.             Limited Purpose of Agreement.  This Agreement shall have no effect upon the rights of any Lender as against the Borrower.  The Borrowers shall not be entitled for any purpose or under any circumstances to rely upon the failure of the Lenders, or either of them, to comply with the terms hereof.  Nothing herein contained shall be deemed to authorize the Borrowers to take any action not permitted under the Loan Documents.

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10.           Notices.  Any notice hereunder shall be in writing and transmitted by (i) hand delivery, (ii) telecopier (with duplicate notice sent by overnight express service), or (iii) sent by Express Mail, Federal Express or similar overnight air express service.  Notice shall be deemed to have been given on the date so transmitted or sent.  Any notice shall be addressed to the applicable Lender at its address shown below its signature hereto, or at such other address as it may, by written notice received by the other Lender, have designated as its address for such purpose.

11.           Termination.  This Agreement shall terminate and be of no further force and effect once all Obligations have been fully discharged.

12.           Amendment.  This Agreement, or any provision hereof, may be amended at any time by written agreement executed by each of the Lenders.

13.           Captions.  Captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

14.           Governing Law.  This Agreement shall be a contract made under and governed by the internal laws of the State of New York.

15.           Successors and Assigns; Transfer of Notes.  This Agreement shall be binding upon and shall inure to the benefit of each Lender and its respective successors and assigns including without limitation any transferee of any of the Notes.  Each Lender agrees that if it transfers its Note or Notes, or any part thereof, it will prior to the closing of such transfer provide the transferee with a copy of this Agreement and promptly after such closing shall notify the other Lenders in writing of such transfer.  Each Lender shall be entitled to assume conclusively that no such transfer has been made, unless and until such written notice is received.  Each transferee of a Note, or any part thereof, shall take such Note or part thereof subject to the provisions of this Agreement and to any notice given or other action taken hereunder prior to the receipt by the other Lenders of written notice of such transfer.

[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CCG CREDITORS’ TRUST

TRUSTEE:

Name:
[ ], not in his/her/its individual capacity, but solely as Trustee of the CCG Trust

Address:

CCS CREDITORS’ TRUST

TRUSTEE:

Name:
[ ], not in his/her/its individual capacity, but solely as Trustee of the CCS Trust

Address:

CDSI CREDITORS’ TRUST

TRUSTEE:

Name:
[ ], not in his/her/its individual capacity, but solely as Trustee of the CDSI Trust

Address:

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